As filed with the Securities and Exchange Commission on June 29, 2023

Registration Statement No. 333-265886

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 3

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE KOREA DEVELOPMENT BANK

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives in the United States:

Tae Jeong Yun or Ki Cheon Chang Duly Authorized Representatives of The Korea Development Bank 320 Park Avenue, 32nd Floor New York, NY 10022	Munkyu Park Duly Authorized Representative of The Republic of Korea 460 Park Avenue, 9th Floor New York, NY 10022

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

c/o 19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539, Korea

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$9,000,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Korea Development Bank to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering, (ii) guarantees that may be issued by The Korea Development Bank in respect of obligations of other parties on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance and (iii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Korea Development Bank on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) and guarantees to be issued by The Korea Development Bank, registered hereunder, (ii) guarantees to be issued by The Republic of Korea, registered hereunder and (iii) US$2,847,380,000 aggregate principal amount of debt securities (with or without warrants) and guarantees registered under Registration Statement No. 333-246071 (including an aggregate principal amount of US$200,000,000 of debt securities that may be sold by us from time to time in a continuous offering of designated Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue, or the Series C Notes). Of such securities, The Korea Development Bank has sold US$1,000,000,000 4.000% Notes due 2025, US$450,000,000 4.250% Notes due 2032, EUR500,000,000 2.625% Notes due 2027, US$1,000,000,000 4.375% Notes due 2028 and US$1,000,000,000 4.375% Notes due 2033, and US$7,849,480,000 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K-1 to this registration statement, together with the supplement to that prospectus supplement filed as Exhibit K-2 to this registration statement, to be used in connection with the sale by us of the Series C Notes in a continuous offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2023

PROSPECTUS

US$11,847,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2023

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway, references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Indian Rupee” or “INR” are to the currency of India and references to “Swedish Krona” or “SEK” are to the currency of Sweden.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2022 and 2021 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea, or Korean IFRS or K-IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended, or the KDB Act. Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul, The Republic of Korea. Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2022, we had ~~W~~202,032.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~312,845.3 billion and total equity of ~~W~~35,668.4 billion, as compared to ~~W~~174,917.2 billion of loans outstanding, ~~W~~276,421.9 billion of total assets and ~~W~~36,502.9 billion of total equity as of December 31, 2021. In 2022, we recorded interest income of ~~W~~6,846.7 billion, interest expense of ~~W~~5,102.9 billion and net income of ~~W~~465.0 billion, as compared to ~~W~~4,125.3 billion of interest income, ~~W~~2,466.7 billion of interest expense and ~~W~~2,461.8 billion of net income in 2021. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted industrial finance bonds), which funds may be used for increased levels of lending to small- and medium-sized enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	40% or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)

any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)

any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Economy and Finance to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

In May 2020, the Government amended the KDB Act in order to provide statutory grounds for the establishment of the Key Industry Stabilization Fund to support businesses in certain key industries that face financial difficulties resulting from the ongoing COVID-19 pandemic. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties” and “—Selected Financial Statement Data—Loans to Financially Troubled Companies.”

The Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2022, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

	December 31, 2022(1)
	(billions of won)
Long-term debt(2):
Won currency borrowings	~~W~~	4,175.7
Industrial finance bonds		156,383.7
Foreign currency borrowings		3,655.4

Total long-term debt		164,214.8	(3)(4)

Capital:
Paid-in capital		23,151.6
Capital surplus		2,475.3
Retained earnings(5)		7,222.2
Accumulated other comprehensive income		2,819.3

Total capital		35,668.4

Total capitalization	~~W~~	199,883.2

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2022.
(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,267.3 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 30, 2022.

(4)

As of December 31, 2022, we had confirmed acceptances and guarantees totaling ~~W~~8,930.4 billion under outstanding guarantees issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Note 40.”

(5)

Includes regulatory reserve for credit losses of ~~W~~247.3 billion as of December 31, 2022. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Note 24.”

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises;

•	manage and operate various funds established pursuant to Government-led initiatives; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. Since our establishment, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~170 billion in cash in June 2018, (ii) ~~W~~500 billion in cash and ~~W~~55 billion in cash in March 2019 and September 2019, respectively,

(iii) ~~W~~451 billion in cash and ~~W~~1,652 billion in cash in April 2020 and July 2020, respectively, (iv) ~~W~~510 billion in cash and ~~W~~611 billion in cash in January 2021 and May 2021, respectively, and (v) ~~W~~392 billion in cash in March 2022, ~~W~~308 billion in cash in July 2022 and ~~W~~565 billion in the form of shares of common stock of Korea Land and Housing Corporation in December 2022. Taking into account these capital contributions, as of December 31, 2022, our total paid-in capital was ~~W~~23,151.6 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Note 24.” In March 2023, the Government contributed ~~W~~435 billion in the form of shares of common stock of Korea Land and Housing Corporation to our capital, and in May 2023, the Government contributed ~~W~~120 billion in cash to our capital.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

We have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small- and medium-sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Financial Statement Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2022 and 2021, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021.

	As of December 31,
	2021		2022

	(billions of won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	182,507.3	~~W~~	214,151.6
Total Borrowings(2)		234,482.2		266,349.8
Total Assets		333,898.2		354,125.1
Total Liabilities		287,740.1		318,234.4
Equity		46,158.2		35,890.8

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2021		2022

	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	5,142.3	~~W~~	8,128.6
Total Interest Expense		2,651.7		5,369.1
Net Interest Income		2,490.6		2,759.6
Operating Income		2,621.1		1,334.2
Non-operating Income (Expense)		726.9		(9,938.5)
Profit (Loss) before Income Taxes		3,348.0		(8,604.3)
Income Tax Expense (Benefit)		985.4		(2,050.2)
Net Income (Loss)		1,323.5		(7,624.6)

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2022 and 2021, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2022 and 2021 and included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2021		2022

	(billions of won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	174,917.2	~~W~~	202,032.2
Total Borrowings(2)		222,288.3		253,937.5
Total Assets		276,421.9		312,845.3
Total Liabilities		239,919.0		277,176.9
Equity		36,502.9		35,668.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

As of December 31, 2022, our total assets increased by 13.2% to ~~W~~312,845.3 billion from ~~W~~276,421.9 billion as of December 31, 2021, primarily due to an increase in loans measured at amortized cost to ~~W~~198,045.6 billion as of December 31, 2022 from ~~W~~170,763.4 billion as of December 31, 2021 and, to lesser extents, an increase in derivative financial assets to ~~W~~9,794.5 billion as of December 31, 2022 from ~~W~~5,305.6 billion as of December 31, 2021 and an increase in securities measured at amortized cost to ~~W~~6,355.9 billion as of December 31, 2022 from ~~W~~2,968.9 billion as of December 31, 2021.

As of December 31, 2022, our total liabilities increased by 15.5% to ~~W~~277,176.9 billion from ~~W~~239,919.0 billion as of December 31, 2021, primarily due to an increase in deposits to ~~W~~68,326.7 billion as of December 31, 2022 from ~~W~~52,792.1 billion as of December 31, 2021 and an increase in debentures to ~~W~~158,711.9 billion as of December 31, 2022 from ~~W~~145,365.3 billion as of December 31, 2021, and to a lesser extent, an increase in derivative financial liabilities to ~~W~~11,317.0 billion as of December 31, 2022 from ~~W~~4,757.8 billion as of December 31, 2021.

As of December 31, 2022, our total equity decreased by 2.3% to ~~W~~35,668.4 billion from ~~W~~36,502.9 billion as of December 31, 2021, primarily due to a decrease in accumulated other comprehensive income to ~~W~~2,819.3 billion as of December 31, 2022 from ~~W~~4,773.5 billion as of December 31, 2021, which was offset in part by an increase in our paid-in capital to ~~W~~23,151.6 billion as of December 31, 2022 from ~~W~~21,886.6 billion as of December 31, 2021.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2022 and 2021 included in this prospectus.

	Year Ended December 31,
	2021		2022

	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	4,125.3	~~W~~	6,846.7
Total Interest Expense		2,466.7		5,102.9
Net Interest Income		1,658.6		1,743.8
Operating Income		3,550.2		1,757.7
Profit before Income Taxes		3,655.4		592.7
Income Tax Expense		1,193.5		127.7
Net Income		2,461.8		465.0

2022

We had net income of ~~W~~465.0 billion in 2022 compared to ~~W~~2,461.8 billion in 2021, on a separate basis. The principal factors for the decrease in net income included:

•

a change in net other operating income (expense) to a net expense of ~~W~~349.8 billion in 2022 from a net income of ~~W~~1,738.6 billion in 2021, primarily due to a change in net gain (loss) on disposal of loans measured at fair value through profit or loss to a net loss of ~~W~~0.6 billion in 2022 from a net gain of ~~W~~1,850.7 billion in 2021, which in turn was primarily due to the gains recognized in connection with the conversion of our convertible bonds issued by HMM Company Limited into common shares in 2021, which was not repeated in 2022; and

•

an impairment loss on investments in subsidiaries and associates of ~~W~~1,168.6 billion in 2022, primarily due to decreases in the recoverable amounts of our investments in HMM Company Limited, DSME and Hanjin KAL, each resulting from decreases in the fair value of such investments, compared to a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~363.1 billion in 2021.

The above factors were partially offset by the following factors:

•

a decrease in income tax expense to ~~W~~127.7 billion in 2022 from ~~W~~1,193.5 billion in 2021, primarily due to a decrease in profit before income taxes to ~~W~~592.7 billion in 2022 from ~~W~~3,655.4 billion in 2021; and

•

a decrease in provisions for credit losses to ~~W~~260.4 billion in 2022 from ~~W~~847.4 billion in 2021, primarily due to a decrease in expected credit losses in anticipation of an improvement in the overall asset quality of our loan portfolio resulting from a recovery from the COVID-19 pandemic.

2021

We had net income of ~~W~~2,461.8 billion in 2021 compared to ~~W~~487.5 billion in 2020, on a separate basis. The principal factors for the increase in net income included:

•

an increase in net other operating income to ~~W~~1,738.6 billion in 2021 from ~~W~~227.0 billion in 2020, primarily due to a change in net gain (loss) on disposal of loans measured at fair value through profit or loss to a net gain of ~~W~~1,850.7 billion in 2021 from a net loss of ~~W~~24.6 billion in 2020 resulting primarily from gains recognized in connection with the exercise of our right to convert our convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021;

•

a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~363.1 billion in 2021, primarily due to a reversal of impairment losses recognized in connection with the upcoming sale of our stake in Daewoo Engineering & Construction, compared to an impairment loss on investments in subsidiaries and associates of ~~W~~239.5 billion in 2020; and

•

an increase in dividend income to ~~W~~1,259.6 billion in 2021 from ~~W~~670.6 billion in 2020, primarily due to an increase in dividends received from Korea Electric Power Corporation during 2021 compared to 2020.

The above factors were partially offset by an increase in income tax expense to ~~W~~1,193.5 billion in 2021 from ~~W~~133.3 billion in 2020, primarily due to an increase in income before income taxes to ~~W~~3,655.4 billion in 2021 from ~~W~~620.9 billion in 2020.

Allowances for Loan Losses and Loans in Arrears

We establish allowances for losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. Under K-IFRS 1109, for annual periods commencing on or after January 1, 2018, we establish allowances for credit losses based on expected credit losses instead of incurred losses (as was the case under K-IFRS 1039) by assessing changes in expected credit losses and recognizing such changes as impairment loss (or reversal of impairment loss) in profit or loss. Under K-IFRS 1109, the allowance required to be established with respect to a loan or receivable is the amount of the expected 12-month credit loss or the expected lifetime credit loss for the applicable loan or receivable, according to three stages of credit risk deterioration since initial recognition.

As of December 31, 2022, we established allowances of ~~W~~3,997.2 billion for loan losses, which was 3.8% lower than the allowances as of December 31, 2021 of ~~W~~4,154.3 billion, primarily due to a decrease in expected credit losses in light of an improvement in the overall asset quality of our loan portfolio following a recovery from the COVID-19 pandemic. Allowances for loan losses under K-IFRS are recorded for loans based on expected credit losses, depending on whether there has been a significant increase in credit risk or a credit impairment since initial recognition and, if our allowances for loan losses are deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses within retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Notes 3(27), 9(1), 24(4) and 24(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2022, we have provided loans of ~~W~~552.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of December 31, 2022, we had established allowances of ~~W~~321.4 billion for loan losses with respect to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of December 31, 2021(1)				As of December 31, 2022(1)
		Loan Amount		Loan Loss Allowances		Loan Amount		Loan Loss Allowances

		(billions of won)
Loan Classification	Normal(2)	~~W~~	169,518.3	~~W~~	2,045.2	~~W~~	197,801.8	~~W~~	1,931.8
	Precautionary		3,182.5		901.2		2,944.3		1,213.0
	Substandard		1,326.4		542.1		572.0		274.8
	Doubtful		148.9		119.2		130.9		119.1
	Expected Loss		741.1		546.6		583.2		458.5

	Total	~~W~~	174,917.2	~~W~~	4,154.3	~~W~~	202,032.2	~~W~~	3,997.2

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of December 31, 2022, our non-performing loans totaled ~~W~~1,286.1 billion, representing 0.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2022, our legal reserve was ~~W~~2,535.9 billion, representing 1.3% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies including DSME, HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and GM Korea Company. As of December 31, 2022, our credit extended to these companies totaled ~~W~~18,112.9 billion, accounting for 5.8% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans classified as substandard or below, guarantees and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

	As of December 31,
Company	2021		2022		Primary Reason for Change

	(billions of won)
DSME	~~W~~	6,016.3	~~W~~	7,954.9	Increase due to an increase in refund guarantees
HMM Company Limited		10,452.0		7,265.7	Decrease due to a decrease in the value of perpetual bonds and repayment of loans
HJ Shipbuilding & Construction		854.0		996.5	Increase due to an increase in refund guarantees
Daehan Shipbuilding		1,226.6		859.9	Decrease due to decreases in foreign currency refund guarantees and letters of credit
K Shipbuilding		394.6		659.4	Increase due to increases in short-term loans and refund guarantees
GM Korea Company		402.9		376.5	Decrease due to a decline in the value of stocks

Total	~~W~~	19,346.4	~~W~~	18,112.9

As of December 31, 2022, we established allowances of ~~W~~1,270.8 billion for our exposure to DSME, ~~W~~2.2 billion for HMM Company Limited, ~~W~~25.9 billion for HJ Shipbuilding & Construction, ~~W~~187.7 billion for Daehan Shipbuilding, ~~W~~172.5 billion for K Shipbuilding and none for GM Korea Company.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to

~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. However, in January 2022, the European Commission announced that it would not grant approval for such acquisition due to anti-competition concerns for LNG carriers. In December 2022, Hanwha Group entered into a definitive agreement with us to acquire a 49.3% equity stake in DSME for approximately ~~W~~2 trillion, which has since received regulatory approval from all relevant jurisdictions. The acquisition closed in May 2023, upon which our equity stake in DSME amounted to 28.2%.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are currently each pursuing the sale of our respective equity shares in HMM Company Limited. As of December 31, 2022, our equity stake in HMM Company Limited amounted to 20.7%.

In January 2019, HJ Shipbuilding & Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO., Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion. In December 2021, we terminated our creditor management of K Shipbuilding, and in December 2022, sold all of our equity stake in K Shipbuilding.

In 2022, we sold non-performing loans worth ~~W~~368.1 billion to UAMCO., Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in

Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019 and was declared a “pandemic” by the World Health Organization in March 2020, has since spread globally and has led to significant global and domestic economic and financial disruptions. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” The COVID-19 pandemic has had an especially direct negative impact on certain of our borrowers, among them the airline industry, which required significant liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 during the course of the pandemic.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support in the aggregate amount of approximately ~~W~~1.2 trillion, in the form of the provision of a credit line and an investment in its perpetual convertible bonds. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry, although we had previously provided Asiana Airlines with liquidity support in similar amount and form in 2019 as well with the aim of enhancing its financial condition. In the fourth quarter of 2020, as the administrator of the Key Industry Stabilization Fund (explained further below), we injected ~~W~~0.3 trillion from such fund into Asiana Airlines in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. In November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ contemplated acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to approximately 10.6%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits and improving its capital structure. However, the consummation of the Acquisition currently remains subject to a number of factors, including uncertainties regarding approval of the Acquisition from antitrust authorities of a number of jurisdictions, which have yet to be obtained. If the Acquisition is completed, Asiana Airlines would become Korean Air Lines’ consolidated subsidiary.

In addition, the COVID-19 pandemic has prompted the Government in recent years to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. In May 2020, the Government provided for the establishment of the Key Industry Stabilization Fund, a fund that amounted to ~~W~~40 trillion to be administered by us mainly through the issuance of industrial finance bonds, to support businesses in certain key industries that face financial difficulties resulting from the COVID-19 pandemic, such as the air transport and maritime industries. The Key Industry Stabilization Fund has supported those businesses that meet certain pre-determined criteria, including those aimed at stabilizing the job markets. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those under workout, court receivership, court mediation or other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

The interest rate we charge on our loans varies based on a number of factors, including the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

In recent years, many of our corporate borrowers experienced financial difficulties due to the COVID-19 pandemic. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” We have significant exposure to certain industries that were particularly affected by the COVID-19 pandemic, such as the transportation (including airlines), hotel and leisure industries, the banking and insurance industries, the retail and wholesale industries and the manufacturing industry, among others. In the event that the financial condition of these companies to which we extended credits deteriorates in the future, we may be required to record additional allowances for loan losses, as well as charge-offs and impairment losses or losses on disposal, which may have a material adverse impact on our results of operations and financial condition.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Note 49.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2021		2022

	(billions of won)
Equipment Capital Loans:
Domestic Currency	~~W~~	56,414.4	~~W~~	60,391.6
Foreign Currency		10,088.7		11,661.1

		66,503.1		72,052.7
Working Capital Loans:
Domestic Currency(2)		65,120.5		69,906.9
Foreign Currency		11,967.5		15,702.2

		77,088.0		85,609.2
Other Loans(3)		31,326.1		44,370.3

Total Loans	~~W~~	174,917.2	~~W~~	202,032.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2022, we had ~~W~~202,032.2 billion in outstanding loans, which represents a 15.5% increase from ~~W~~174,917.2 billion of outstanding loans as of December 31, 2021.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2022 Total
	2021		2022

	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	59,416.3	~~W~~	66,799.3	42.4%
Loans with Remaining Maturities of More Than One Year		84,174.8		90,862.6	57.6

Total	~~W~~	143,591.1	~~W~~	157,661.9	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2022 Total
	2021		2022

	(billions of won, except percentages)
Manufacturing	~~W~~	65,421.6	~~W~~	69,869.7	44.3%
Banking and Insurance		33,979.3		37,855.0	24.0
Transportation		10,348.8		10,868.0	6.9
Public Administration		626.9		574.0	0.4
Electric, Gas and Water Supply Industry		5,211.4		5,640.2	3.6
Others(2)		28,003.2		32,855.1	20.8

Total	~~W~~	143,591.1	~~W~~	157,661.9	100.0%

Percentage increase (decrease) from previous period		8.6%		9.8%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of December 31, 2022, accounting for 4.4% of our outstanding equipment capital and working capital loans. As of December 31, 2022, our five largest borrowers and 20 largest borrowers accounted for 11.0% and 21.5%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2022 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2022 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	29.4%
Banking and Insurance	49.9
Transportation	11.1
Electric, Gas and Water Supply Industry	5.9
Others(1)	3.7

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2022 Total
	2021		2022

	(billions of won, except percentages)
Manufacturing	~~W~~	42,998.5	~~W~~	34,686.9	44.7%
Banking and Insurance		13,582.3		17,961.5	23.2
Transportation		3,768.8		3,799.3	4.9
Electric, Gas and Water Supply Industry		3,474.6		2,616.8	3.4
Public Administration		319.9		161.7	0.2
Others(1)		16,645.0		18,303.7	23.6

Total	~~W~~	80,789.1	~~W~~	77,529.9	100.0%

Percentage increase (decrease) from previous period		13.4%		(4.0)%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2022:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2022%			December 31, 2022%

	(billions of won, except percentages)
Industrial fund loans	~~W~~	54,234.1	75.3%	~~W~~	53,992.3	63.1%
On-lending loans		3,160.7	4.4		15,028.2	17.6
Foreign currency loans		7,955.8	11.0		1,732.0	2.0
Local currency loans denominated in foreign currencies		0.8	0.0		22.2	0.0
Offshore loans in foreign currencies		3,443.5	4.8		11,834.9	13.8
Government fund loans		92.1	0.1		—	—
Overdraft		—	—		117.8	0.1
Others(1)		3,165.7	4.4		2,881.8	3.4

Total	~~W~~	72,052.7	100.0%	~~W~~	85,609.2	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales, excluding depreciation expenses.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese Yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, generally of up to 10 years and, working capital foreign currency loans, generally of up to three years. However, longer maturities may be negotiated on an individual basis.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2021		2022

	(billions of won)
Acceptances	~~W~~	276.0	~~W~~	220.4
Guarantees on local borrowing		896.9		816.2
Guarantees on foreign borrowing		6,538.5		7,828.8
Letter of guarantee for importers		37.3		64.9

Total	~~W~~	7,748.8	~~W~~	8,930.4

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments decreased to ~~W~~41,768.4 billion as of December 31, 2022 from ~~W~~41,998.7 billion as of December 31, 2021.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2022, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~18,724.8 billion, equal to 36.1% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2022:

Equity Investments

	Book Value as of December 31, 2022
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	16,988.2
Construction		964.8
Banking and Insurance		11,547.5
Real Estate Business		9.2
Manufacturing		2,085.6
Transportation and Communication		2,693.5
Others		7,479.6

Total	~~W~~	41,768.4

As of December 31, 2022, we held total equity investments, on a book value basis, of ~~W~~563.7 billion in one of our five largest borrowers and ~~W~~2,024.0 billion in three of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2022, the aggregate value of our equity investments accounted for approximately 92.9% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2022, we held in trust cash and other assets totaling ~~W~~28,806.9 billion, and we generated in 2022 trust fee income equaling ~~W~~181.9 billion. As of December 31, 2021, we held in trust cash and other assets totaling ~~W~~31,703.8 billion, and we generated in 2021 trust fee income equaling ~~W~~139.9 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2021 and 2022, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2022:

Type of Funds Borrowed	As of December 31, 2022
	(billions of won)
General Purpose	~~W~~	93.2
Special Purpose		4,457.8

Total	~~W~~	4,551.0

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2022:

Outstanding Balance	As of December 31, 2022
	(billions of won)
Denominated in Won	~~W~~	122,303.0
Denominated in Other Currencies		39,950.7

Total	~~W~~	162,253.7

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2022, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2022) was ~~W~~175,590.5 billion, equal to 22.6% of our authorized amount under the KDB Act, which was ~~W~~778,041.1 billion.

In 2022, we issued ~~W~~65.3 trillion in Won-denominated industrial finance bonds and ~~W~~11.5 trillion in industrial finance bonds denominated in other currencies. In 2023, we are targeting to issue approximately ~~W~~60 trillion in Won-denominated industrial finance bonds and approximately ~~W~~12 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2022, the outstanding amount of our foreign currency borrowings was US$16.4 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~20,820.6 billion as of December 31, 2022 from ~~W~~16,426.4 billion as of December 31, 2021.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2022, demand deposits held by us totaled ~~W~~2,271.5 billion and time and savings deposits held by us totaled ~~W~~58,344.4 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2022:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2023		2024		2025		2026		Thereafter

	(billions of won)
Won	~~W~~	61,062.5	~~W~~	29,720.1	~~W~~	17,002.1	~~W~~	4,588.7	~~W~~	14,320.0
Foreign		28,957.8		9,055.5		9,878.7		5,496.8		7,382.4

Total Won Equivalent	~~W~~	90,020.3	~~W~~	38,775.6	~~W~~	26,880.8	~~W~~	10,085.5	~~W~~	21,702.4

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2022, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2018	103,443.1
2019	97,087.8
2020	113,091.4
2021	115,318.8
2022	126,854.0

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2018	41,873.4
2019	41,640.2
2020	42,207.6
2021	52,412.9
2022	60,771.2

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2022:

External Bonds

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

	(millions)
US$	US$ 23,183		23,183
Euro (EUR)	EUR 2,110		2,250
New Zealand Dollar (NZD)	NZD 110		70
Hong Kong dollar (HKD)	HKD5,566		714
Chinese offshore renminbi (CNH)	CNH5,822		835
Swiss franc (CHF)	CHF925		1,002
Brazilian real (BRL)	BRL 5,683		1,075
Australian dollar (AUD)	AUD 2,537		1,719
Great Britain Sterling (GBP)	GBP86		104
Norwegian Krone (NOK)	NOK 400		40
Indonesian Rupiah (IDR)	IDR2,719,800		174
Indian Rupee (INR)	INR6,913		84
Swedish Krona (SEK)	SEK1,410		135
Mexican Peso (MXN)	MXN 4,700		242
Thai Baht (THB)	THB4,580		132
Singapore Dollar (SGD)	SGD28		21

Total		US$	31,780

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2022.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo, Tashkent, Jakarta and Mountain View. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain eleven branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao, Shenyang, Yangon and Hong Kong, and seven overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Moscow, Sydney, Bangkok and Jakarta.

Property

Our head office is located at 14 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 60 branches in major cities throughout the Republic, including 18 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively.

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Tae Hyun Joo	March 14, 2024
Independent Non-executive Directors	Dong Il Jung	November 30, 2023
	Seog Hwan Lee	September 27, 2024
	Sam Mo Kang	September 27, 2024
	Yong Hi Lee	April 2, 2025

As of December 31, 2022, we employed 3,582 persons with 2,097 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
USD	40,000,000	3.810	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000	4.000	November 1, 2013	November 1, 2023	30,000,000
USD	50,000,000	3.740	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000	3.700	November 6, 2013	November 6, 2023	50,000,000
USD	50,000,000	3.800	November 13, 2013	November 13, 2023	50,000,000
USD	30,000,000	3.790	November 13, 2013	November 13, 2023	30,000,000
USD	50,000,000	3.750	November 15, 2013	November 15, 2023	50,000,000
USD	30,000,000	3.680	November 26, 2013	November 26, 2023	30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
USD	20,000,000	3.660	November 26, 2013	November 26, 2023	20,000,000
USD	30,000,000	3.680	November 26, 2013	November 26, 2023	30,000,000
USD	50,000,000	3.800	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000	3.800	December 18, 2013	December 18, 2023	20,000,000
USD	20,000,000	3.810	December 18, 2013	December 18, 2023	20,000,000
USD	750,000,000	3.750	January 22, 2014	January 22, 2024	750,000,000
USD	200,000,000	3.850	February 20, 2014	February 20, 2024	200,000,000
USD	20,000,000	3.720	April 9, 2014	April 9, 2024	20,000,000
USD	30,000,000	3.720	April 10, 2014	April 10, 2024	30,000,000
USD	30,000,000	3.700	April 11, 2014	April 11, 2024	30,000,000
USD	50,000,000	3.700	April 11, 2014	April 11, 2024	50,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024	30,000,000
USD	50,000,000	3.620	April 29, 2014	April 29, 2024	50,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024	20,000,000
USD	50,000,000	3.250	November 14, 2014	November 14, 2024	50,000,000
USD	50,000,000	2.730	February 6, 2015	February 6, 2027	50,000,000
USD	30,000,000	3.010	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.330	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.200	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	350,000,000	2.750	September 19, 2017	March 19, 2023*	350,000,000
USD	50,000,000	3.800	January 29, 2018	January 29, 2038	50,000,000
USD	20,000,000	3M USD Libor+0.6	February 12, 2018	February 12, 2023*	20,000,000
USD	500,000,000	3.375	March 12, 2018	March 12, 2023*	500,000,000
USD	50,000,000	4.100	March 19, 2018	March 19, 2048	50,000,000
USD	20,000,000	3M USD Libor+0.61	May 14, 2018	May 14, 2023*	20,000,000
USD	500,000,000	3.250	February 19, 2019	February 19, 2024	500,000,000
USD	500,000,000	2.125	October 1, 2019	October 1, 2024	500,000,000
USD	50,000,000	3M USD Libor+0.37	January 23, 2020	January 24, 2023*	50,000,000
USD	30,000,000	3M USD Libor+0.35	January 29, 2020	January 29, 2023*	30,000,000
USD	750,000,000	3M USD Libor+0.35	February 18, 2020	February 18, 2023*	750,000,000
USD	750,000,000	1.750	February 18, 2020	February 18, 2025	750,000,000
USD	500,000,000	3M USD Libor+1.45	April 16, 2020	April 16, 2023*	500,000,000
USD	32,000,000	3M USD Libor+1.35	April 22, 2020	October 22, 2025	32,000,000
USD	30,000,000	3M USD Libor+1.3	April 22, 2020	April 22, 2024	30,000,000
USD	50,000,000	3M USD Libor+1.3	April 28, 2020	April 28, 2025	50,000,000
USD	20,000,000	3M USD Libor+1.1	April 28, 2020	April 28, 2023*	20,000,000
USD	40,000,000	3M USD Libor+1.25	April 29, 2020	April 29, 2025	40,000,000
USD	50,000,000	3M USD Libor+1.2	May 7, 2020	May 7, 2025	50,000,000
USD	50,000,000	3M USD Libor+1.13	May 15, 2020	May 15, 2025	50,000,000
USD	50,000,000	1.360	May 15, 2020	May 15, 2023*	50,000,000
USD	58,000,000	3M USD Libor+1.13	May 18, 2020	May 18, 2023*	58,000,000
USD	50,000,000	3M USD Libor+1	May 19, 2020	May 27, 2023*	50,000,000
USD	15,000,000	3M USD Libor+1	May 26, 2020	May 26, 2023*	15,000,000
USD	50,000,000	1.350	May 27, 2020	May 27, 2023*	50,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	50,000,000	3M USD Libor+0.55	June 23, 2020	June 23, 2023*	50,000,000
USD	25,000,000	3M USD Libor+0.7	June 23, 2020	June 23, 2023*	25,000,000
USD	45,000,000	3M USD Libor+0.55	August 11, 2020	August 11, 2023	45,000,000
USD	50,000,000	0.720	September 22, 2020	September 22, 2023	50,000,000
USD	500,000,000	0.800	October 27, 2020	April 27, 2026	500,000,000
USD	150,000,000	0.500	October 27, 2020	October 27, 2023	150,000,000
USD	350,000,000	0.500	October 27, 2020	October 27, 2023	350,000,000
USD	30,000,000	0.520	December 9, 2020	December 8, 2023	30,000,000
USD	700,000,000	0.400	January 19, 2021	June 19, 2024	700,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
USD	500,000,000	0.800	January 19, 2021	July 19, 2026	500,000,000
USD	300,000,000	1.625	January 19, 2021	January 19, 2031	300,000,000
USD	100,000,000	0.470	January 29, 2021	January 29, 2024	100,000,000
USD	100,000,000	3M USD Libor+0.17	February 26, 2021	February 26, 2024	100,000,000
USD	100,000,000	3M USD Libor+0.14	February 26, 2021	February 26, 2023*	100,000,000
USD	400,000,000	0.400	March 9, 2021	March 9, 2024	400,000,000
USD	300,000,000	SOFR+0.25	March 9, 2021	March 9, 2024	300,000,000
USD	500,000,000	1.000	March 9, 2021	September 9, 2026	500,000,000
USD	50,000,000	0.645	March 15, 2021	March 15, 2024	50,000,000
USD	50,000,000	0.590	March 26, 2021	March 26, 2024	50,000,000
USD	300,000,000	2.000	April 1, 2021	April 1, 2031	300,000,000
USD	30,000,000	0.590	April 1, 2021	April 1, 2024	30,000,000
USD	200,000,000	SOFR+0.29	May 18, 2021	May 18, 2025	200,000,000
USD	100,000,000	1.146	May 18, 2021	May 18, 2026	100,000,000
USD	100,000,000	1.035	June 18, 2021	June 18, 2026	100,000,000
USD	50,000,000	0.610	June 2, 2021	June 2, 2024	50,000,000
USD	100,000,000	1.015	June 4, 2021	December 4, 2025	100,000,000
USD	100,000,000	1.145	June 4, 2021	June 4, 2026	100,000,000
USD	100,000,000	3M USD Libor+0.25	June 11, 2021	June 11, 2026	100,000,000
USD	50,000,000	0.380	July 15, 2021	July 15, 2023	50,000,000
USD	50,000,000	0.710	July 8, 2021	July 8, 2024	50,000,000
USD	50,000,000	2.470	August 24, 2021	August 24, 2051	50,000,000
USD	50,000,000	0.710	August 19, 2021	August 19, 2024	50,000,000
USD	200,000,000	1.750	September 27, 2021	September 27, 2031	200,000,000
USD	50,000,000	0.700	September 2, 2021	September 2, 2024	50,000,000
USD	20,000,000	2.850	October 12, 2021	October 12, 2051	20,000,000
USD	20,000,000	2.925	October 18, 2021	October 18, 2051	20,000,000
USD	700,000,000	0.750	October 25, 2021	January 25, 2025	700,000,000
USD	500,000,000	1.375	October 25, 2021	April 25, 2027	500,000,000
USD	300,000,000	2.000	October 25, 2021	October 25, 2031	300,000,000
USD	20,000,000	2.870	November 19, 2021	November 19, 2051	20,000,000
USD	20,000,000	1.448	December 2, 2021	December 2, 2025	20,000,000
USD	38,000,000	1.950	January 25, 2022	January 25, 2027	38,000,000
USD	200,000,000	2.250	January 26, 2022	January 26, 2032	200,000,000
USD	750,000,000	2.000	February 24, 2022	February 24, 2025	750,000,000
USD	250,000,000	2.000	February 24, 2022	February 24, 2025	250,000,000
USD	500,000,000	2.250	February 24, 2022	February 24, 2027	500,000,000
USD	40,000,000	2.643	March 18, 2022	March 18, 2032	40,000,000
USD	50,000,000	SOFR+0.37	April 1, 2022	October 2, 2023	50,000,000
USD	100,000,000	SOFR+0.37	April 7, 2022	October 10, 2023	100,000,000
USD	100,000,000	SOFR+0.37	April 18, 2022	October 18, 2023	100,000,000
USD	50,000,000	SOFR+0.40	April 19, 2022	April 19, 2024	50,000,000
USD	100,000,000	3.130	April 21, 2022	April 21, 2025	100,000,000
USD	20,000,000	3.050	April 29, 2022	April 29, 2024	20,000,000
USD	50,000,000	3.110	May 13, 2022	November 13, 2023	50,000,000
USD	50,000,000	3.170	May 13, 2022	May 13, 2024	50,000,000
USD	50,000,000	3.400	May 18, 2022	May 18, 2027	50,000,000
USD	50,000,000	3.240	May 18, 2022	November 18, 2024	50,000,000
USD	300,000,000	3.125	June 7, 2022	June 7, 2025	300,000,000
USD	35,000,000	2.940	June 14, 2022	June 14, 2023*	35,000,000
USD	100,000,000	3.680	August 11, 2022	August 11, 2023	100,000,000
USD	50,000,000	3.660	August 11, 2022	August 11, 2023	50,000,000
USD	20,000,000	3.830	August 22, 2022	February 22, 2024	20,000,000
USD	20,000,000	3.700	August 16, 2022	August 16, 2023	20,000,000
USD	25,000,000	SOFR+0.48	August 17, 2022	August 17, 2024	25,000,000
USD	1,000,000,000	4.000	September 8, 2022	September 8, 2025	1,000,000,000
USD	450,000,000	4.250	September 8, 2022	September 8, 2032	450,000,000
USD	50,000,000	4.280	September 16, 2022	November 16, 2023	50,000,000
USD	50,000,000	4.340	September 20, 2022	November 20, 2023	50,000,000
USD	50,000,000	SOFR+1.00	October 14, 2022	October 14, 2027	50,000,000
USD	50,000,000	SOFR+1.005	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+0.995	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+1.00	October 19, 2022	October 19, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 26, 2022	October 26, 2027	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
USD	50,000,000	SOFR+1.03	October 27, 2022	October 27, 2027		50,000,000
USD	50,000,000	SOFR+1.03	October 28, 2022	October 28, 2027		50,000,000
USD	50,000,000	SOFR+0.75	November 3, 2022	November 3, 2025		50,000,000
USD	200,000,000	3.125	November 3, 2022	June 7, 2025		200,000,000
USD	20,000,000	SOFR+1.30	November 4, 2022	November 4, 2027		20,000,000
USD	130,000,000	5.450	November 21, 2022	November 21, 2028		130,000,000
USD	35,000,000	SOFR+1.30	November 22, 2022	November 22, 2027		35,000,000
USD	50,000,000	5.355	November 25, 2022	November 25, 2023		50,000,000
USD	20,000,000	5.450	November 28, 2022	November 28, 2028		20,000,000
USD	20,000,000	SOFR+1.30	November 28, 2022	November 28, 2027		20,000,000
USD	20,000,000	5.630	November 30, 2022	November 30, 2023		20,000,000
USD	20,000,000	SOFR+1.30	December 8, 2022	December 8, 2027		20,000,000
USD	150,000,000	SOFR+0.65	November 30, 2022	November 30, 2023		150,000,000
USD	50,000,000	5.630	November 30, 2022	November 30, 2023		50,000,000
USD	200,000,000	SOFR+0.80	December 13, 2022	November 13, 2024		200,000,000
USD	60,000,000	SOFR+1.29	December 14, 2022	December 14, 2027		60,000,000
USD	20,000,000	5.050	December 19, 2022	December 19, 2024		20,000,000

		Subtotal in Original Currency			USD	23,251,000,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	29,465,992,300,000

NZD	27,000,000	2.600	June 1, 2021	June 1, 2031		27,000,000
NZD	27,000,000	2.600	June 9, 2021	June 9, 2031		27,000,000
NZD	27,000,000	2.600	June 16, 2021	June 16, 2031		27,000,000
NZD	29,000,000	3.000	October 8, 2021	October 8, 2031		29,000,000

		Subtotal in Original Currency			NZD	110,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	88,465,300,000

HKD	350,000,000	2.060	October 25, 2016	October 25, 2023		350,000,000
HKD	390,000,000	2.053	November 8, 2019	November 8, 2024		390,000,000
HKD	243,000,000	2.214	November 26, 2019	November 26, 2024		243,000,000
HKD	201,000,000	1.850	February 27, 2020	February 27, 2023*		201,000,000
HKD	160,000,000	2.100	March 25, 2020	March 25, 2025		160,000,000
HKD	300,000,000	2.100	April 14, 2020	April 14, 2023*		300,000,000
HKD	250,000,000	3M Hibor+1.03	April 27, 2020	April 27, 2024		250,000,000
HKD	200,000,000	0.740	September 1, 2021	September 12, 2025		200,000,000
HKD	390,000,000	3.450	May 10, 2022	May 10, 2029		390,000,000
HKD	169,000,000	3.600	May 12, 2022	May 12, 2029		169,000,000
HKD	390,000,000	2.675	June 8, 2022	January 8, 2024		390,000,000
HKD	390,000,000	3.460	June 23, 2022	January 23, 2024		390,000,000
HKD	160,000,000	3.235	June 23, 2022	June 23, 2023*		160,000,000
HKD	349,000,000	4.200	June 28, 2022	June 17, 2032		349,000,000
HKD	260,000,000	3.100	July 15, 2022	July 15, 2024		260,000,000
HKD	264,000,000	3.615	July 28, 2022	July 28, 2024		264,000,000
HKD	390,000,000	3.510	August 16, 2022	August 16, 2024		390,000,000
HKD	390,000,000	3.490	August 16, 2022	August 16, 2023		390,000,000
HKD	320,000,000	4.150	September 23, 2022	September 25, 2025		320,000,000

		Subtotal in Original Currency			HKD	5,566,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	904,753,300,000

CNH	150,000,000	4.450	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.100	December 18, 2013	December 18, 2023		210,000,000
CNH	287,000,000	3.010	May 6, 2020	May 6, 2025		287,000,000
CNH	355,000,000	2.700	May 14, 2020	May 14, 2023*		355,000,000
CNH	250,000,000	2.600	May 15, 2020	May 15, 2023*		250,000,000
CNH	250,000,000	2.650	May 15, 2020	May 15, 2023*		250,000,000
CNH	250,000,000	3.510	March 28, 2022	March 28, 2024		250,000,000
CNH	150,000,000	3.550	April 7, 2022	April 7, 2024		150,000,000
CNH	215,000,000	3.570	April 11, 2022	April 11, 2024		215,000,000
CNH	200,000,000	3.570	April 12, 2022	April 12, 2024		200,000,000
CNH	140,000,000	3.460	May 19, 2022	May 19, 2026		140,000,000
CNH	330,000,000	3.300	June 7, 2022	June 7, 2024		330,000,000
CNH	600,000,000	3.200	June 16, 2022	June 16, 2023*		600,000,000
CNH	150,000,000	3.550	June 16, 2022	June 16, 2024		150,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
CNH	150,000,000	3.590	June 22, 2022	June 15, 2024		150,000,000
CNH	400,000,000	3.315	June 28, 2022	June 28, 2023*		400,000,000
CNH	150,000,000	3.720	June 28, 2022	June 15, 2024		150,000,000
CNH	260,000,000	3.300	June 30, 2022	June 20, 2032		260,000,000
CNH	230,000,000	3.400	July 29, 2022	July 29, 2025		230,000,000
CNH	235,000,000	3.200	August 19, 2022	August 19, 2025		235,000,000
CNH	130,000,000	3.310	August 19, 2022	August 19, 2025		130,000,000
CNH	400,000,000	3.490	September 22, 2022	September 22, 2025		400,000,000
CNH	330,000,000	3.700	November 30, 2022	November 30, 2027		330,000,000

		Subtotal in Original Currency			CNH	5,822,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	1,056,343,680,000

EUR	500,000,000	0.625	July 17, 2018	July 17, 2023		500,000,000
EUR	300,000,000	0.625	November 6, 2018	July 17, 2023		300,000,000
EUR	300,000,000	0.000	July 10, 2019	July 10, 2024		300,000,000
EUR	200,000,000	0.000	July 10, 2019	July 10, 2024		200,000,000
EUR	10,000,000	3M Euribor+0.7	December 12, 2019	December 12, 2024		10,000,000
EUR	500,000,000	2.625	September 8, 2022	September 8, 2027		500,000,000
EUR	50,000,000	2.810	October 13, 2022	October 13, 2026		50,000,000
EUR	50,000,000	2.810	October 14, 2022	October 14, 2026		50,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000

		Subtotal in Original Currency			EUR	2,110,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	2,851,032,000,000

CHF	200,000,000	0.303	June 14, 2018	June 14, 2023*		200,000,000
CHF	300,000,000	0.445	May 8, 2020	May 8, 2025		300,000,000
CHF	200,000,000	0.170	July 22, 2021	July 22, 2031		200,000,000
CHF	225,000,000	0.940	April 28, 2022	April 28, 2027		225,000,000

		Subtotal in Original Currency			CHF	925,000,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,269,904,750,000

BRL	1,294,000,000	6.618	July 30, 2021	January 26, 2023*		1,294,000,000
BRL	200,000,000	6.400	July 12, 2021	February 27, 2023*		200,000,000
BRL	190,000,000	6.440	July 13, 2021	February 27, 2023*		190,000,000
BRL	562,500,000	10.865	December 10, 2021	January 4, 2024		562,500,000
BRL	371,000,000	9.880	February 14, 2022	February 20, 2024		371,000,000
BRL	506,000,000	10.480	March 3, 2022	January 26, 2024		506,000,000
BRL	1,285,000,000	11.150	March 3, 2022	March 4, 2024		1,285,000,000
BRL	517,500,000	10.410	March 8, 2022	March 7, 2024		517,500,000
BRL	250,500,000	10.725	May 12, 2022	May 13, 2024		250,500,000
BRL	253,000,000	10.750	May 13, 2022	May 13, 2024		253,000,000
BRL	253,500,000	10.800	May 24, 2022	May 24, 2024		253,500,000

		Subtotal in Original Currency			BRL	5,683,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	1,362,328,760,000

AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	60,000,000	3.760	January 18, 2018	January 18, 2028		60,000,000
AUD	100,000,000	3M BBSW+0.98	October 19, 2018	October 19, 2023		100,000,000
AUD	300,000,000	3M BBSW+0.98	October 19, 2018	October 19, 2023		300,000,000
AUD	100,000,000	3M BBSW+0.78	August 29, 2019	August 29, 2024		100,000,000
AUD	400,000,000	3M BBSW+0.78	August 29, 2019	August 29, 2024		400,000,000
AUD	200,000,000	1.500	August 29, 2019	August 29, 2024		200,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025		74,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025		74,000,000
AUD	300,000,000	0.833	August 25, 2020	August 25, 2023		300,000,000
AUD	200,000,000	3M BBSW+0.62	August 25, 2020	August 25, 2023		200,000,000
AUD	56,000,000	2.565	April 7, 2021	April 1, 2036		56,000,000
AUD	30,000,000	2.550	September 28, 2021	September 28, 2041		30,000,000
AUD	40,000,000	2.500	September 28, 2021	September 28, 2041		40,000,000
AUD	40,000,000	3M BBSW+0.70	September 28, 2021	September 28, 2031		40,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
AUD	60,000,000	2.550	September 30, 2021	September 30, 2036		60,000,000
AUD	50,000,000	2.780	October 18, 2021	October 18, 2041		50,000,000
AUD	30,000,000	3.190	November 26, 2021	November 26, 2041		30,000,000
AUD	50,000,000	3.240	November 30, 2021	November 30, 2041		50,000,000
AUD	28,000,000	3.04	February 8, 2022	February 8, 2032		28,000,000
AUD	30,000,000	3.00	March 17, 2022	March 17, 2027		30,000,000
AUD	40,000,000	5.55	June 23, 2022	June 23, 2032		40,000,000
AUD	27,000,000	4.03	August 10, 2022	August 10, 2027		27,000,000

		Subtotal in Original Currency			AUD	2,537,000,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	2,177,786,170,000

IDR	680,000,000,000	6.000	January 22, 2020	January 22, 2025		680,000,000,000
IDR	615,000,000,000	6.000	January 23, 2020	January 23, 2025		615,000,000,000
IDR	1,424,800,000,000	4.800	June 10, 2021	June 10, 2023*		1,424,800,000,000

		Subtotal in Original Currency			IDR	2,719,800,000,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	220,031,820,000

INR	3,200,000,000	6.900	February 20, 2018	February 20, 2023*		3,200,000,000
INR	3,712,500,000	5.980	October 13, 2021	October 13, 2026		3,712,500,000

		Subtotal in Original Currency			INR	6,912,500,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	105,830,375,000

NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	400,000,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	51,248,000,000

THB	1,500,000,000	1.580	January 14, 2020	January 14, 2025		1,500,000,000
THB	1,500,000,000	1.530	January 15, 2020	January 15, 2025		1,500,000,000
THB	1,580,000,000	1.170	March 3, 2020	March 3, 2025		1,580,000,000

		Subtotal in Original Currency			THB	4,580,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	167,902,800,000

GBP	36,000,000	2.045	March 18, 2022	March 18, 2029		36,000,000
GBP	25,000,000	2.190	April 6, 2022	April 6, 2032		25,000,000
GBP	25,000,000	SONIA+0.45	January 15, 2022	January 15, 2024		25,000,000

		Subtotal in Original Currency			GBP	86,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	131,379,620,000

SGD	28,000,000	3.05	August 16, 2022	June 28, 2024		28,000,000

		Subtotal in Original Currency			SGD	28,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	26,407,080,000

SEK	400,000,000	1.83	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.74	November 30, 2017	November 30, 2027		410,000,000
SEK	200,000,000	2.01	February 27, 2018	February 27, 2028		200,000,000

		Subtotal in Original Currency			SEK	1,410,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	170,849,700,000

MXN	1,200,000,000	6.000	May 7, 2020	May 7, 2023*		1,200,000,000
MXN	3,500,000,000	TIIE28+0.20	July 14, 2022	July 9, 2026		3,500,000,000

		Subtotal in Original Currency			MXN	4,700,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	306,205,000,000

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	40,356,460,655,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,267.30, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2)

New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 804.23, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 162.55, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 181.44, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,351.20, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.
(6)

Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,372.87, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(7)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 239.72, the prevailing market rate on December 31, 2022.
(8)

Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 858.41, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.09, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 15.31, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(11)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 128.12, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 36.66, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(13)

Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,527.67, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(14)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 121.17, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 65.15, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2022(1)
		(%)			(millions of Won)
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.29 ~ 6M Libor + 0.24	2021~2022	2023~2027		1,394,030
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.65 ~ 3M Libor + 0.74	2014~2015	2023~2024		120,761
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	0.16 ~ 5.16	2022	2023		3,682,012
China Development Bank and others	Off-shore long-term borrowings	2.34 ~ 3.36	2021~2022	2023		1,523,818
Others	Short-term borrowings in foreign currency	0.06 ~6.57	2022	2023		12,150,612
	Long-term borrowings in foreign currency	0.10 ~ 5.41	2021~2022	2023~2025		554,817

Total External Borrowings of KDB					~~W~~	19,426,050

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2022 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.21~4.70	2022	2023		5,870,000
Long-term Industrial Finance Bonds	0.88~6.60	2007~2022	2013~2052		116,433,028

Total Bonds	0.88~6.6	2007~2021	2013~2051		122,303,028
2. Borrowings
Borrowings from the Ministry of Economy and Finance	2.94~3.23	2003~2012	2023~2032	~~W~~	93,155
Borrowings from Small & Medium Business Corp.	0.66~2.91	2015~2022	2023~2032		57,569
Borrowings from the Ministry of Culture and Tourism	0.09~2.44	2010~2022	2023~2034		3,182,920
Borrowings from Korea Energy Management Corporation	0.25~1.85	2008~2022	2023~2036		268,659
Others(1)	0.00~3.23	2003~2022	2019~2044		948,708

Total Borrowings(2)					4,551,011
3. Other Debt(3)					57,619

Total Internal Floating Debt(4)					6,302,969
Total Internal Funded Debt(5)					120,608,688

Total Internal Debt				~~W~~	126,911,657

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~375,350 million and long term borrowings in the amount of ~~W~~4,175,661 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Tae Hyun Joo, who was appointed by the Financial Services Commission for a three-year term on March 15, 2021.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12th Floor, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03145, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2022 and 2021 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2022 and 2021—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Opinion

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2022 and 2021 and the separate statements of comprehensive income, the separate statements of changes in equity and the separate statements of cash flows for the years then ended, and notes to the separate financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2022 and 2021, and its separate financial performance and its separate cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements of the Republic of Korea that are relevant to our audit of the separate financial statements and we have fulfilled our other ethical responsibilities in accordance with the ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with Korean IFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Korean Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with Korean Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ Nexia Samduk

Nexia Samduk

Seoul, Korea

March 28, 2023

This report is effective as of March 28, 2023, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Separate Statements of Financial Position

December 31, 2022 and 2021

(In millions of won)	Notes	December 31, 2022		December 31, 2021
Assets
Cash and due from banks	4,45,46,49	~~W~~	11,538,806	11,975,767
Securities measured at FVTPL	5,45,46,49		11,951,906	9,818,811
Securities measured at FVOCI	6,39,45,46,49		37,684,919	37,875,136
Securities measured at amortized cost	7,39,45,46,49		6,355,884	2,968,877
Loans measured at FVTPL	8,45,46,49		541,811	644,412
Loans measured at amortized cost	9,45,46,49		198,045,603	170,763,394
Derivative financial assets	10,45,46,47,49		9,794,455	5,305,572
Investments in subsidiaries and associates	11,48		27,992,331	28,710,062
Property and equipment, net	12,48		812,173	872,157
Investment property, net	13,48		81,713	82,860
Intangible assets, net	14,48		118,489	147,699
Defined benefit assets	21		87,770	9,353
Current tax assets			128,218	2,841
Assets held for sale	16		—	1,371,052
Other assets	15,45,46,49		7,711,217	5,873,907

Total assets		~~W~~	312,845,295	276,421,900

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	1,469,724	2,067,144
Deposits	18,45,46,49		68,326,656	52,792,121
Borrowings	19,45,46,49		25,429,244	22,063,777
Debentures	20,45,46,49		158,711,896	145,365,330
Derivative financial liabilities	10,45,46,47,49		11,317,002	4,757,841
Provisions	22		1,448,030	1,567,530
Deferred tax liabilities	37		3,465,176	3,957,522
Current tax liabilities			15,513	254,882
Other liabilities	23,45,46,49		6,993,681	7,092,896

Total liabilities			277,176,922	239,919,043
Equity
Issued capital	1,24		23,151,559	21,886,559
Capital surplus	24		2,475,310	2,479,010
Accumulated other comprehensive income	24		2,819,333	4,773,474
Retained earnings	24		7,222,171	7,363,814
(Regulatory reserve for credit losses of ~~W~~247,252 million and ~~W~~482,885 million as of December 31, 2022 and 2021, respectively)
(Required reversal of regulatory reserve for credit losses of ~~W~~35,257 million and ~~W~~235,632 million as of December 31, 2022 and 2021, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~35,257 million and ~~W~~235,632 million as of December 31, 2022 and 2021, respectively)

Total equity			35,668,373	36,502,857

Total liabilities and equity		~~W~~	312,845,295	276,421,900

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

Years ended December 31, 2022 and 2021

(In millions of won, except earnings per share information)	Notes	2022		2021
Interest income	25	~~W~~	6,846,735	4,125,276
Interest expense	25		(5,102,920)	(2,466,667)

Net interest income	48		1,743,815	1,658,609
Net fees and commission income	26		453,909	346,706
Dividend income	27		857,502	1,259,645
Net gain (loss) on securities measured at FVTPL	28		(39,423)	135,448
Net gain on financial liabilities measured at FVTPL	29		465,099	149,880
Net loss on securities measured at FVOCI	30		(57,194)	(27,921)
Net gain (loss) on derivatives	31		121,439	(202,091)
Net foreign currency transaction gain (loss)	32		(300,890)	154,367
Other operating income (expense), net	33		(349,827)	1,738,616

Non-interest income, net			1,150,615	3,554,650
Provision for credit losses	34		260,361	847,357
General and administrative expenses	35,48		876,371	815,746

Operating income	48		1,757,698	3,550,156
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			(1,168,617)	363,055
Other non-operating income	36		13,906	14,530
Other non-operating expense	36		(10,328)	(272,379)

Non-operating expense, net			(1,165,039)	105,206

Profit before income taxes			592,659	3,655,362
Income tax expense	37		127,678	1,193,516

Profit for the year	24		464,981	2,461,846
(Profit for the year adjusted for regulatory reserve for credit losses: ~~W~~500,238 million and ~~W~~2,697,478 million for the years ended December 31, 2022 and 2021, respectively)
Other comprehensive income for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	24
Net loss on securities measured at FVOCI			(483,138)	(111,768)
Exchange differences on translation of foreign operations			93,126	99,912
Valuation gain on cash flow hedge			3,923	1,365
Net loss on hedges of net investments in foreign operations			(50,090)	(56,620)

			(436,179)	(67,111)
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			(1,434,848)	2,777,436
Fair value changes on financial liabilities designated at fair value due to credit risk			90,220	6,246
Remeasurements of defined benefit liabilities			53,131	36,106

			(1,291,497)	2,819,788

			(1,727,676)	2,752,677

Total comprehensive income for the year		~~W~~	(1,262,695)	5,214,523

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	104	570

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Years ended December 31, 2022 and 2021

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2021	~~W~~	20,765,729	2,484,398	2,064,371	5,068,032	30,382,530
Profit for the year		—	—	—	2,461,846	2,461,846
Net gain on securities measured at FVOCI		—	—	2,622,094	43,574	2,665,668
Exchange differences on translation of foreign operations		—	—	99,912	—	99,912
Valuation gain on cash flow hedge		—	—	1,365	—	1,365
Net loss on hedges of net investments in foreign operations		—	—	(56,620)	—	(56,620)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	6,246	—	6,246
Remeasurements of defined benefit liabilities		—	—	36,106	—	36,106

Total comprehensive income for the year		—	—	2,709,103	2,505,420	5,214,523
Dividends		—	—	—	(209,638)	(209,638)
Paid in capital increase		1,120,830	(5,388)	—	—	1,115,442

Transaction with owners		1,120,830	(5,388)	—	(209,638)	905,804

Balance at December 31, 2021	~~W~~	21,886,559	2,479,010	4,773,474	7,363,814	36,502,857

Balance at January 1, 2022	~~W~~	21,886,559	2,479,010	4,773,474	7,363,814	36,502,857
Profit for the year		—	—	—	464,981	464,981
Net gain on securities measured at FVOCI		—	—	(2,144,451)	226,465	(1,917,986)
Exchange differences on translation of foreign operations		—	—	93,126	—	93,126
Valuation gain on cash flow hedge		—	—	3,923	—	3,923
Net loss on hedges of net investments in foreign operations		—	—	(50,090)	—	(50,090)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	90,220	—	90,220
Remeasurements of defined benefit liabilities		—	—	53,131	—	53,131

Total comprehensive income for the year		—	—	(1,954,141)	691,446	(1,262,695)
Dividends		—	—	—	(833,089)	(833,089)
Paid in capital increase		1,265,000	(3,700)	—	—	1,261,300

Transaction with owners		1,265,000	(3,700)	—	(833,089)	428,211

Balance at December 31, 2022	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2022 and 2021

(In millions of won)	Notes	2022		2021
Cash flows from operating activities
Profit for the year		~~W~~	464,981	2,461,846
Adjustments for:
Income tax expense	37		127,678	1,193,516
Interest income	25		(6,846,735)	(4,125,276)
Interest expense	25		5,102,920	2,466,667
Dividend income	27		(857,502)	(1,259,645)
Loss (gain) on valuation of securities measured at FVTPL	28		52,935	(144,635)
Gain on disposal of securities measured at FVTPL			(120,455)	(6,654)
Net gain on financial liabilities measured at FVTPL	29		(465,099)	(149,880)
Loss on disposal of securities measured at FVOCI	30		57,194	27,921
Impairment loss on securities measured at amortized cost	7		50	149
Net loss (gain) on loans measured at FVTPL	33		78,954	(1,895,878)
Loss on valuation of derivatives			1,993,887	1,255,411
Net gain on fair value hedged items	31		(1,528,187)	(497,269)
Loss (gain) on foreign exchange translations	32		289,321	(163,901)
Gain on disposal of investments in subsidiaries and associates	33		(5,424)	(90,009)
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			1,168,617	(363,055)
Provision for loan loss allowance	34		410,450	855,548
Increase (reversal) of provision for other assets	34		(579)	1,076
Increase of provision for payment guarantees	22		136,989	133,641
Reversal of provision for unused commitments	22		(256,820)	(137,830)
Reversal of financial guarantee provision	22		(29,679)	(5,078)
Increase (reversal) of provision for possible losses from lawsuits	22		(1,492)	1,408
Reversal of provision for restoration	22		(2,008)	(1,820)
Increase of other provisions			—	8,266
Defined benefit costs	21		70,092	39,994
Depreciation of property and equipment	12		71,584	70,860
Impairment loss on assets held for sale			—	258,401
Gain on disposal of property and equipment	36		(740)	(1,482)
Loss on disposal of intangible assets	36		2	—
Gain on disposal of assets held for sale			—	(3,608)
Depreciation of investment property	13		2,084	2,209
Amortization of intangible assets	14		54,262	53,837
Gain on redemption of debentures			(4)	—

			(497,705)	(2,477,116)
Changes in operating assets and liabilities:
Due from banks			(1,054,373)	(856,356)
Securities measured at FVTPL			560,407	146,996
Loans measured at FVTPL			23,647	27,980
Loans measured at amortized cost			(24,241,420)	(16,678,716)
Derivative financial instruments			13,948	144,735
Other assets			(1,116,960)	(1,050,940)
Financial liabilities measured at FVTPL			30,721	290,136
Deposits			15,482,874	6,871,809
Defined benefit liabilities (assets)			(77,192)	(50,093)
Other liabilities			(845,996)	68,970

			(11,224,344)	(11,085,479)

(Continued)

Korea Development Bank

Separate Statements of Cash Flows, Continued

Years ended December 31, 2022 and 2021

(In millions of won)	Notes	2022		2021
Income taxes refund (paid)			(243,693)	264,756
Interest received			6,230,685	4,110,377
Interest paid			(4,424,200)	(2,556,079)
Dividends received			855,259	1,263,418

Net cash used in operating activities		~~W~~	(8,839,017)	(8,018,277)
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(2,590,301)	(1,497,404)
Disposal of securities measured at FVOCI	6		12,325,062	37,451,107
Acquisition of securities measured at FVOCI	6		(14,118,389)	(36,914,523)
Redemption of securities measured at amortized cost	7		1,522,000	700,000
Acquisition of securities measured at amortized cost	7		(4,895,925)	(2,888,991)
Disposal of property and equipment	12		67,505	9,697
Acquisition of property and equipment	12		(14,768)	(36,321)
Disposal of intangible assets	14		1,521	858
Acquisition of intangible assets	14		(25,993)	(13,883)
Disposal of investments in subsidiaries and associates			1,845,131	884,296
Acquisition of investments in subsidiaries and associates			(939,632)	(929,733)
Disposal of assets held for sale			—	87,502

Net cash used in investing activities			(6,823,789)	(3,147,395)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			125,000	319,690
Decrease of financial liabilities measured at FVTPL			(165,302)	(79,143)
Proceeds from borrowings			49,384,998	44,507,510
Repayment of borrowings			(46,137,184)	(41,404,496)
Proceeds from issuance of debentures			134,409,386	117,504,007
Repayment of debentures			(119,518,136)	(110,135,030)
Decrease in lease liabilities	23		(27,893)	(25,020)
Dividends			(833,089)	(209,638)
Paid in capital increase			696,300	1,115,442

Net cash provided by financing activities			17,934,080	11,593,322
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			147,619	243,849
Net increase in cash and cash equivalents			2,418,893	671,499
Cash and cash equivalents at beginning of the year			9,453,576	8,782,077

Cash and cash equivalents at end of the year	43	~~W~~	11,872,469	9,453,576

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~23,151,559 million with 4,630,311,768 shares of issued and outstanding as of December 31, 2022 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2022 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These separate financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2022. The nature and the impact of each new standard or amendment are described below:

Amendments to K- IFRS 1116 ‘Lease’—Covid-19-Related Rent Concessions etc. beyond June 30, 2021

The application of the practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification, is extended to lease payments originally due on or before 30 June 2022. A lessee shall apply the practical expedient consistently to eligible contracts with similar characteristics and in similar circumstances. The amendment does not have a significant impact on the separate financial statements.

Amendments to K-IFRS 1103 ‘Business Combination’—Reference to the Conceptual Framework

The amendments update a reference of definition of assets and liabilities to qualify for recognition in revised Conceptual Framework for Financial Reporting. However, the amendments add an exception for the recognition of liabilities and contingent liabilities within the scope of K-IFRS 1037 ‘Provisions, Contingent Liabilities and

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

Contingent Assets’, and K-IFRS 2121 ‘Levies’. The amendments also confirm that contingent assets should not be recognized at the acquisition date. The amendment does not have a significant impact on the separate financial statements.

Amendments to K-IFRS 1016 ‘Property, Plant and Equipment’—Proceeds before intended use

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, the entity will recognize and disclose the proceeds from selling such items, and the costs of producing those items, as profit or loss. The amendment does not have a significant impact on the separate financial statements.

Amendments to K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’—Onerous Contracts: Cost of Fulfilling a Contract

The amendments clarify that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts when assessing whether the contract is onerous. The amendment does not have a significant impact on the separate financial statements.

Annual improvements to K-IFRS 2018-2020

The amendment does not have a significant impact on the separate financial statements.

•	K-IFRS 1101 ‘First time Adoption of Korean International Financial Reporting Standards’—Subsidiaries that are first-time adopters

•

K-IFRS 1109 ‘Financial Instruments’—Fees related to the 10% test for derecognition of financial liabilities The amendment clarifies that in applying the ‘10 per cent’ test to assess whether to derecognise a financial liability, an entity includes only fees paid or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf.

•	K-IFRS 1116 ‘Leases’—Lease incentives

•	K-IFRS 1041 ‘Agriculture’—Measuring fair value

(ii) Change of accounting policies

The Bank has changed the following accounting policy for its annual reporting period commencing January 1, 2022.

The Bank had classified due from banks with restriction to use, such as reserve requirement deposits, as due from banks measured at amortized cost rather than cash and cash equivalents; however, following the IFRS Interpretations Committee’s decision that cash and cash equivalents include restricted demand deposits, some classified due from financial institutions with restriction to use, such as reserve requirement deposits, the Bank

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

has retrospectively classified these accounts as cash and cash equivalents from January 1, 2022. The comparative separate financial statements have been restated to reflect the changes made to retrospective application.

The application of these accounting policy changes has no effect on the separate statements of financial position as of December 31, 2022 and 2021, and the separate statements of comprehensive income for the years ended December 31, 2022 and 2021.

The effects on the consolidated statements of cash flows for the years ended December 31, 2022 and 2021, are as follows:

<Increase (decrease) by cash flow statement line item>

	December 31, 2022		December 31, 2021
Increase (decrease) in due from banks	~~W~~	(3,219,178)	1,316,120
Increase in effects from changes in foreign currency exchange rate for cash and cash equivalents held		13,560	18,438
Increase in cash and cash equivalents at beginning of the year		4,387,441	3,052,883
Increase in cash and cash equivalents at end of the year		1,181,823	4,387,441

< Cash flow statement for year ended December 31, 2022>

	Prior to accounting policy change		After accounting policy change	Increase (decrease)
Due from banks	~~W~~	2,164,805	(1,054,373)	(3,219,178)
Effects from changes in foreign currency exchange rate for cash and cash equivalents held		134,059	147,619	13,560
Cash and cash equivalents at beginning of the year		5,066,135	9,453,576	4,387,441
Cash and cash equivalents at end of the year		10,690,646	11,872,469	1,181,823

< Cash flow statement for year ended December 31, 2021>

	Prior to accounting policy change		After accounting policy change	Increase (decrease)
Due from banks	~~W~~	(2,172,476)	(856,356)	1,316,120
Effects from changes in foreign currency exchange rate for cash and cash equivalents held		225,411	243,849	18,438
Cash and cash equivalents at beginning of the year		5,729,194	8,782,077	3,052,883
Cash and cash equivalents at end of the year		5,066,135	9,453,576	4,387,441

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

(iii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2022, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’—Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Issuance of K-IFRS 1117 Insurance Contracts

K-IFRS 1117 Insurance Contracts will replace K- IFRS 1104 Insurance Contracts. This standard requires an entity to estimate future cash flows of an insurance contract and measure insurance liabilities using discount rates applied with assumptions and risks at the measurement date and recognize insurance revenue on an accrual basis including services (insurance coverage) provided to the policyholder by each annual reporting period. In addition, investment components (refunds due to termination and maturity) repaid to a policyholder even if an insured event does not occur, are excluded from insurance revenue, and net insurance income and net investment income are presented separately to enable users of the information to understand the sources of net income. This standard should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted for entities that applied K-IFRS 1109 Financial Instruments. The Bank is scheduled to apply this standard for annual reporting period beginning on January 1, 2023. The Bank does not expect that these applications have a significant impact on the separate financial statements.

Amendments to K-IFRS 1001 Presentation of Financial Statements—Accounting Policy Disclosure

The amendments require an entity to define and disclose their material accounting policy information. IFRS Practice Statement 2 Making Materiality Judgements was amended to explain and demonstrate how to apply the concept of materiality. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to K-IFRS 1008 Accounting Policies, Changes in Accounting Estimates and Errors

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K-IFRS 1012 Income Taxes—Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to K-IFRS 1001 Presentation of Financial Statements—Disclosure of gains or losses on valuation of financial liabilities with exercise price adjustment conditions

The amendments require disclosures about gains or losses on valuation occurred for the reporting period (but are limited to those included in profit or loss) for the conversion options or warrants (or financial liabilities with warrants), if all or part of the financial instrument whose exercise price is adjusted due to the issuers’ stock price fluctuations, are classified as financial liabilities according to paragraph 11 of K-IFRS 1032 Financial Instruments: Presentation. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the consolidated financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

The pandemic of COVID-19 has a negative impact on the global economy despite of the Korean government’s financial and economic stabilization packages. It may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets. The detail of credit risk exposures by industry affected by the pandemic of COVID-19 as of December 31, 2022 is disclosed in Note 49. (2) and the exposures by industries could be changed according to economic fluctuations.

Taking these circumstances into account comprehensively, the Bank recalculated the forward-looking information used to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ as of December 31, 2022. During the 12-month period since the previous year ended, there have been changes in forward-looking information that affect expected credit losses. It is predicted that major economic factors, such

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

2. Basis of Preparation, Continued

as the unemployment rate and economic growth rate, will deteriorate due to the impact of COVID-19. To reflect these changes, the Bank recalculated the forward-looking information by means of increasing the probability of recession used in generating future economic scenarios and will continue to monitor the forward-looking information on a quarterly basis.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 28, 2023, which will be submitted for approval to the shareholders’ meeting to be held on March 29, 2023.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (“OTC”) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers,

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

3. Significant Accounting Policies, Continued

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Cash	~~W~~	70,525	55,083
Due from banks in Korean won:
Due from Bank of Korea		3,360,908	5,673,412
Other due from banks in Korean won		570,295	334,272

		3,931,203	6,007,684

Due from banks in foreign currencies / off-shores		7,537,078	5,913,000

	~~W~~	11,538,806	11,975,767

(2)	Restricted due from banks as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Reserve deposit	~~W~~	1,181,823	4,387,441
Deposit of monetary stabilization account		2,470,000	1,500,000
Others		405,682	518,886

	~~W~~	4,057,505	6,406,327

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,800,273	1,666,930
Equity investments		—	719,153	839,331
Beneficiary certificates		—	7,467,720	7,665,755
Government and public bonds		648,000	611,954	623,264
Financial bonds		403,000	401,715	401,127
Others		10,470	10,470	10,392

		1,061,470	11,011,285	11,206,799
Securities denominated in foreign currencies/off-shores:
Stocks		—	13,407	13,784
Equity investments		—	66,367	109,011
Beneficiary certificates		—	649,641	622,312
Debt securities		—	—	—

		—	729,415	745,107

	~~W~~	1,061,470	11,740,700	11,951,906

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,011,501	884,330
Equity investments		—	451,937	490,230
Beneficiary certificates		—	6,559,758	6,835,319
Government and public bonds		632,000	605,809	606,007
Financial bonds		165,000	164,048	163,787
Others		50,470	50,659	50,436

		847,470	8,843,712	9,030,109
Securities denominated in foreign currencies/off-shores:
Equity investments		—	37,157	62,286
Beneficiary certificates		—	671,071	673,050
Debt securities		53,348	52,985	53,366

		53,348	761,213	788,702

	~~W~~	900,818	9,604,925	9,818,811

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	28,873	Undecided

	December 31, 2021
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	47,647	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2022

	41,758	~~W~~	47,647

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,857,462	11,145,371
Government and public bonds		2,345,000	2,325,251	2,283,060
Financial bonds		2,690,000	2,673,516	2,657,525
Corporate bonds		7,086,079	7,083,618	6,781,202
Others		1,828,729	1,828,729	5,723,053

		13,949,808	24,768,576	28,590,211
Securities denominated in foreign currencies/off-shores:
Equity securities		—	495	1,631
Debt securities		9,808,493	9,976,279	9,093,077

		9,808,493	9,976,774	9,094,708
Loaned securities:
Debt securities		—	—	—

	~~W~~	23,758,301	34,745,350	37,684,919

	December 31, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,202,849	10,473,759
Government and public bonds		1,160,000	1,158,713	1,157,222
Financial bonds		1,820,000	1,820,839	1,817,298
Corporate bonds		8,444,966	8,445,272	8,343,980
Others		2,137,849	2,137,850	8,399,919

		13,562,815	23,765,523	30,192,178
Securities denominated in foreign currencies/off-shores:
Equity securities		—	7,594	6,955
Debt securities		7,179,340	7,393,555	7,258,363

		7,179,340	7,401,149	7,265,318
Loaned securities:
Debt securities		420,000	416,002	417,640

	~~W~~	21,162,155	31,582,674	37,875,136

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the years ended December 31, 2022 and 2021 are the amount of ~~W~~312,364 million of gain and ~~W~~60,102 million of gain, respectively, which is directly recognized in retained earnings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	37,875,136	34,141,325
Acquisition		14,683,389	36,914,523
Disposal		(12,076,298)	(37,413,898)
Change due to amortization		(5,575)	(46,622)
Change in fair value		(3,318,776)	3,559,286
Reclassification		19,125	—
Foreign exchange differences		494,413	574,339
Others (*)		13,505	146,183

Ending balance	~~W~~	37,684,919	37,875,136

(*)

For the year ended December 31, 2022, others represent the increase in securities measured at FVOCI including shares of FADU Inc., TETOS Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds and shares of Boowon Industry Co., Ltd., ENTECHNOLOGIES Co., Ltd. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act. For the year ended December 31, 2021, others represent the increase in securities measured at FVOCI including shares of DAE SUN SHIPBUILDING & ENGINEERING CO., LTD., HEUNG-A SHIPPING CO., LTD. and others acquired in accordance with the workout plan decided by the Council of Financial Creditors, shares of Woongjin Energy Co., Ltd. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act. and shares of L&F CO., LTD., NKMAX Co., Ltd., KASA NETWORK PTE. LTD. and others acquired through exercise of conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
Company (*1)	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	188,721	Undecided
High Gain Antenna Co., Ltd.	18,138		270	Undecided
Kumho Tire Co., Inc.	21,339,320		71,167	Until July 6, 2023 (*2)
Daehan Shipbuilding Co., Ltd.	231,459		2,871	Until August 31, 2023

	21,701,967	~~W~~	263,029

(*1)	The Bank sold all of its shares in HEUNG-A SHIPPING CO., LTD. and K Shipbuilding Co., Ltd. for the year ended December 31, 2022.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2021
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	176,628	Undecided
High Gain Antenna Co., Ltd.	18,138		273	Undecided
DNGV., Co. Ltd. (*2)	500,000		1	Undecided
HEUNG-A SHIPPING CO., LTD.	3,019,800		8,153	Until July 11, 2022
K Shipbuilding Co., Ltd.	1,115,242		1,258	Until August 3, 2022
WOOJEON CO., LTD.	591,118		1	Until November 12, 2022
Kumho Tire Co., Inc.	21,339,320		98,374	Until July 6, 2023 (*)
POSCO Plantec Co., Ltd.	1,838,744		1,806	Until December 31, 2023 or listing date

	28,535,412	~~W~~	286,494

(*)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,661	3,120	71,668	86,449
Transfer to 12-month expected credit loss		157	(157)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(1,127)	1,127	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for loss allowance		(1,511)	532	(139)	(1,118)
Disposal		(642)	—	—	(642)
Foreign currency translation, etc.		2,503	(2,224)	1,211	1,490

Ending balance	~~W~~	11,041	2,398	72,740	86,179

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2021
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,671	1,209	70,398	81,278
Transfer to 12-month expected credit loss		400	(400)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(1,786)	1,786	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for loss allowance		2,472	1,469	822	4,763
Disposal		(423)	—	—	(423)
Foreign currency translation, etc.		1,327	(944)	448	831

Ending balance	~~W~~	11,661	3,120	71,668	86,449

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	2,964,285	2,964,285
Financial bonds		2,961,887	2,961,788
Corporate bonds		429,921	429,811

		6,356,093	6,355,884
Less: loss allowance		(209)

	~~W~~	6,355,884	6,355,884

	December 31, 2021
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	1,437,496	1,437,496
Financial bonds		1,079,249	1,079,204
Corporate bonds		452,290	452,177

		2,969,035	2,968,877
Less: loss allowance		(158)

	~~W~~	2,968,877	2,968,877

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

7. Securities Measured at Amortized Cost, Continued

(2)	Changes in securities measured at amortized cost for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	2,968,877	785,264
Acquisition		4,895,925	2,888,991
Redemption		(1,522,000)	(700,000)
Change due to amortization		13,132	(5,229)
Impairment loss		(50)	(149)

Ending balance	~~W~~	6,355,884	2,968,877

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	459,064	541,811	471,645	644,412

(2)	Gains (losses) related to loans measured at FVTPL for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	8,100	1,860,411
Transaction losses		(8,709)	(9,692)

		(609)	1,850,719
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		9,294	83,760
Valuation losses		(88,248)	(4,349)

		(78,954)	79,411

	~~W~~	(79,563)	1,930,130

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	69,723,242	68,263,234	64,913,903	63,346,107
Loans for facility development		60,391,588	58,443,101	56,414,412	55,263,451
Loans for households		183,676	175,347	206,579	204,895
Inter-bank loans		3,037,471	2,746,516	2,827,972	2,639,400

		133,335,977	129,628,198	124,362,866	121,453,853
Loans in foreign currencies:
Loans		27,770,598	27,462,025	22,276,205	21,974,270
Inter-bank loans		4,296,005	4,281,978	2,391,409	2,390,650
Off-shore loans		20,961,290	20,421,515	16,990,941	16,581,263

		53,027,893	52,165,518	41,658,555	40,946,183
Other loans:
Bills bought in foreign currency		2,275,189	2,252,927	2,581,399	2,579,637
Advances for customers on acceptances and guarantees		8,954	1,286	17,416	7,068
Privately placed corporate bonds		2,227,012	2,191,115	1,039,406	1,022,432
Others		11,157,205	11,000,638	5,257,538	5,130,169

		15,668,360	15,445,966	8,895,759	8,739,306

		202,032,230	197,239,682	174,917,180	171,139,342

Less:
Loss allowance for loan		(3,997,231)		(4,154,330)
Present value discount		(10,620)		(15,881)
Deferred loan origination costs and fees		21,224		16,425

	~~W~~	198,045,603		170,763,394

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the years ended December 31, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	342,959	2,242,499	1,568,872	4,154,330
Transfer to 12-month expected credit loss		23,391	(12,442)	(10,949)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(184,211)	206,209	(21,998)	—
Transfer to credit-impaired loans		(71,631)	(198,640)	270,271	—
Provision for (reversal of) loss allowance		177,224	95,349	137,877	410,450
Write-offs		—	—	(85,067)	(85,067)
Recovery		—	—	20,783	20,783
Sale		—	—	(148,285)	(148,285)
Debt-to-equity swap		—	—	(355,903)	(355,903)
Foreign currency translation		2,941	41,538	12,165	56,644
Other		(1,419)	(33,677)	(20,625)	(55,721)

Ending balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	640,094	1,398,461	1,737,936	3,776,491
Transfer to 12-month expected credit loss		629	(629)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(2,108,521)	2,108,521	—	—
Transfer to credit-impaired loans		(1,400,818)	(3,526)	1,404,344	—
Provision for (reversal of) loss allowance		3,235,702	(1,312,045)	(1,068,109)	855,548
Write-offs		—	—	(33,671)	(33,671)
Recovery		—	—	57,778	57,778
Sale		—	—	(195,397)	(195,397)
Debt-to-equity swap		—	—	(402,680)	(402,680)
Foreign currency translation		15,036	7,947	39,620	62,603
Other		(39,163)	43,770	29,051	33,658

Ending balance	~~W~~	342,959	2,242,499	1,568,872	4,154,330

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Provision for allowance for loan losses	~~W~~	(410,450)	(855,548)
Gains on disposal of loan		27,820	32,025

	~~W~~	(382,630)	(823,523)

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	16,425	9,003
New deferrals		18,817	21,189
Amortization		(14,018)	(13,767)

Ending balance	~~W~~	21,224	16,425

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,232,323	—	—
Forwards		—	50,000	1,384	—
Swaps		294,150,122	294,150,122	1,573,784	2,088,963
Options		7,881,911	14,728,387	473,586	536,364

		302,032,033	310,160,832	2,048,754	2,625,327
Currency
Forwards		50,944,418	37,554,484	2,432,523	1,307,942
Swaps		58,740,494	74,899,023	5,225,899	6,174,071
Options		330,066	329,052	1,991	6,452

		110,014,978	112,782,559	7,660,413	7,488,465
Stock
Options		48,904	493,689	12,762	6,003
Allowance and other adjustments		—	—	(112,903)	(1,447)

		412,095,915	423,437,080	9,609,026	10,118,348
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		31,141,774	31,141,774	48,881	542,268
Currency
Swaps		10,217,257	10,417,222	136,596	660,189
Allowance and other adjustments		—	—	(48)	(3,803)

		41,359,031	41,558,996	185,429	1,198,654

	~~W~~	453,454,946	464,996,076	9,794,455	11,317,002

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2021
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	702,640	—	—
Swaps		244,579,384	244,578,686	864,321	488,956
Options		8,369,912	14,664,094	305,022	377,850

		252,949,296	259,945,420	1,169,343	866,806
Currency
Futures		17,783	—	—	—
Forwards		68,100,960	53,060,246	1,771,579	1,134,731
Swaps		57,834,161	70,349,339	1,919,679	2,499,896
Options		377,494	375,834	889	578

		126,330,398	123,785,419	3,692,147	3,635,205
Stock
Options		53,753	50,736	10,068	221
Allowance and other adjustments		—	—	(94,686)	(854)

		379,333,447	383,781,575	4,776,872	4,501,378
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		23,795,059	23,795,059	330,758	45,989
Currency
Swaps		9,073,004	9,076,498	198,077	214,502
Allowance and other adjustments		—	—	(135)	(4,028)

		32,868,063	32,871,557	528,700	256,463

	~~W~~	412,201,510	416,653,132	5,305,572	4,757,841

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	—	1,629,878	4,135,405	20,411,219	4,965,272	31,141,774
Currency:
Notional amounts outstanding	~~W~~	310,198	175,155	2,851,071	5,790,132	1,090,701	10,217,257

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	224,896	1,271,477	1,279,617	17,395,158	3,623,911	23,795,059
Currency:
Notional amounts outstanding	~~W~~	—	17,178	2,412,941	5,159,516	1,483,369	9,073,004

(3)	Details of the balances of the hedging instruments by risk type as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Notional amounts			Balances		Changes in fair value for 2022
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	88,711	88,711	—	—	5,044
Fair value hedge accounting:
Interest rate risk:
Swaps		31,053,063	31,053,063	48,881	542,268	(1,570,665)
Currency risk
Swaps		10,217,257	10,417,222	136,596	660,189	(610,843)

		41,270,320	41,470,285	185,477	1,202,457	(2,181,508)

	~~W~~	41,359,031	41,558,996	185,477	1,202,457	(2,176,464)

	December 31, 2021
	Notional amounts			Balances		Changes in fair value for 2021
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	82,985	82,985	—	—	2,035
Fair value hedge accounting:
Interest rate risk:
Swaps		23,712,074	23,712,074	330,758	45,989	(599,697)
Currency risk:
Swaps		9,073,004	9,076,498	198,077	214,502	(494,535)

		32,785,078	32,788,572	528,835	260,491	(1,094,232)

	~~W~~	32,868,063	32,871,557	528,835	260,491	(1,092,197)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2022	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	88,711	—	—	—	7,240
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		3,932,336	—	(314,591)	—	(313,189)	—
Debt debentures		—	25,497,582	—	(1,900,489)	1,890,055	—
Other liabilities (Deposits, etc.)		—	107,660	—	(19,070)	22,323	—

		3,932,336	25,605,242	(314,591)	(1,919,559)	1,599,189	—

Currency risk:
Debt debentures		—	9,816,395	—	(89,179)	611,221	—

		3,932,336	35,421,637	(314,591)	(2,008,738)	2,210,410	—

	~~W~~	3,932,336	35,510,348	(314,591)	(2,008,738)	2,210,410	7,240

	December 31, 2021
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2021	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	82,985	—	—	—	1,930
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		2,779,027	—	(125,411)	—	(52,225)	—
Debt debentures		—	21,621,572	—	(2,068)	643,184	—
Other liabilities (Deposits, etc.)		—	121,593	—	3,043	9,589	—

		2,779,027	21,743,165	(125,411)	975	600,548	—

Currency risk:
Debt debentures		—	9,012,029	—	170,860	504,818	—

		2,779,027	30,755,194	(125,411)	171,835	1,105,366	—

	~~W~~	2,779,027	30,838,179	(125,411)	171,835	1,105,366	1,930

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the years ended December 31, 2022 and 2021 is as follows:

	2022		2021
Interest rate risk	~~W~~	28,524	851
Currency risk		378	10,283

	~~W~~	28,902	11,134

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the years ended December 31, 2022 and 2021 is as follows:

	2022
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	5,311	(267)	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2021
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	1,883	152	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	67,754	(96,874)

	2021
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	78,095	(29,120)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Carrying amount		Changes in fair value for 2022	Change in the value of the hedging instrument recognized in other comprehensive income for 2022	Hedge ineffectiveness recognized in profit or loss for 2022
Debentures in foreign currencies	~~W~~	1,097,225	(67,754)	(67,754)	—

	December 31, 2021
	Carrying amount		Changes in fair value for 2021	Change in the value of the hedging instrument recognized in other comprehensive income for 2021	Hedge ineffectiveness recognized in profit or loss for 2021
Debentures in foreign currencies	~~W~~	1,006,263	(78,095)	(78,095)	—

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*1)		125,452	137,452
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*2)		39,761	36,234
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		22,096	—
KDB Synergy, L.P.		19,872	—
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*3)		1,129,769	—
Daehan Shipbuilding Co., Ltd.(*4)		—	—
Korea BTL Financing 1		129,136	142,782
Korea Railroad Financing 1		78,715	84,553
Korea Education Financing		40,697	45,553
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Investment PEF No.1(*5)		—	1,448,893
KDB Consus Value PEF(*6)		170,462	157,388
KDB-IAP OBOR PEF(*7)		—	—
Green Initiative 2nd Private Equity Fund		72,987	—
KDBC Co-investment Private Equity Fund		12,627	—
KDB Asia PEF		84,112	62,597
KDB Small Medium Mezzanine PEF		44,350	49,540
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		4,302,805	4,497,761

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2022		December 31, 2021
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		212,808	212,991
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
HMM Co., Ltd.(*8)		1,974,499	2,736,835
GM Korea Company(*9)		376,454	382,736
HANJIN KAL(*10)		352,761	500,000
Korean Air Lines Co., Ltd.		330,477	—
Shinbundang Railroad Co., Ltd.(*11)		—	30,999
Troika Resources Investment PEF(*12)		—	2,304
Others(*13)		2,493,905	2,397,814

		23,689,526	24,212,301

	~~W~~	27,992,331	28,710,062

(*1)

The Bank recognized impairment losses amounting to ~~W~~11,999 million and ~~W~~7,207 million for the years ended December 31, 2022 and 2021, respectively, due to a decrease in value in use resulting from the decline in expected cash flows from the shares held by the Bank.

(*2)

The Bank recognized reversal of impairment losses amounting to ~~W~~3,527 million and ~~W~~4,965 million for the years ended December 31, 2022 and 2021, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*3)

The Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the investment contract (hereinafter, “the contract”) with an investment in kind on March 8, 2019. For the year ended December 31, 2022, the European Commission did not approve the merger between Korea Shipbuilding & Marine Engineering Co., Ltd. and Daewoo Shipbuilding & Marine Engineering on January 13, 2022. As a result of the disapproval, the contract’s precondition including governmental permission of different countries was not satisfied and the Bank and Korea Shipbuilding & Marine Engineering Co., Ltd. cancelled this contract on March 8, 2022. The Bank’s shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. were transferred from assets held for sale to investments in subsidiaries and the Bank recognized ~~W~~241,283 million of impairment losses considering a decrease in the recoverable value due to a decline in the fair value of the shares.

(*4)

On May 20, 2022, Daehan Shipbuilding Co., Ltd. (“Daehan Shipbuilding”) and KHI consortium entered into an investment contract (hereinafter, “the contract”) to increase the paid-in capital for the purpose of allowing KHI consortium to acquire the status of a major shareholder of Daehan Shipbuilding. In order to facilitate the smooth transfer of the major shareholder status from the Bank to KHI consortium, the Bank converted the equity of Daehan Shipbuilding for the year ended December 31, 2022. KHI consortium completed payment for the shares on August 31, 2022, and Daehan Shipbuilding was subsequently excluded from the Bank’s subsidiaries.

(*5)

For the year ended December 31, 2022, the sale of Daewoo Engineering & Construction Co., Ltd., the Bank’s sub-subsidiary, was completed and the carrying amount of KDB Investment PEF No.1 decreased through reduction of paid-in capital. The Bank recognized a reversal of impairment losses amounting to ~~W~~444,642 million for the year ended December 31, 2021 based on the expected cash flows to be received through the disposal of Daewoo Engineering & Construction Co., Ltd.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*6)

The Bank recognized a reversal of impairment losses amounting to ~~W~~13,047 million due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank for the year ended December 31, 2022. However, the Bank recognized a impairment losses amounting to ~~W~~372 million for the year ended December 31, 2021. In April 2022, the Bank cancelled the agreement of purchase and sale of shares with JC Partners due to the expiration of the transaction closing date.

(*7)

The Bank recognized impairment losses amounting to ~~W~~6,086 million for the year ended December 31, 2021, due to a decline in net asset values resulting from a decrease in fair value of assets held as objective evidence of impairment.

(*8)

The Bank recognized impairment losses amounting to ~~W~~762,335 million for the year ended December 31, 2022, due to a decrease in recoverable amount resulting from the decrease in expected cash flow from the shares held by the Bank.

(*9)

For the years ended December 31, 2022 and 2021, the Bank recognized impairment losses amounting to ~~W~~6,281 million and ~~W~~54,194 million due to a decrease in value in use resulting from the deterioration of operating cash flows.

(*10)	For the year ended December 31, 2022, the Bank recognized impairment losses amounting to ~~W~~147,239 million due to a decrease in value in use resulting from the deterioration of operating cash flows.
(*11)	For the year ended December 31, 2022, Shinbundang Railroad Co., Ltd. was excluded from the Bank’s associates due to the loss of significant influence.
(*12)

The Bank recognized a reversal of impairment losses amounting to ~~W~~93 million for the year ended December 31, 2022, due to an increase in recoverable amount resulting from the enhancement of expected cash flows from the shares held by the Bank. However, the Bank recognized a impairment losses amounting to ~~W~~32 million for the year ended December 31, 2021. Troika Resources Investment PEF was liquidated for the year ended December 31, 2022.

(*13)

The Bank recognized impairment losses amounting to ~~W~~16,174 million for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended December 31, 2022. The Bank recognized impairment losses amounting to ~~W~~16,461 million for AJU PRIVATE EQUITY FUND NO.2 and 19 other companies for the year ended December 31, 2021.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2022 and 2021 are as follows:

	Market value			Carrying amounts
	December 31, 2022		December 31, 2021	December 31, 2021	December 31, 2021
Korea Electric Power Co., Ltd.	~~W~~	4,604,929	4,668,299	16,921,067	16,921,067
HMM Co., Ltd.		1,978,446	2,722,261	1,974,499	2,736,835
HANJIN KAL		264,477	433,616	352,761	500,000
Korean Air Lines Co., Ltd.		280,906	—	330,477	—
KG Dongbu Steel Co., Ltd.(*)		—	15,966	—	9,268
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,132,039	—	1,129,769	—

(*)	KG Dongbu Steel Co., Ltd. is excluded from the Bank’s subsidiaries due to the disposal of shares for the year ended December 31, 2022.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,660,944	3,029,336	631,608	218,171	53,881	75,373	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,197,124	1,082,057	115,067	101,071	7,415	(4,360)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		985,414	861,265	124,149	54,874	7,036	11,258	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		981,301	874,872	106,429	55,269	25,765	23,614	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		481,207	386,159	95,048	84,252	27,132	33,709	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		130,098	41,343	88,755	13,738	5,284	2,639	84.65
KDB Silicon Valley LLC	USA	December	Finance		126,606	1,522	125,084	2,237	(1,055)	7,105	100.00
KDB OCCASIO II, L.P.	USA	December	Finance		60,554	49,495	11,059	20	(16,446)	(15,908)	90.00
KDB Synergy, L.P.	USA	December	Finance		19,643	—	19,643	—	(596)	(328)	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		12,235,665	11,490,693	744,972	5,805,906	(1,744,778)	(1,472,612)	55.68
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		268,614	264,893	3,721	121,249	(10,237)	(9,681)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		8,792,535	7,427,546	1,364,989	542,270	135,968	136,090	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		329,286	215	329,071	14,607	11,773	11,773	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		158,318	9	158,309	7,492	(3,569)	(3,569)	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		95,445	7	95,438	9,675	9,442	9,442	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		70,706	10,403	60,303	39,151	19,057	19,104	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		152,004	19,866	132,138	84,468	54,032	54,034	100.00
KDB Biz Co., Ltd.	Korea	December	Services		6,899	3,238	3,661	26,291	325	624	100.00
KDB Consus Value PEF	Korea	December	Financial investment		18,595,875	19,958,869	(1,362,994)	4,379,434	429,868	(1,315,065)	68.20
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		58,878	60,084	(1,206)	—	(1,024)	(1,017)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		194,389	172	194,217	1	(494)	20,532	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		96,666	122	96,544	4,620	3,432	3,432	66.67
Green Initiative 2nd Private Equity Fund	Korea	December	Financial investment		190,404	5,316	185,088	2	(5,795)	(5,795)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		17,522	27	17,495	—	(544)	(544)	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		3,280,515	2,215,553	1,064,962	90,631	32,625	32,625	100.00

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2022
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	234,804,994	192,804,738	42,000,256	71,257,863	(24,429,108)	(23,182,239)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,201,900	393,608	808,292	737,973	(28,798)	(8,610)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	829,121	65,397	763,724	62,465	19,105	19,105	26.67
Korea Ocean Business Corporation	Korea	December	Finance	11,782,946	4,393,822	7,389,124	324,012	(1,986,514)	(1,915,571)	21.78
Korea Real Estate Board	Korea	December	Appraisal	288,236	49,791	238,445	215,197	11,583	19,805	30.60
GM Korea Company (*4)	Korea	December	Manufacturing	5,916,955	4,503,620	1,413,335	9,013,561	282,760	282,760	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	25,973,455	5,285,543	20,687,912	18,582,770	10,085,271	10,655,184	20.69
HANJIN KAL (*4)	Korea	December	Holding compnay	3,915,078	1,339,021	2,576,057	200,336	659,568	851,925	10.58
Korean Air Lines Co., Ltd. (*4)	Korea	December	Air passenger transportation	28,997,701	19,705,241	9,292,460	14,096,095	1,728,363	2,268,959	3.32

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2021
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,958,732	3,402,497	556,235	130,854	42,651	84,868	100
KDB Bank Europe Ltd.	Hungary	December	Finance		1,113,228	993,801	119,427	46,211	4,333	8,031	100
KDB Ireland Ltd.	Ireland	December	Finance		698,808	585,918	112,890	22,318	5,156	13,790	100
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		838,100	755,286	82,814	28,400	10,340	16,928	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		369,396	308,057	61,339	49,441	1,649	2,773	100
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		116,553	30,437	86,116	9,137	169	2,657	84.65
KDB Silicon Valley LLC	USA	December	Finance		119,648	1,669	117,979	24	(552)	(552)	100
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		10,623,210	8,405,627	2,217,583	4,486,586	(1,699,829)	(1,650,289)	55.68
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		253,430	240,028	13,402	87,589	(9,176)	(8,939)	100
Daehan Shipbuilding Co., Ltd. (*1)	Korea	December	Manufacturing		701,881	991,844	(289,963)	763,270	(136,391)	(135,624)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		7,513,809	6,217,165	1,296,644	555,801	232,376	183,742	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		361,684	237	361,447	12,709	10,819	10,819	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		178,399	110	178,289	7,172	3,806	3,806	50
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		98,376	6	98,370	3,877	2,039	2,039	50
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		68,612	11,373	57,239	37,483	18,851	18,936	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		81,468	2,687	78,781	10,535	4,084	4,177	100
KDB Biz Co., Ltd.	Korea	December	Services		7,478	4,441	3,037	25,580	260	737	100
KDB Investment PEF No.1	Korea	December	Financial investment		11,017,597	8,043,123	2,974,474	—	205,231	232,737	99.40
KDB Consus Value PEF	Korea	December	Financial investment		19,680,738	19,633,413	47,325	5	14,301	(385,890)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		629	12	617	39	(2,314)	(2,314)	60
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		55,046	55,235	(189)	—	(74,212)	(70,569)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		130,757	102	130,655	—	(2,669)	11,441	50
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		105,256	144	105,112	81,216	69,808	70,597	66.67
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		3,947,608	2,915,271	1,032,337	83,857	29,628	29,628	100
Components and Materials M&A PEF	Korea	December	Financial investment		793	25	768	2	(15,695)	(15,695)	83.33

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2021
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	211,108,870	145,797,021	65,311,849	60,574,819	(5,315,055)	(4,754,046)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,130,031	312,593	817,438	465,281	(71,016)	(59,751)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	851,153	51,177	799,976	70,165	40,891	40,891	26.67
Korea Ocean Business Corporation	Korea	December	Finance	15,040,759	5,845,062	9,195,697	5,499,512	4,187,673	4,207,691	22.11
Korea Real Estate Board	Korea	December	Appraisal	275,447	53,495	221,952	198,950	9,517	12,646	30.60
GM Korea Company (*4)	Korea	December	Manufacturing	5,013,939	3,496,897	1,517,042	6,973,860	(166,475)	(166,475)	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	17,876,100	7,517,806	10,358,294	13,794,148	5,337,056	5,696,643	20.69
HANJIN KAL (*4)	Korea	December	Holding compnay	3,754,742	1,930,524	1,824,218	395,278	17,234	46,260	10.66
Troika Resources Investment PEF (*5)	Korea	December	Financial investment	5,745	1,417	4,328	286	118	118	54.94
Shinbundang Railroad Co., Ltd. (*6)	Korea	December	Other	637,906	1,000,785	(362,879)	100,586	(235,161)	(235,161)	10.98

(*1)

The Bank consolidates the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has had control over the investees through the commencement of the administrative proceeding since the past.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*5)

Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member does not have the ability to direct the relevant activities unilaterally. Troika Resources Investment PEF was liquidated for the year ended December 31, 2022.

(*6)

The Bank had significant influence over the associate as of December 31, 2021 because the shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. For the year ended December 31, 2022, Shinbundang Railroad Co., Ltd. was excluded from the Bank’s associates due to the loss of significant influence.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the years ended December 31, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2022
Acquisition cost:
Land	~~W~~	302,959	—	(585)	(415)	—	301,959
Buildings and structures		628,393	1,062	(1,979)	188	—	627,664
Leasehold improvements		40,637	4,005	(930)	1,366	(222)	44,856
Vehicles		769	—	(78)	—	28	719
Equipment		59,812	2,980	(2,696)	—	60	60,156
Construction in progress		34	2,546	—	(2,580)	—	—
Right-of-use assets (Real estate)		162,089	59,073	(98,426)	—	3,299	126,035
Right-of-use assets (Vehicles)		7,447	2,928	(2,422)	—	24	7,977
Right-of-use assets (Others)		29	98	(31)	—	(3)	93
Others		154,052	4,175	(559)	—	62	157,730

		1,356,221	76,867	(107,706)	(1,441)	3,248	1,327,189
Accumulated depreciation:
Buildings and structures(*)		217,027	17,260	—	(504)	—	233,783
Leasehold improvements		34,621	3,068	(780)	—	(518)	36,391
Vehicles		616	72	(78)	—	18	628
Equipment		45,395	4,507	(2,258)	—	84	47,728
Right-of-use assets (Real estate)		48,501	31,274	(34,909)	—	1,102	45,968
Right-of-use assets (Vehicles)		4,279	2,287	(2,434)	—	22	4,154
Right-of-use assets (Others)		29	11	(31)	—	—	9
Others		128,212	13,105	(451)	—	105	140,971

		478,680	71,584	(40,941)	(504)	813	509,632
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	872,157	5,283	(66,765)	(937)	2,435	812,173

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

12. Property and Equipment, Continued

	2021
	January 1, 2021		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2021
Acquisition cost:
Land	~~W~~	305,836	—	(62)	(2,815)	—	302,959
Buildings and structures		600,627	3,024	(693)	25,435	—	628,393
Leasehold improvements		42,180	3,296	(5,614)	54	721	40,637
Vehicles		734	—	—	—	35	769
Equipment		54,528	6,966	(2,653)	851	120	59,812
Construction in progress		13,615	15,058	—	(28,639)	—	34
Right-of-use assets (Real estate)		81,203	113,480	(24,847)	—	(7,747)	162,089
Right-of-use assets (Vehicles)		5,989	2,106	(705)	—	57	7,447
Right-of-use assets (Others)		27	—	—	—	2	29
Others		179,109	7,977	(33,238)	—	204	154,052

		1,283,848	151,907	(67,812)	(5,114)	(6,608)	1,356,221
Accumulated depreciation:
Buildings and structures(*)		200,349	18,077	(289)	(1,110)	—	217,027
Leasehold improvements		36,025	3,030	(5,085)	—	651	34,621
Vehicles		533	64	—	—	19	616
Equipment		44,197	3,178	(2,125)	—	145	45,395
Right-of-use assets (Real estate)		39,533	27,208	(18,667)	—	427	48,501
Right-of-use assets (Vehicles)		2,604	2,087	(447)	—	35	4,279
Right-of-use assets (Others)		24	4	—	—	1	29
Others		143,817	17,212	(32,984)	—	167	128,212

		467,082	70,860	(59,597)	(1,110)	1,445	478,680
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	811,382	81,047	(8,215)	(4,004)	(8,053)	872,157

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

13. Investment Property

Changes in investment property for the years ended December 31, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition/ depreciation	Reclassification	December 31, 2022
Acquisition cost:
Land	~~W~~	60,593	—	415	61,008
Buildings and structures		58,388	—	1,026	59,414

		118,981	—	1,441	120,422
Accumulated depreciation:
Buildings and structures		33,146	2,084	504	35,734
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,860	(2,084)	937	81,713

	2021
	January 1, 2021		Acquisition/ depreciation	Reclassification	December 31, 2021
Acquisition cost:
Land	~~W~~	57,778	—	2,815	60,593
Buildings and structures		56,089	—	2,299	58,388

		113,867	—	5,114	118,981
Accumulated depreciation:
Buildings and structures		29,827	2,209	1,110	33,146
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,065	(2,209)	4,004	82,860

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~99,084 million and ~~W~~97,983 million as of December 31, 2022 and 2021, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the years ended December 31, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2022
Development expense	~~W~~	119,775	12,163	—	(44,363)	18	87,593
Equipment usage right		472	—	—	(49)	29	452
Other deposits provided		11,922	920	(1,523)	—	470	11,789
Others		15,530	12,910	—	(9,850)	65	18,655

	~~W~~	147,699	25,993	(1,523)	(54,262)	582	118,489

	2021
	January 1, 2021		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2021
Development expense	~~W~~	155,479	8,293	—	(44,011)	14	119,775
Equipment usage right		482	—	—	(45)	35	472
Other deposits provided		11,940	818	(858)	—	22	11,922
Others		20,516	4,772	—	(9,781)	23	15,530

	~~W~~	188,417	13,883	(858)	(53,837)	94	147,699

15. Other Assets

Other assets as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Accounts receivable	~~W~~	2,747,057	3,460,334
Unsettled domestic exchange receivables		3,747,333	1,794,806
Accrued income		914,618	408,168
Guarantee deposits		315,563	217,682
Financial guarantee asset		25,826	20,127
Prepaid expenses		18,374	15,969
Advance payments		9,036	8,889
Others		12,102	29,635

		7,789,909	5,955,610
Allowance for credit losses		(75,323)	(80,071)
Present value discount		(3,369)	(1,632)

	~~W~~	7,711,217	5,873,907

The carrying amounts of financial assets included in other assets above amounted to ~~W~~7,676,612 million and ~~W~~5,836,048 million as of December 31, 2022 and 2021, respectively, and their fair value amounted to ~~W~~7,674,324 million and ~~W~~5,835,448 million as of December 31, 2022 and 2021, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

16. Assets Held for Sale

Assets held for sale as of December 31, 2021 are as follows:

	2021
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries(*1)	~~W~~	2,244,664	1,371,052	1,371,052	258,428
Investments in associates(*2)		—	—	—	(27)

	~~W~~	2,244,664	1,371,052	1,371,052	258,401

(*1)

As the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the investment contract (hereinafter, “the contract”) with an investment in kind on March 8, 2019 and proceeded with the sale for attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”) of the Bank’s subsidiary, the Bank classified the shares of Daewoo Shipbuilding & Marine Engineering as assets held for sale. The European Commission did not approve the merger between Korea Shipbuilding & Marine Engineering Co., Ltd. and Daewoo Shipbuilding & Marine Engineering on January 13, 2022. As a result of the disapproval, the contract’s precondition including governmental permission of different countries was not satisfied and the Bank and Korea Shipbuilding & Marine Engineering Co., Ltd. cancelled this contract on March 8, 2022. For the year ended December 31, 2022, the Bank’s shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. were excluded from assets held for sale.

(*2)	For the year ended December 31, 2021, the sale of the share of Hanjin Heavy Industries & Construction Co., Ltd., the Bank’s associate, has been completed.

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities measured at fair value through profit or loss as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Debentures	~~W~~	1,131,310	1,636,163
Deposits		338,414	430,981

	~~W~~	1,469,724	2,067,144

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

17. Financial Liabilities Measured at FVTPL, Continued

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities measured at fair value through profit or loss as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Carrying amount	~~W~~	1,469,724	2,067,144
Contractual cash flow amounts		2,101,133	2,110,955

Difference	~~W~~	(631,409)	(43,811)

18. Deposits

Deposits as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	123,617	123,617	86,428	86,428
Time and savings deposits		54,389,265	54,328,886	41,041,409	41,005,081
Certificates of deposit		757,471	758,937	342,105	341,901

		55,270,353	55,211,440	41,469,942	41,433,410
Deposits in foreign currencies:
Demand deposits		1,312,008	1,312,057	1,536,950	1,536,950
Time and savings deposits		3,955,130	3,949,240	4,411,690	4,410,697
Certificates of deposit		6,187,960	6,195,534	4,341,640	4,322,711

		11,455,098	11,456,831	10,290,280	10,270,358
Off-shore deposits in foreign currencies:
Demand deposits		835,904	835,904	670,777	670,777
Certificates of deposit		765,301	765,794	361,122	360,884

		1,601,205	1,601,698	1,031,899	1,031,661

	~~W~~	68,326,656	68,269,969	52,792,121	52,735,429

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

19. Borrowings

(1)	Borrowings as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.23	~~W~~	4,551,011	4,507,549
Borrowings in foreign currencies	0.06	6.57		14,220,220	14,148,918
Off-shore borrowings in foreign currencies	0.16	5.16		5,205,830	5,157,170
Others	0.05	3.25		1,452,656	1,453,711

				25,429,717	25,267,348

Deferred borrowing costs				(473)

			~~W~~	25,429,244

	December 31, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.15	~~W~~	4,329,798	4,318,893
Borrowings in foreign currencies	—	5.31		13,265,326	13,260,468
Off-shore borrowings in foreign currencies	—	3.35		2,300,131	2,298,068
Others	0.01	3.29		2,168,670	2,167,736

				22,063,925	22,045,165

Deferred borrowing costs				(148)

			~~W~~	22,063,777

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

19. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2022 and 2021 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2022		December 31, 2021
Ministry of Economy and Finance	Borrowings from government fund (*)	2.94 ~ 3.23	~~W~~	93,155	108,932

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.66 ~ 2.91		57,569	61,240

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.09 ~ 2.44		3,182,920	3,005,749

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 1.85		268,659	282,178

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 3.23		27,167	27,658

The Bank of Korea	Borrowings from Bank of Korea	0.25 ~ 1.75		375,350	378,160

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		546,191	465,881

			~~W~~	4,551,011	4,329,798

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2022 and 2021 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2022		December 31, 2021

Mizuho and others	Bank loans from foreign funds	3M Libor + 0.29 ~ 6M Libor + 0.24	~~W~~	1,394,030	355,650

Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.65 ~ 3M Libor + 0.74		120,761	199,792

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.16 ~ 5.16		3,682,012	1,292,571

China Development Bank and others	Off-shore long term borrowings	2.34 ~ 3.36		1,523,818	1,007,560

Others	Short-term borrowings in foreign currencies	0.06 ~ 6.57		12,150,612	11,775,597

	Long term borrowings in foreign currencies	0.10 ~ 5.41		554,817	934,287

			~~W~~	19,426,050	15,565,457

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

20. Debentures

Debentures as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.88	6.60	~~W~~	121,351,724	118,883,372
Discount on debentures				(334,416)
Valuation adjustment for fair value hedges				(419,107)

				120,598,201
Debentures in foreign currencies:
Debentures	0.05	10.87		20,910,800	21,072,312
Discount on debentures				(37,691)
Premium on debentures				91
Valuation adjustment for fair value hedges				(1,000,475)

				19,872,725
Off-shore debentures:
Debentures	—	11.15		18,859,840	18,272,508
Discount on debentures				(48,784)
Valuation adjustment for fair value hedges				(570,086)

				18,240,970

			~~W~~	158,711,896	158,228,192

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

20. Debentures, Continued

	December 31, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.75	6.60	~~W~~	109,608,752	109,390,833
Discount on debentures				(75,224)
Valuation adjustment for fair value hedges				(89,080)

				109,444,448
Debentures in foreign currencies:
Debentures	—	10.87		19,488,365	20,634,957
Discount on debentures				(40,580)
Premium on debentures				1,338
Valuation adjustment for fair value hedges				143,805

				19,592,928
Off-shore debentures:
Debentures	—	7.00		16,242,288	16,420,828
Discount on debentures				(28,401)
Valuation adjustment for fair value hedges				114,067

				16,327,954

			~~W~~	145,365,330	146,446,618

21. Defined Benefit Liabilities (Assets)

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities (assets) as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Present value of defined benefit liabilities	~~W~~	354,703	391,015
Fair value of plan assets		(442,473)	(400,368)

	~~W~~	(87,770)	(9,353)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

21. Defined Benefit Liabilities (Assets), Continued

(2)	Changes in defined benefit liabilities (assets) for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	391,015	(400,368)	(9,353)
Current service costs		35,998	—	35,998
Interest expense (income)		11,796	(12,065)	(269)
Past service costs		34,363	—	34,363
Remeasurements of defined benefit liabilities:
Demographic assumption		6,171	—	6,171
Financial assumption		(83,170)	7,484	(75,686)
Experience adjustment		(1,802)	—	(1,802)

		(78,801)	7,484	(71,317)
Payments from the plan		(39,657)	(37,524)	(77,181)
Contributions to the plan		(11)	—	(11)

Ending balance	~~W~~	354,703	(442,473)	(87,770)

	2021
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	415,529	(364,983)	50,546
Current service costs		39,382	—	39,382
Interest expense (income)		9,850	(9,238)	612
Remeasurements of defined benefit liabilities:
Demographic assumption		—	—	—
Financial assumption		(44,008)	5,540	(38,468)
Experience adjustment		(11,332)	—	(11,332)

		(55,340)	5,540	(49,800)
Payments from the plan		(18,406)	18,313	(93)
Contributions to the plan		—	(50,000)	(50,000)

Ending balance	~~W~~	391,015	(400,368)	(9,353)

(3)	Fair value of plan assets for each type as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	442,473	—	400,368

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

21. Defined Benefit Liabilities (Assets), Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Current service costs	~~W~~	35,998	39,382
Interest expense, net		(269)	612
Past service costs		34,363	—

	~~W~~	70,092	39,994

(5)	The principal actuarial assumptions used as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Discount rate (%)	5.35	3.03
Future salary increasing rate (%)	5.50	5.54

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2022 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.09% decrease	9.36% increase
Future salary increasing rate	9.25% increase	8.15% decrease

(7)

The weighted average duration of defined benefit obligation is 9.63 years and 11.63 years as of December 31, 2022 and 2021, respectively. There are no expected contributions to the plans for the next reporting period as of December 31, 2022.

22. Provisions

(1)	Details of provisions as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Provision for unused commitments	~~W~~	431,390	667,101
Provision for financial guarantee		42,741	72,420
Provision for payment guarantees		953,425	757,621
Provision for possible losses from lawsuits		239	1,731
Provision for restoration		14,206	14,620
Other provision		6,029	54,037

	~~W~~	1,448,030	1,567,530

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

22. Provisions, Continued

(2)	Changes in provision for unused commitments for the years ended December 31, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	332,151	327,085	7,865	667,101
Transfer to 12-month expected credit loss		45,756	(45,756)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(18,733)	20,346	(1,613)	—
Transfer to credit-impaired exposures		(1,210)	(4,344)	5,554	—
Provision for (reversal of) unused commitments		(252,773)	(1,357)	(2,690)	(256,820)
Foreign currency translation		16,580	4,335	194	21,109

Ending balance	~~W~~	121,771	300,309	9,310	431,390

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	479,933	290,827	—	770,760
Transfer to 12-month expected credit loss		267,476	(267,476)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(34,669)	34,669	—	—
Transfer to credit-impaired exposures		(3,793)	(3,513)	7,306	—
Provision for (reversal of) unused commitments		(410,437)	272,136	471	(137,830)
Foreign currency translation		33,641	442	88	34,171

Ending balance	~~W~~	332,151	327,085	7,865	667,101

(3)	Changes of financial guarantee provision for the years ended December 31, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,721	31,427	38,272	72,420
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(282)	1,494	(1,212)	—
Transfer to credit-impaired exposures		(97)	(243)	340	—
Provision for (reversal of) financial guarantee		(1,681)	4,004	(32,002)	(29,679)

Ending balance	~~W~~	661	36,682	5,398	42,741

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

22. Provisions, Continued

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	45,567	26,007	5,924	77,498
Transfer to 12-month expected credit loss		86	(14)	(72)	—
Transfer to lifetime expected credit losses:					—
Transfer to non credit-impaired exposures		(1,518)	1,523	(5)	—
Transfer to credit-impaired exposures		(9,227)	(93)	9,320	—
Provision for (reversal of) financial guarantee		(32,187)	4,004	23,105	(5,078)

Ending balance	~~W~~	2,721	31,427	38,272	72,420

(4)	Changes in provision for payment guarantees for the years ended December 31, 2022 and 2021 are as follows:

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	179,232	199,694	378,695	757,621
Transfer to 12-month expected credit loss		9,036	(190)	(8,846)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(129,944)	131,290	(1,346)	—
Transfer to credit-impaired exposures		(164)	(2,667)	2,831	—
Provision for (reversal of) payment guarantees		2,486	175,279	(40,776)	136,989
Foreign currency translation		3,504	33,849	21,462	58,815

Ending balance	~~W~~	64,150	537,255	352,020	953,425

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	183,963	155,646	264,039	603,648
Transfer to 12-month expected credit loss		105,507	(105,507)	—	—
Transfer to lifetime expected credit losses:					—
Transfer to non credit-impaired exposures		(90,952)	90,952	—	—
Transfer to credit-impaired exposures		(4,090)	(1,552)	5,642	—
Provision for (reversal of) payment guarantees		(20,070)	54,942	98,769	133,641
Foreign currency translation		4,874	5,213	10,245	20,332

Ending balance	~~W~~	179,232	199,694	378,695	757,621

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

22. Provisions, Continued

(5)	Changes of lawsuit provision and other provision for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	1,731	14,620	54,037
Increase (reversal) of provision		(1,492)	(2,008)	—
Provision used and others		—	1,594	(48,008)

Ending balance	~~W~~	239	14,206	6,029

	2021
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	441	15,365	47,458
Increase (reversal) of provision		1,408	(1,820)	6,596
Provision used and others		(118)	1,075	(17)

Ending balance	~~W~~	1,731	14,620	54,037

(6)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of December 31, 2022, the Bank is involved in 13 lawsuits as a plaintiff and 23 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~149,743 million and ~~W~~208,154 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2022 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial ruled against the Bank, 2nd trial in progress
e-RAP KOREA Co., Ltd. and one other	Claim for loans (participate in succession)		1,238	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
169 individuals including Mr. Kim	Claim for wage		36,573	1st trial ruled in favor of the Bank, 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Woori Bank	Claim for profit and loss settlement		21,246	1st, 2nd trial ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Export-Import Bank of Korea	Claim for undue benefit		9,797	1st trial ruled in favor of the Bank, 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount (counterclaim)		7,000	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

22. Provisions, Continued

	December 31, 2021
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial ruled partially in favor of the Bank; 2nd trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial in progress
Kappa Korea and one other	Claim for loans		1,000	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Hana Bank	Claim for settlement money and others		7,500	1st, 2nd trial ruled in favor of the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount		7,000	1st trial ruled partially in favor of the Bank

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Accounts payable	~~W~~	2,740,749	3,418,503
Lease liabilities		167,070	157,111
Accrued expense		1,863,498	1,444,423
Unearned income		115,598	39,182
Deposits withholding tax		43,823	24,111
Guarantee money received		832,614	173,264
Foreign exchanges payable		40,557	77,692
Domestic exchanges payable		242,266	617,446
Borrowing from trust accounts		755,127	1,049,712
Financial guarantee liability		28,886	23,093
Others		254,627	113,396

		7,084,815	7,137,933
Present value discount		(91,134)	(45,037)

	~~W~~	6,993,681	7,092,896

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~6,717,731 million and ~~W~~6,817,630 million as of December 31, 2022 and 2021, respectively, and their fair value amounted to ~~W~~6,704,736 million and ~~W~~6,807,462 million as of December 31, 2022 and 2021, respectively.

(2)	Details of lease liabilities as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Face value		Discount	Carrying amounts
Real estate	~~W~~	162,676	(89,084)	73,592
Vehicles		4,321	(411)	3,910
Others		73	(3)	70

	~~W~~	167,070	(89,498)	77,572

	December 31, 2021
	Face value		Discount	Carrying amounts
Real estate	~~W~~	153,420	(42,796)	110,624
Vehicles		3,691	(432)	3,259

	~~W~~	157,111	(43,228)	113,883

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

23. Other Liabilities, Continued

(3)	The amount related to lease recognized in profit or loss for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Depreciation of right-of-use assets	~~W~~
Real estate		31,274	27,208
Vehicles		2,287	2,087
Others		11	4

		33,572	29,299
Interest expenses on the lease liabilities		1,561	483
Expense relating to leases of low-value assets		8,427	7,988

	~~W~~	43,560	37,770

(4)	Cash flows used in lease liabilities for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Decrease in lease liabilities	~~W~~	27,893	25,020
Lease payments relating to leases of low-value assets		8,427	7,988

	~~W~~	36,320	33,008

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	12,931	36,044	103,576	14,519	167,070

	December 31, 2021
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	7,950	18,555	116,780	13,826	157,111

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 4,630,311,768 shares issued and 4,377,311,768 shares issued as of December 31, 2022 and 2021, respectively, and outstanding with a total par value (~~W~~ 5,000 of par value per share) of ~~W~~23,151,559 million and ~~W~~21,886,559 million as of December 31, 2022 and 2021, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

24. Equity, Continued

(2) Capital surplus

Capital surplus as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Paid-in capital in excess of par value	~~W~~	40,442	44,142
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,475,310	2,479,010

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	3,393,442	6,399,029
Loss allowance for securities measured at FVOCI (before tax)		86,178	86,449
Income tax effect		(922,099)	(1,783,506)

		2,557,521	4,701,972
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		132,126	39,000
Income tax effect		—	—

		132,126	39,000
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		7,241	1,930
Income tax effect		(1,919)	(531)

		5,322	1,399
Net gain (loss) on hedges of net investments in foreign operations:
Net gain (loss) on hedges of net investments in foreign operations (before tax)		(96,874)	(29,120)
Income tax effect		25,672	8,008

		(71,202)	(21,112)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		142,678	71,362
Income tax effect		(37,808)	(19,623)

		104,870	51,739
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		123,398	657
Income tax effect		(32,702)	(181)

		90,696	476

	~~W~~	2,819,333	4,773,474

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2022 and 2021 are as follows:

	2022
	January 1, 2022		Increase (Decrease)	Tax Effect	December 31, 2022
Gain on securities measured at FVOCI	~~W~~	4,701,972	(3,005,858)	861,407	2,557,521
Exchange differences on translation of foreign operations		39,000	93,126	—	132,126
Valuation gain on cash flow hedge		1,399	5,311	(1,388)	5,322
Net gain (loss) on hedges of net investments in foreign operations		(21,112)	(67,754)	17,664	(71,202)
Remeasurements of defined benefit liabilities		51,739	71,316	(18,185)	104,870
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		476	122,741	(32,521)	90,696

	~~W~~	4,773,474	(2,781,118)	826,977	2,819,333

	2021
	January 1, 2021		Increase (Decrease)	Tax Effect	December 31, 2021
Gain on securities measured at FVOCI	~~W~~	2,079,878	3,616,681	(994,587)	4,701,972
Exchange differences on translation of foreign operations		(60,912)	99,912	—	39,000
Valuation gain on cash flow hedge		34	1,883	(518)	1,399
Net gain (loss) on hedges of net investments in foreign operations		35,507	(78,095)	21,476	(21,112)
Remeasurements of defined benefit liabilities		15,634	49,800	(13,695)	51,739
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		(5,770)	8,616	(2,370)	476

	~~W~~	2,064,371	3,698,797	(989,694)	4,773,474

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

24. Equity, Continued

(i)	Retained earnings as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Legal reserve	~~W~~	2,535,892	1,551,154
Voluntary reserve
Regulatory reserve for loan losses		247,252	482,885
Unappropriated retained earnings		4,439,027	5,329,775

	~~W~~	7,222,171	7,363,814

(ii)	Changes in legal reserve for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	1,551,154	1,356,142
Transfer from retained earnings		984,738	195,012

Ending balance	~~W~~	2,535,892	1,551,154

(iii)	Changes in unappropriated retained earnings for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	5,329,775	2,565,852
Contribution to legal reserve		(984,738)	(195,012)
Transfer from regulatory reserve for credit losses		235,632	663,153
Dividends		(833,089)	(209,638)
Reclassification of gain or loss on equity securities measured at FVOCI		226,465	43,574
Profit for the year		464,981	2,461,846

Ending balance	~~W~~	4,439,026	5,329,775

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
I. Unappropriated retained earnings:
Unappropriated retained earning carried forward from the prior year	~~W~~	3,747,580	2,824,355
Gain on disposal of securities measured at FVOCI		226,465	43,574
Profit for the year		464,981	2,461,846

		4,439,026	5,329,775
II. Transfers such as discretionary reserves
Transfer from to regulatory reserve for credit losses		35,256	235,632

		35,256	235,632
III. Appropriation of retained earnings:
Contribution to legal reserve		185,993	984,739
Dividends (~~W~~36 for 2022 and ~~W~~190 for 2021 per share)		164,744	833,089

		350,737	1,817,828

IV. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	4,123,545	3,747,579

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

24. Equity, Continued

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Beginning balance	~~W~~	247,253	482,885
Planned reversal of reserve for credit losses		(35,257)	(235,632)

Ending balance	~~W~~	211,996	247,253

(ii)	Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Profit for the year	~~W~~	464,981	2,461,846
Obligated amount of reversal of regulatory reserve for credit losses		35,257	235,632

Profit after adjusting regulatory reserve for credit losses	~~W~~	500,238	2,697,478

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	112	625

25. Net Interest Income

Net interest income for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Interest income:
Due from banks	~~W~~	133,499	27,254
Securities measured at FVTPL		23,681	23,736
Securities measured at FVOCI		559,328	347,468
Loans measured at amortized cost		87,840	21,913
Loans measured at FVTPL		12,402	17,042
Loans measured at amortized cost		6,029,985	3,687,863

		6,846,735	4,125,276
Interest expense:
Financial liabilities measured at FVTPL		(82,977)	(82,058)
Deposits		(1,162,006)	(370,202)
Borrowings		(554,587)	(137,662)
Debentures		(3,303,350)	(1,876,745)

		(5,102,920)	(2,466,667)

	~~W~~	1,743,815	1,658,609

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

26. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Fees and commission income:
Loan commissions	~~W~~	141,401	120,414
Underwriting and investment consulting commissions		123,490	103,131
Brokerage and agency commissions		7,059	7,317
Trust and retirement pension plan commissions		34,240	34,561
Fees on asset management		2,049	2,502
Other fees		183,709	112,398

		491,948	380,323
Fees and commission expenses:
Brokerage and agency fees		(9,093)	(7,635)
Other fees		(28,946)	(25,982)

		(38,039)	(33,617)

	~~W~~	453,909	346,706

27. Dividend Income

Dividend income for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Securities measured at FVTPL	~~W~~	297,652	218,475
Securities measured at FVOCI		171,706	112,366
Investments in subsidiaries and associates		388,144	928,804

	~~W~~	857,502	1,259,645

28. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	190,140	66,358
Gains on valuation		289,190	271,999

		479,330	338,357
Losses on securities measured at FVTPL:
Losses on sale		(176,304)	(75,374)
Losses on valuation		(342,125)	(127,364)
Purchase related expense		(324)	(171)

		(518,753)	(202,909)

	~~W~~	(39,423)	135,448

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

29. Net Gain on Financial Liabilities Measured at FVTPL

Net gain related to financial liabilities measured at fair value through profit or loss for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	5,438	625
Gains on valuation		459,661	152,243

		465,099	152,868
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(309)
Losses on valuation		—	(2,679)

		—	(2,988)

	~~W~~	465,099	149,880

30. Net Loss on Securities Measured at FVOCI

Net loss related to securities measured at FVOCI for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	6,486	14,495
Reversal of impairment losses		2,432	—

		8,918	14,495
Losses on securities measured at FVOCI:
Losses on sale		(64,798)	(37,653)
Impairment losses		(1,314)	(4,763)

		(66,112)	(42,416)

	~~W~~	(57,194)	(27,921)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

31. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	5,165,418	2,485,586
Currency		17,393,137	11,370,394
Stock		7,216	13,801
Gains on adjustment of derivatives		17,241	4,336

		22,583,012	13,874,117
Losses on trading purpose derivatives:
Interest		(4,580,277)	(2,378,834)
Currency		(17,170,546)	(10,910,300)
Stock		(16,401)	(4,194)
Losses on adjustment of derivatives		(49,297)	(92,276)

		(21,816,521)	(13,385,604)

		766,491	488,513
Net loss on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		350,465	70,831
Currency		262,364	163,829
Gains on adjustment of derivatives		309	362

		613,138	235,022
Losses on hedging purpose derivatives:
Interest		(1,971,755)	(705,149)
Currency		(814,174)	(717,324)
Losses on adjustment of derivatives		(448)	(422)

		(2,786,377)	(1,422,895)

		(2,173,239)	(1,187,873)
Net gain on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		2,264,372	773,826
Gains on redemption		101,186	184,599

		2,365,558	958,425
Losses on fair value hedged items:
Losses on valuation		(441,181)	(255,932)
Losses on redemption		(396,190)	(205,224)

		(837,371)	(461,156)

		1,528,187	497,269

	~~W~~	121,439	(202,091)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

31. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~267 million of loss and ~~W~~152 million of gain in the statements of comprehensive income as the ineffective portion for the years ended December 31, 2022 and 2021, respectively.

32. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Net loss on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	1,044,586	567,692
Losses on foreign exchange transactions		(1,056,155)	(577,226)

		(11,569)	(9,534)
Net gain (loss) on foreign currency translations:
Gains on foreign currency translations		14,184,182	8,839,001
Losses on foreign currency translations		(14,473,503)	(8,675,100)

		(289,321)	163,901

	~~W~~	(300,890)	154,367

33. Other Operating Income (Expense), net

Other operating income (expense) for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Other operating income:
Gains on sale of loans	~~W~~	36,930	60,323
Gains on disposal of loans measured at FVTPL		8,100	1,860,411
Gains on valuation of loans measured at FVTPL		9,294	83,760
Gains on disposal of investments in subsidiaries and associates		9,823	90,601
Reversal of provisions		47,622	3,687
Others		21,026	16,586

		132,795	2,115,368
Other operating expenses:
Losses on sale of loans		(9,110)	(28,298)
Losses on disposal of loans measured at FVTPL		(8,709)	(9,692)
Losses on valuation of loans measured at FVTPL		(88,248)	(4,349)
Losses on disposal of investments in subsidiaries and associates		(4,399)	(592)
Increase in provisions		(159)	(9,872)
Insurance expenses		(91,363)	(75,121)
Credit guarantee fund salary		(201,730)	(189,504)
Educational taxes		(38,695)	(33,842)
Foreign security contributions		(11,256)	(5,384)
Others		(28,953)	(20,098)

		(482,622)	(376,752)

	~~W~~	(349,827)	1,738,616

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

34. Provision for Credit Losses

Provision for credit losses for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Provision for loan loss allowance	~~W~~	410,450	855,548
Provision for (reversal of) other assets		(579)	1,076
Provision for (reversal of) unused commitments		(256,820)	(137,830)
Provision for (reversal of) financial guarantee provision		(29,679)	(5,078)
Provision for (reversal of) payment guarantees		136,989	133,641

	~~W~~	260,361	847,357

35. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Payroll costs:
Short-term employee benefits	~~W~~	392,968	388,800
Defined benefit costs		70,092	39,995
Defined contribution costs		9,081	7,085

		472,141	435,880
Depreciation and amortization:
Depreciation of property and equipment		71,584	70,860
Amortization of intangible assets		54,262	53,837

		125,846	124,697
Other:
Employee welfare benefits		38,684	33,955
Rent expenses		5,783	5,078
Taxes and dues		39,686	35,228
Advertising expenses		17,762	17,465
Electronic data processing expenses		86,406	83,418
Fees and charges		39,410	36,442
Others		50,653	43,583

		278,384	255,169

	~~W~~	876,371	815,746

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Other non-operating income:
Gain on disposal of assets held for sale	~~W~~	—	3,610
Reversal of impairment loss on assets held for sale		—	27
Gain on disposal of property and equipment		1,912	2,074
Gain on disposal of intangible assets		3	—
Rental income on investment property		3,138	2,877
Others		8,853	5,942

		13,906	14,530
Other non-operating expense:
Losses of disposal of assets held for sale		—	(2)
Impairment loss on assets held for sale		—	(258,428)
Losses on disposal of property and equipment		(1,172)	(592)
Loss on disposal of intangible assets		(5)	—
Depreciation of investment property		(2,084)	(2,209)
Donations		(5,578)	(6,594)
Others		(1,489)	(4,554)

		(10,328)	(272,379)

	~~W~~	3,578	(257,849)

37. Income Tax Expense

(1)	Income tax expense for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Current income tax (*)	~~W~~	35,069	312,034
Changes in income tax before the prior years		(156,122)	(350,718)
Changes in deferred income taxes on temporary differences		(335,728)	2,238,422
Effect of unused tax loss		(156,618)	—
Deferred income tax recognized directly to equity
Other comprehensive income		826,977	(989,694)
Retained earnings		(85,900)	(16,528)

Income tax expense	~~W~~	127,678	1,193,516

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

37. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Profit before income taxes	~~W~~	592,659	3,655,362
Income taxes calculated using enacted tax rates		162,981	1,005,224
Adjustments:
Non-deductible losses and tax-free gains		(25,196)	(45,570)
Non-recognition effect of deferred income taxes		108,071	258,005
Net adjustments for prior years		(38,944)	(34,694)
Tax rate reduction effects		(94,731)	—
Others		15,497	10,551

		(35,303)	188,292

Income tax expense	~~W~~	127,678	1,193,516

Effective tax rate (%)		21.54	32.65

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

37. Income Tax Expense, Continued

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2022 and 2021 are as follows:

	2022
	January 1, 2022(*)		Decrease	Increase	December 31, 2022	Deferred tax assets (liabilities)
Derivatives	~~W~~	(484,588)	(484,588)	1,198,740	1,198,740	317,666
Investments in subsidiaries and associates		(9,363,282)	(164,416)	1,168,617	(8,030,249)	(2,863,687)
Losses on fair value hedged items valuation		123,404	123,404	(1,797,984)	(1,797,984)	(476,466)
Losses on foreign exchange translation for hedged liabilities		(162,252)	(162,252)	(132,878)	(132,878)	(35,213)
Impairment losses on debt securities		65,933	—	—	65,933	17,472
Impairment losses on equity securities		55,831	43,931	—	11,900	3,154
Defined benefit obligation		367,092	35,937	—	331,155	87,756
Plan assets		(366,341)	(27,677)	(65,574)	(404,238)	(107,123)
Financial assets held for trading		(50,634)	407	(10,644)	(61,685)	(16,347)
Available-for-sale financial assets		(146,364)	—	—	(146,364)	178
Write-off		3,461,549	2,208,028	24,555	1,278,076	332,973
Provisions		1,067,718	1,574,419	1,494,405	987,704	261,742
Property impairment losses		6,284	173	—	6,111	1,619
Dividends Receivable		13,609	—	—	13,609	3,606
Loan origination fees		(16,573)	(16,573)	(21,697)	(21,697)	(5,750)
Gains on sales of loans		(2,396,048)	(4,542)	(150,102)	(2,541,608)	(673,526)
Others		(674,045)	2,043,140	1,106,100	(1,611,085)	(469,850)

		(8,498,707)	5,169,391	2,813,538	(10,854,560)	(3,621,794)
Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		2,512,727	—	299,860	2,812,587	—

	~~W~~	(11,011,434)	5,169,391	3,113,398	(13,667,147)	(3,621,794)

Unused tax loss	~~W~~	—	—	591,011	591,011	156,618

(*)	Temporary differences as of January 1, 2022 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

37. Income Tax Expense, Continued

	2021
	January 1, 2021 (*)		Decrease	Increase	December 31, 2021	Deferred tax assets (liabilities)
Derivatives	~~W~~	(1,478,054)	(1,478,054)	(484,588)	(484,588)	(133,262)
Investments in subsidiaries and associates		(6,936,110)	55,644	(2,461,274)	(9,453,028)	(3,248,672)
Losses on fair value hedged items valuation		680,195	680,195	123,404	123,404	33,936
Losses on foreign exchange translation for hedged liabilities		(18,376)	(18,376)	(162,252)	(162,252)	(44,619)
Impairment losses on debt securities		65,933	—	—	65,933	18,132
Impairment losses on equity securities		60,351	7,021	—	53,330	14,666
Defined benefit obligation		385,405	18,313	—	367,092	100,950
Plan assets		(336,831)	(18,313)	(24,514)	(343,032)	(94,334)
Financial assets held for trading		(43,634)	7,407	407	(50,634)	(13,924)
Available-for-sale financial assets		(146,364)	—	—	(146,364)	185
Write-off		3,443,577	277,227	293,107	3,459,457	939,146
Provisions		923,130	1,429,831	1,574,419	1,067,718	293,622
Property impairment losses		6,457	173	—	6,284	1,728
Dividends Receivable		8,365	8,365	5,245	5,245	1,442
Loan origination fees		(9,063)	(9,063)	(16,573)	(16,573)	(4,558)
Gains on sales of loans		(63,311)	(242)	(2,332,979)	(2,396,048)	(658,913)
Others		(825,857)	4,672,829	1,604,388	(3,894,298)	(1,163,047)

		(4,284,187)	5,632,957	(1,881,210)	(11,798,354)	(3,957,522)
Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		1,886,720	—	626,007	2,512,727	—

	~~W~~	(6,170,907)	5,632,957	(2,507,217)	(14,311,081)	(3,957,522)

(*)	Temporary differences as of January 1, 2021 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

37. Income Tax Expense, Continued

(4)	Changes in income tax expense recognized directly to equity for the years ended December 31, 2022 and 2021 are as follows:

	2022
	December 31, 2022			January 1, 2022		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	2,557,521	(922,099)	4,701,972	(1,783,506)	861,407
Exchange differences on translation of foreign operations		132,126	—	39,000	—	—
Net gain (loss) on valuation of cash flow hedge		5,322	(1,919)	1,399	(531)	(1,388)
Net gain on hedges of net investments in foreign operations		(71,202)	25,672	(21,112)	8,008	17,664
Remeasurements of defined benefit liabilities		104,870	(37,808)	51,739	(19,623)	(18,185)
Fair value changes on financial liabilities designated at fair value due to credit risk		90,696	(32,702)	476	(181)	(32,521)

	~~W~~	2,819,333	(968,856)	4,773,474	(1,795,833)	826,977

Income tax benefit recognized direct to retained earnings amounting to ~~W~~85,900 million is the tax effect of realized income amounting to ~~W~~ 312,365 million from disposal of equity securities measured at FVOCI.

	2021
	December 31, 2021			January 1, 2021		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	4,701,972	(1,783,506)	2,079,878	(788,919)	(994,587)
Exchange differences on translation of foreign operations		39,000	—	(60,912)	—	—
Net gain (loss) on valuation of cash flow hedge		1,399	(531)	34	(13)	(518)
Net gain on hedges of net investments in foreign operations		(21,112)	8,008	35,507	(13,468)	21,476
Remeasurements of defined benefit liabilities		51,739	(19,623)	15,634	(5,928)	(13,695)
Fair value changes on financial liabilities designated at fair value due to credit risk		476	(181)	(5,770)	2,189	(2,370)

	~~W~~	4,773,474	(1,795,833)	2,064,371	(806,139)	(989,694)

Income tax benefit recognized direct to retained earnings amounting to ~~W~~16,528 million is the tax effect of realized income amounting to ~~W~~60,102 million from disposal of equity securities measured at FVOCI.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2022 and 2021 are computed as follows:

(i) Basic earnings per share

	2022		2021
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	464,981,486,967	2,461,845,944,398
Weighted-average number of ordinary shares outstanding (B)		4,477,598,343	4,319,226,656

Basic earnings per share (A/B) (in won)	~~W~~	104	570

(ii) Weighted-average number of ordinary shares outstanding

	2022
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,377,311,768	365	1,597,718,795,320
Increased paid-in capital (B)	78,400,000	318	24,931,200,000
Increased paid-in capital (C)	61,600,000	184	11,334,400,000
Increased paid-in capital (D)	113,000,000	3	339,000,000

Cumulative shares (D = A+B+C+D)			1,634,323,395,320

Weighted-average number of ordinary shares outstanding (D/365)			4,477,598,343

	2021
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,153,145,768	365	1,515,898,205,320
Increased paid-in capital (B)	102,000,000	338	34,476,000,000
Increased paid-in capital (C)	122,166,000	214	26,143,524,000

Cumulative shares (D = A+B+C)			1,576,517,729,320

Weighted-average number of ordinary shares outstanding (D/365)			4,319,226,656

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2022 and 2021 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	3,721,125	432,969	4,369,781	1,685,428
Securities measured at amortized cost(*)		3,196,592		2,455,324

	~~W~~	6,917,717	432,969	6,825,105	1,685,428

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	220,420	276,041
Guarantees for bond issuance		1,860,754	2,224,142
Guarantees for loans		560,129	611,091
Letter of guarantee		64,924	37,292
Guarantees for on-lending debt		4,877	6,794
Others		6,219,285	4,593,406

		8,930,389	7,748,766
Unconfirmed acceptances and guarantees:
Letter of credit		1,940,855	1,979,841
Others		5,836,016	4,224,656

		7,776,871	6,204,497
Commitments:
Commitments on loans		47,205,974	46,591,132
Others		2,020,595	2,020,595

		49,226,569	48,611,727

	~~W~~	65,933,829	62,564,990

41. Trust Accounts

(1)	Trust accounts as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Accrued trust fee	~~W~~	10,052	8,585
Borrowings from trust accounts		583,034	965,733
Accrued interest on deposits		511	686

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

41. Trust Accounts, Continued

(2)	Transactions with trust accounts for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Trust management fee	~~W~~	31,223	31,729
Interest expenses of borrowings from trust accounts		17,585	7,167

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Principals guaranteed money trust	~~W~~	224,876	236,858
Principals and interest guaranteed money trust		229,324	234,697

	~~W~~	454,200	471,555

Principal of money and property trust	~~W~~	421,623	436,299
Accrued trust profit		32,577	35,256

42. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2022 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 7 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 12 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 17 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., HANJIN KAL, Korean Air Lines Co., Ltd., Korea Ocean Business Corporation and 14 others, Keistone Value Investment 2nd Private Equity Fund and 99 others, Hana K-New Deal Unicorn Fund and 112 others
Others	Key management personnel

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

(2)	Significant balances with related parties as of December 31, 2022 and 2021 are as follows:

	Account	December 31, 2022		December 31, 2021
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	1,924	74,158
	Allowance for loan losses		(1)	(36)
	Derivative financial assets		1,305	1,463
	Other assets		2	4
	Deposits		100,255	447
	Other liabilities		35,408	35,539
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		606	9,028
	Other liabilities		1	34
KDB Ireland Ltd.	Loans		753,188	543,636
	Allowance for loan losses		(241)	(158)
	Derivative financial assets		18	5,141
	Other assets		3,138	114
	Derivative financial liabilities		19,778	1,510
KDB Bank Europe Ltd.	Cash and due from banks		365,513	353,575
	Loans		40,536	—
	Allowance for loan losses		(13)	—
	Derivative financial assets		—	2,202
	Other assets		2,854	—
	Derivative financial liabilities		501	—
	Other liabilities		—	1,872
Banco KDB Do Brazil S.A.	Cash and due from banks		87,444	59,275
	Loans		234,451	210,426
	Allowance for loan losses		(75)	(78)
	Other assets		2,802	317
	Allowance of other assets		(1)	—
PT KDB Tifa Finance Tbk	Loans		25,346	23,710
	Allowance for loan losses		(8)	(7)
	Other assets		92	12
KDB Silicon Valley LLC	Deposits		107,721	86,542
	Other liabilities		321	20
KDB Asia Ltd.	Cash and due from banks		1,346,583	1,344,965
	Loans		228,114	450,474
	Allowance for loan losses		(73)	(130)
	Derivative financial assets		25	26
	Other assets		8,872	1,237
	Allowance of other assets		(1)	—
	Deposits		2	2
	Borrowings		32,967	43,707
	Derivative financial liabilities		14,551	2,408
	Other liabilities		146	167

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2022		December 31, 2021
KDB Investment PEF No.1	Loans	~~W~~	—	600,000
	Allowance for loan losses		—	(2,554)
	Derivative financial assets		—	800
	Other assets		—	8,758
	Allowance of other assets		—	(32)
	Deposits		—	215,203
	Derivative financial liabilities		—	3,550
	Other liabilities		—	140
	Other provisions		—	1,630
KDB Consus Value PEF	Securities		18,494	40,101
	Derivative financial assets		13,564	8,633
	Other assets		149	345
	Deposits		139	62
	Derivative financial liabilities		8,302	1,083
	Other liabilities		708	702
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,549,024	1,432,973
	Allowance for loan losses		(821,394)	(599,475)
	Derivative financial assets		460,879	194,696
	Other assets		10,650	1,488
	Deposits		169,965	473,357
	Derivative financial liabilities		18	2,731
	Other liabilities		13,144	30,802
	Other provisions		786,164	781,272
Corporate Liquidity Assistance Agency Co., Ltd.	Loans		440,000	440,000
	Allowance for loan losses		(152)	(142)
	Other assets		44,544	24,331
	Allowance of other assets		(15)	(8)
	Deposits		444,924	610,416
	Other liabilities		507	190
	Other provisions		144	135
Others	Loans		1,336,253	1,015,470
	Allowance for loan losses		(141,003)	(432,829)
	Derivative financial assets		5,473	10,697
	Other assets		3,105	11,853
	Allowance of other assets		(344)	(5,384)
	Deposits		136,609	93,295
	Borrowings		44,553	95,565
	Derivative financial liabilities		850	205
	Other liabilities		6,078	16,927
	Other provisions		3,728	246,239

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	December 31, 2022		December 31, 2021
Associates:
Korea Electric Power Co., Ltd.	Securities	~~W~~	177,317	10,759
	Loans		227,477	236,223
	Allowances for loan losses		(1,151)	(1,428)
	Derivative financial assets		92,381	2,409
	Other assets		4,409	2,074
	Deposits		23,196	400,963
	Borrowings		2,253	2,649
	Derivative financial liabilities		223,611	149,969
	Other liabilities		57,487	3,434
	Other provisions		59	12
KG Dongbu Steel Co., Ltd.	Loans		—	783,695
	Allowances for loan losses		—	(4,093)
	Other assets		—	375
	Deposits		—	12,294
	Other liabilities		—	76
	Other provisions		—	682
HMM Co., Ltd.	Securities		5,233,622	7,315,547
	Loans		164,292	202,509
	Allowances for loan losses		(2,243)	(30,614)
	Other assets		7,123	7,236
	Deposits		509,920	1,876,483
	Other liabilities		10,468	9,145
HANJIN KAL	Loans		373,445	449,252
	Other assets		481	518
	Deposits		70,000	—
	Other liabilities		1,050	—
Korean Air Lines Co., Ltd.	Loans		1,189,100	—
	Allowances for loan losses		(8,798)	—
	Other assets		11,989	—
	Deposits		1,716,833	—
	Other liabilities		23,075	—
	Derivative financial liabilities		73,131	—
Korea Ocean Business Corporation	Loans		—	15,237
	Allowances for loan losses		—	(2)
	Other assets		—	16
	Deposits		25,000	40,000
	Other liabilities		386	237
Others	Securities		—	1,454
	Loans		209,978	445,904
	Allowances for loan losses		(480)	(8,250)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

Account	December 31, 2022		December 31, 2021
Other assets	~~W~~	6,472	6,900
Deposits		323,333	470,808
Other liabilities		2,215	2,307
Other provisions		46	76,500

(*1)	Daewoo Engineering & Construction Co., Ltd. that was the subsidiary of KDB Investment PEF No.1 is disposed and is excluded from the Bank’s related parties for the year ended December 31, 2022.
(*2)	KG Dongbu Steel Co., Ltd. is excluded from the Bank’s related parties due to the disposal of shares for the year ended December 31, 2022.

(3)	Significant profit or loss with related parties for the years ended December 31, 2022 and 2021 are as follows:

	Account	2022		2021
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	305	92
	Dividend income		69,766	27,956
	Reversal of allowance for loan losses		35	—
	Fees and commission income, other income		5,418	6,018
	Interest expenses		(1,058)	(417)
	Provision for loan losses		—	(33)
	Other operating expenses		(119)	(513)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,499	9,089
	Interest expenses		(106)	(121)
KDB Ireland Ltd.	Interest income		12,111	1,186
	Fees and commission income, other income		4,626	5,176
	Interest expenses		(1)	(1)
	Provision for loan losses		(74)	(57)
	Other operating expenses		(26,771)	(8,028)
KDB Bank Europe Ltd.	Interest income		5,846	712
	Fees and commission income, other income		183	2,760
	Interest expenses		(4)	(1)
	Provision for loan losses		(13)	—
	Other operating expenses		(6,900)	(596)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	2022		2021
Banco KDB Do Brazil S.A.	Interest income	~~W~~	5,133	1,016
	Reversal of allowance for loan losses		8	—
	Provision for loan losses		—	(45)
	Other operating expenses		(1)	—
PT KDB Tifa Finance Tbk	Interest income		576	160
	Provision for loan losses		(1)	(1)
KDB Silicon Valley LLC	Fees and commission income, other income		384	—
	Interest expenses		(2,648)	(22)
KDB Asia Ltd.	Interest income		36,144	8,258
	Reversal of allowance for loan losses		63	—
	Fees and commission income, other income		830	2,386
	Interest expenses		(821)	(426)
	Provision for loan losses		—	(57)
	Other operating expenses		(14,167)	(6,412)
KDB Investment PEF No.1	Interest income		2,926	22,780
	Fees and commission income, other income		2,949	2,567
	Interest expenses		(230)	(230)
	Other operating expenses		—	(4,805)
KDB Consus Value PEF	Interest income		1,404	1,600
	Fees and commission income, other income		34,354	21,087
	Interest expenses		(7)	(6)
	Other operating expenses		(11,114)	(1,094)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		55,968	21,470
	Fees and commission income, other income		1,101,411	696,230
	Interest expenses		(4,732)	(4,988)
	Provision for loan losses		(195,154)	(117,849)
	Other operating expenses		(527,175)	(247,919)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		20,212	19,880
	Fees and commission income, other income		—	33
	Interest expenses		(7,752)	(7,226)
	Provision for loan losses		(10)	(78)
	Other operating expenses		(16)	(7)
Others	Interest income		40,171	44,048
	Dividend income		58,996	74,548
	Reversal of allowance for loan losses		253,724	72,674

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	2022		2021
	Fees and commission income, other income	~~W~~	222,300	195,228
	Interest expenses		(2,631)	(639)
	Provision for loan losses		(382,807)	(118,800)
	Other operating expenses		(184,219)	(216,888)
Associates:
Korea Electric Power Co., Ltd.	Interest income		12,096	2,994
	Dividend income		—	256,862
	Reversal of allowance for loan losses		379	351
	Fees and commission income, other income		136,288	19,298
	Interest expenses		(3,357)	(1,006)
	Other operating expenses		(208,915)	(254,043)
KG Dongbu Steel Co., Ltd.	Interest income		—	11,889
	Dividend income		—	1,101
	Reversal of allowance for loan losses		—	51,228
	Fees and commission income, other income		—	27,840
	Interest expenses		—	(13)
	Other operating expenses		—	(10,866)
HMM Co., Ltd.	Interest income		42,406	43,330
	Dividend income		60,720	—
	Reversal of allowance for loan losses		28,372	62,402
	Fees and commission income, other income		19,561	1,830,596
	Interest expenses		(7,724)	(3,377)
	Other operating expenses		(192,015)	(85,660)
Hanjin Heavy Industries & Construction Co., Ltd. (*)	Interest income		—	2,962
	Fees and commission income, other income		—	133,190
	Interest expenses		—	(177)
	Provision for loan losses		—	(3,514)
	Other operating expenses		—	(2,930)
HANJIN KAL	Interest income		6,713	7,012
	Fees and commission income, other income		15	58,399
	Interest expenses		(1,184)	—
	Other operating expenses		(75,807)	—
Korean Air Lines Co., Ltd.	Interest income		44,609	—
	Reversal of allowance for loan losses		13,348	—
	Fees and commission income, other income		62,228	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

	Account	2022		2021
	Interest expenses	~~W~~	(41,878)	—
	Other operating expenses		(144,436)	—
Korea Ocean Business Corporation	Interest income		343	213
	Reversal of allowance for loan losses		2	—
	Fees and commission income, other income		2,907	1,338
	Interest expenses		(266)	(237)
Others	Interest income		6,738	20,066
	Dividend income		218,852	606,017
	Reversal of allowance for loan losses		4	348,053
	Fees and commission income, other income		5,639	23,393
	Interest expenses		(6,422)	(2,332)
	Provision for loan losses		(129)	(641)
	Other operating expenses		(329)	(31,566)

(*)

The amounts are profit or loss recognized until the Hanjin Heavy Industries & Construction Co., Ltd. was excluded from the related parties due to the Bank’s sale of shares for the year ended December 31, 2021.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of December 31, 2022 and 2021 are as follows:

	Account	December 31, 2022		December 31, 2021
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	250,000
KDB Investment PEF No.1	Unconfirmed acceptances and guarantees		—	4,386
	Commitments		—	413,874
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,560,260	1,457,948
	Unconfirmed acceptances and guarantees		2,781,317	1,818,741
	Commitments		2,337,089	4,047,436
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	560,000
Others	Confirmed acceptances and guarantees		—	464,349
	Unconfirmed acceptances and guarantees		5,885	192,627
	Commitments		85,625	501,800
Associates:
KG Dongbu Steel Co., Ltd. (*)	Unconfirmed acceptances and guarantees		—	32,487
	Commitments		—	186,021
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		177,367	—
Others	Commitments		426,085	221,182

		~~W~~	9,433,628	10,150,851

(*)	KG Dongbu Steel Co., Ltd. is excluded from the Bank’s related parties due to the disposal of shares for the year ended December 31, 2021.

(5)	Details of compensation to key management personnel for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Short-term employee benefits	~~W~~	1,166	1,213
Post-employment benefits		30	33

	~~W~~	1,196	1,246

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of December 31, 2022 and 2021.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Cash and due from banks:
Cash and foreign currencies	~~W~~	70,525	55,083
Due from banks in Korean won		3,931,203	6,007,684
Due from banks in foreign currencies / off-shores		7,537,078	5,913,000

		11,538,806	11,975,767
Less: Restricted due from banks, others		(4,450,242)	(3,409,429)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government and public bonds		39,903	—
Loans measured at amortized cost:
Call-loans		2,249,447	653,340
Inter-bank loans		2,494,555	233,898

		4,744,002	887,238

	~~W~~	11,872,469	9,453,576

(2)	Significant transactions not involving cash flows for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Decrease in loans due to write-offs	~~W~~	85,067	33,671
Increase in securities measured at FVOCI due to debt-to-equity swap, etc		13,505	146,183
Increase in investments in subsidiaries and associates due to debt-to-equity swap, etc.		—	2,658,000
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(3,005,858)	3,616,681
Deferred income tax effect due to securities valuation		861,407	(994,587)
Reclassification of investments in subsidiaries and associates to assets held for sale		(1,371,052)	—
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		19,125	—
Transfer from property and equipment to investment property		937	4,004
Recognition of right-of-use assets and lease liabilities		62,099	115,586
In-kind equity		565,000	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	2,373,401	57,619	3,349,080	1,307,268
Loaned securities		—	—	417,640	—

	~~W~~	2,373,401	57,619	3,766,720	1,307,268

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	623,264	718,103	10,610,539	11,951,906
Securities measured at FVOCI		2,929,043	18,531,804	16,224,072	37,684,919
Loans measured at FVTPL		—	—	541,811	541,811
Derivative financial assets		—	9,781,693	12,762	9,794,455

	~~W~~	3,552,307	29,031,600	27,389,184	59,973,091

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,469,724	—	1,469,724
Derivative financial liabilities		34	11,276,609	40,359	11,317,002

	~~W~~	34	12,746,333	40,359	12,786,726

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	606,008	1,348,367	7,864,436	9,818,811
Securities measured at FVOCI		1,819,791	17,419,641	18,635,704	37,875,136
Loans measured at FVTPL		—	—	644,412	644,412
Derivative financial assets		1	5,295,504	10,067	5,305,572

	~~W~~	2,425,800	24,063,512	27,154,619	53,643,931

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	2,067,144	—	2,067,144
Derivative financial liabilities		2	4,746,616	11,223	4,757,841

	~~W~~	2	6,813,760	11,223	6,824,985

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2022	~~W~~	7,864,436	18,635,704	644,412	10,067	27,154,619	11,223
Profit or loss		118,898	—	(78,954)	5,295	45,239	29,136
Other comprehensive income		—	(2,321,954)	—	—	(2,321,954)	—
Acquisition / Issue		2,981,856	1,364,206	50,950	—	4,397,012	—
Sale / Settlement		(360,003)	(853,910)	(74,597)	(2,600)	(1,291,110)	—
Transfer out(*)		—	(599,974)	—	—	(599,974)	—
Transfer in(*)		5,352	—	—	—	5,352	—

December 31, 2022	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	2021
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2021	~~W~~	6,232,064	14,634,541	1,434,514	8,214	22,309,333	6,451
Profit or loss		172,327	—	79,411	8,547	260,285	4,772
Other comprehensive income		—	3,691,901	—	—	3,691,901	—
Acquisition / Issue		1,857,647	494,015	52,450	—	2,404,112	—
Sale / Settlement		(397,602)	(157,861)	(921,963)	(6,694)	(1,484,120)	—
Transfer out(*)		—	(26,892)	—	—	(26,892)	—
Transfer in(*)		—	—	—	—	—	—

December 31, 2021	~~W~~	7,864,436	18,635,704	644,412	10,067	27,154,619	11,223

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the years ended December 31, 2022 and 2021 are as follows:

	2022		2021
Beginning balance	~~W~~	3,989	4,375
Amortization		(385)	(386)

Ending balance	~~W~~	3,604	3,989

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2022 and 2021 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2022 and 2021 are as follows:

December 31, 2022
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.35 ~ 41.31
	method, Relative value	Rate of increase in	—
	approach, Net asset	property disposal price
	value approach, etc.	Rate of increase in	—
liquidation value
		Volatility	16.89 ~ 44.54
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	9.08 ~ 18.51
	approach, Net asset	Volatility	16.52 ~ 46.53
value approach, etc.
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.89 ~ 44.54
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	80.87 ~ 102.80
		Correlation coefficient	0.87 ~ 0.95
Interest rate options	Modified Black model	Volatility	80.87 ~ 102.80
Stock index options	Black-Scholes model	Volatility	8.70 ~ 72.20

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2021
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.52 ~ 13.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	property disposal price
	value approach, etc.	Rate of increase in	—
liquidation value
		Volatility	17.89 ~ 41.50
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	7.70 ~17.56
	approach, Net asset	Volatility	19.48 ~ 33.20
value approach
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	17.89 ~ 34.16
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	38.23 ~ 49.07
		Correlation coefficient	0.43 ~ 0.87
Interest rate options	Modified Black model	Volatility	38.23 ~ 49.07
Stock index options	Black-Scholes model	Volatility	5.40 ~ 71.40
Equity options	Discounted cash flow	Volatility	18.87 ~ 25.49
method and others

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	50,112	(47,080)	—	—
Securities measured at FVOCI (*1)		—	—	36,873	(29,480)
Loans measured at FVTPL (*2)		10,372	(9,957)	—	—
Derivative financial assets (*2)		218	(217)	—	—

	~~W~~	60,702	(57,254)	36,873	(29,480)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2021
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	8,690	(6,723)	—	—
Securities measured at FVOCI (*1)		—	—	43,861	(31,587)
Loans measured at FVTPL (*2)		9,041	(8,029)	—	—
Derivative financial assets (*2)		3,745	(3,728)	—	—

	~~W~~	21,476	(18,480)	43,861	(31,587)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 in 2022 and 2021, ~~W~~18,704,023 million and ~~W~~17,718,595 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	7,088,563	4,450,243	—	11,538,806
Securities measured at amortized cost		2,964,285	3,391,599	—	6,355,884
Loans measured at amortized cost (*)		—	2,249,447	194,990,235	197,239,682
Other financial assets (*)		—	6,344,790	1,329,534	7,674,324

	~~W~~	10,052,848	16,436,079	196,319,769	222,808,696

Financial liabilities:
Deposits (*)	~~W~~	—	2,271,579	65,998,390	68,269,969
Borrowings (*)		—	1,395,037	23,872,311	25,267,348
Debentures		—	158,228,192	—	158,228,192
Other financial liabilities (*)		—	2,836,258	3,868,478	6,704,736

	~~W~~	—	164,731,066	93,739,179	258,470,245

	December 31, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	8,566,338	3,409,429	—	11,975,767
Securities measured at amortized cost		1,437,496	1,531,381	—	2,968,877
Loans measured at amortized cost (*)		—	653,340	170,486,002	171,139,342
Other financial assets (*)		—	5,097,270	738,178	5,835,448

	~~W~~	10,003,834	10,691,420	171,224,180	191,919,434

Financial liabilities:
Deposits (*)	~~W~~	—	2,294,155	50,441,274	52,735,429
Borrowings (*)		—	861,402	21,183,763	22,045,165
Debentures		—	146,446,618	—	146,446,618
Other financial liabilities (*)		—	3,920,770	2,886,692	6,807,462

	~~W~~	—	153,522,945	74,511,729	228,034,674

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2022 and 2021 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	7,088,563	—	—	—	—	4,450,243	—	11,538,806
Securities measured at FVTPL		39,903	11,912,003	—	—	—	—	—	11,951,906
Securities measured at FVOCI		—	—	—	20,814,864	16,870,055	—	—	37,684,919
Securities measured at amortized cost		—	—	—	—	—	6,355,884	—	6,355,884
Loans measured at FVTPL		—	541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		4,744,002	—	—	—	—	193,301,601	—	198,045,603
Derivative financial assets		—	9,609,026	—	—	—	—	185,429	9,794,455
Other financial assets		—	—	—	—	—	7,676,612	—	7,676,612

	~~W~~	11,872,468	22,062,840	—	20,814,864	16,870,055	211,784,340	185,429	283,589,996

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,469,724	—	—	—	—	1,469,724
Deposits		—	—	—	—	—	68,326,656	—	68,326,656
Borrowings		—	—	—	—	—	25,429,244	—	25,429,244
Debentures		—	—	—	—	—	158,711,896	—	158,711,896
Derivative financial liabilities		—	10,118,348	—	—	—	—	1,198,654	11,317,002
Other financial liabilities		—	—	—	—	—	6,717,731	—	6,717,731

	~~W~~	—	10,118,348	1,469,724	—	—	259,185,527	1,198,654	271,972,253

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	December 31, 2021
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	8,566,338	—	—	—	—	3,409,429	—	11,975,767
Securities measured at FVTPL		—	9,818,811	—	—	—	—	—	9,818,811
Securities measured at FVOCI		—	—	—	18,994,503	18,880,633	—	—	37,875,136
Securities measured at amortized cost		—	—	—	—	—	2,968,877	—	2,968,877
Loans measured at FVTPL		—	644,412	—	—	—	—	—	644,412
Loans measured at amortized cost		887,238	—	—	—	—	169,876,156	—	170,763,394
Derivative financial assets		—	4,776,872	—	—	—	—	528,700	5,305,572
Other financial assets		—	—	—	—	—	5,836,048	—	5,836,048

	~~W~~	9,453,576	15,240,095	—	18,994,503	18,880,633	182,090,510	528,700	245,188,017

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,067,144	—	—	—	—	2,067,144
Deposits		—	—	—	—	—	52,792,121	—	52,792,121
Borrowings		—	—	—	—	—	22,063,777	—	22,063,777
Debentures		—	—	—	—	—	145,365,330	—	145,365,330
Derivative financial liabilities		—	4,501,378	—	—	—	—	256,463	4,757,841
Other financial liabilities		—	—	—	—	—	6,817,630	—	6,817,630

	~~W~~	—	4,501,378	2,067,144	—	—	227,038,858	256,463	233,863,843

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	9,794,455	—	9,794,455	5,814,449	71,536	3,908,470
Unsettled spot exchange receivables (*)		2,597,457	—	2,597,457	2,593,577	—	3,880
Unsettled domestic exchange receivables		6,008,639	2,261,306	3,747,333	—	—	3,747,333
Security pledged as collateral for repurchase agreements		2,373,401	—	2,373,401	57,619	—	2,315,782
Reverse repurchase agreements		2,240,000	—	2,240,000	2,240,000	—	—
Loaned securities		—	—	—	—	—	—
Receivables from securities transaction		11,940	—	11,940	11,940	—	—

	~~W~~	23,025,892	2,261,306	20,764,586	10,717,585	71,536	9,975,465

	December 31, 2022
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	11,317,002	—	11,317,002	5,552,654	501	5,763,847
Unsettled spot exchange payables (*)		2,593,992	—	2,593,992	2,593,577	—	415
Unsettled domestic exchange payables		2,503,572	2,261,306	242,266	—	—	242,266
Repurchase agreements		57,619	—	57,619	57,619	—	—
Payables from securities transaction		18,305	—	18,305	18,305	—	—

	~~W~~	16,490,490	2,261,306	14,229,184	8,222,155	501	6,006,528

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2021
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	5,305,572	—	5,305,572	3,485,084	19,412	1,801,076
Unsettled spot exchange receivables (*)		3,302,464	—	3,302,464	3,300,991	—	1,473
Unsettled domestic exchange receivables		3,502,263	1,707,457	1,794,806	—	—	1,794,806
Security pledged as collateral for repurchase agreements		3,349,080	—	3,349,080	1,307,268	—	2,041,812
Reverse repurchase agreements		790,000	—	790,000	790,000	—	—
Loaned securities		417,640	—	417,640	417,640	—	—
Receivables from securities transaction		12,553	—	12,553	12,553	—	—

	~~W~~	16,679,572	1,707,457	14,972,115	9,313,536	19,412	5,639,167

	December 31, 2021
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	4,757,841	—	4,757,841	2,988,272	105,989	1,663,580
Unsettled spot exchange payables (*)		3,303,324	—	3,303,324	3,300,991	—	2,333
Unsettled domestic exchange payables		2,324,903	1,707,457	617,446	—	—	617,446
Repurchase agreements		1,307,268	—	1,307,268	1,307,268	—	—
Payables from securities transaction		10,036	—	10,036	10,036	—	—

	~~W~~	11,703,372	1,707,457	9,995,915	7,606,567	105,989	2,283,359

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	594,063	(2,363,552)	32,111	3,495,076	1,757,698
Operating income (loss) from intersegment sales		(13,094)	2,134,556	—	(2,121,462)	—

	~~W~~	580,969	(228,996)	32,111	1,373,614	1,757,698

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	(65,255)	1,848,863	20,821	1,745,727	3,550,156
Operating income (loss) from intersegment sales		5,536	754,438	—	(759,974)	—

	~~W~~	(59,719)	2,603,301	20,821	985,753	3,550,156

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

48. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2022 and 2021 are as follows:

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	871,204	(463,883)	9,421	1,327,073	1,743,815
Non-interest income
Income related to securities (*1)		(17,602)	(136,455)	—	57,440	(96,617)
Other non-interest income		512,907	778,927	36,350	2,377	1,330,561

		495,305	642,472	36,350	59,817	1,233,944
Provision for loan losses and others (*2)		(42,977)	(297,286)	—	(3,427)	(343,690)
General and administrative expenses		(742,563)	(110,299)	(13,660)	(9,849)	(876,371)

Operating income	~~W~~	580,969	(228,996)	32,111	1,373,614	1,757,698

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,181,060	(158,369)	2,328	633,590	1,658,609
Non-interest income
Income related to securities (*1)		63,729	17,194	—	26,604	107,527
Other non-interest income		602,798	2,807,533	36,448	(23,092)	3,423,687

		666,527	2,824,727	36,448	3,512	3,531,214
Provision for loan losses and others (*2)		(924,878)	95,316	—	5,641	(823,921)
General and administrative expenses		(982,428)	(158,373)	(17,955)	343,010	(815,746)

Operating income	~~W~~	(59,719)	2,603,301	20,821	985,753	3,550,156

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

48. Operating Segments, Continued

(4)

Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2022 and 2021 and the geographical non-current asset information as of December 31, 2022 and 2021 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2022		2021	December 31, 2022	December 31, 2021
Domestic	~~W~~	47,753,159	31,511,510	28,918,343	29,704,702
Overseas		2,198,448	776,644	86,363	108,076

	~~W~~	49,951,607	32,288,154	29,004,706	29,812,778

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, gain on derivatives, foreign currency transaction gain, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2022, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2022

•	Contingency funding plan for 2022

•	Setting and managing exposure limits by country for 2022

•	Increase of internal capital limit for interest rate risk of Korean won

•	Major reporting

•	Result of integrated crisis analysis for the second half of 2021

•	Resolution of Credit Committee for the fourth quarter of 2021

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2022

•	Allocation of internal capital limits of 2022

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

•	Resolution of Credit Committee for the first quarter of 2022

•	Changes the period of the additional allowance for loan losses for COVID-19 forbearance companies

•	Increase of industry limits for feed manufacturing considering external factors

•	Result of operation of corporate credit rating system in 2022

•	Result of integrated crisis analysis for the first half of 2022

•	Resolution of Credit Committee for the second quarter of 2022

•	Verification of risk-weighted assets for BIS ratio as of December 31, 2021

•	Review of the outlook and management plan for the BIS ratio

•	Result of assessment of suitability for internal capital for 2022

•	Result of BCP training for 2022

•	Result of integrated crisis analysis for the second half of 2022

•	Resolution of Credit Committee for the third quarter of 2022

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach

	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR

Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY (*)	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance	IFRS	Jan. 2011	Incurred loss model
Calculation System	IFRS 9	Mar. 2017	Expected loss model

(*)	To comply with the amended regulation relating to risk-weighted assets under Basel III, the upgrade of relevant systems was completed in March 2021.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book, FRTB) and Operational Risk Regulation under Basel III during the second half of 2022, and plans to respond to the regulatory changes smoothly starting from 2023.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Details of loans by credit rating as of December 31, 2022 and 2021 are as follows:

< Corporate >

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	169,982,892	150,604,520	19,378,372	—
BBB2 ~ CCC		30,582,238	8,314,570	20,210,063	2,057,605
Below CC		1,283,425	—	52,693	1,230,732

	~~W~~	201,848,555	158,919,090	39,641,128	3,288,337

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	138,451,664	123,087,995	15,363,669	—
BBB2 ~ CCC		34,125,651	11,317,394	21,134,914	1,673,343
Below CC		2,133,285	—	12,670	2,120,615

	~~W~~	174,710,600	134,405,389	36,511,253	3,793,958

< Retail >

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	181,023	173,381	7,642	—
Grade 7~ Grade 8		2,116	—	2,084	32
Grade 9~ Grade 10		536	—	—	536

	~~W~~	183,675	173,381	9,726	568

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	203,299	192,455	10,838	6
Grade 7~ Grade 8		2,709	—	2,701	8
Grade 9~ Grade 10		572	—	—	572

	~~W~~	206,580	192,455	13,539	586

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of December 31, 2022 and 2021 are as follows:

< Corporate >

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	42,065,612	38,276,358	3,789,254	—
BBB2 ~ CCC		5,108,112	1,943,066	3,112,816	52,230
Below CC		—	—	—	—

	~~W~~	47,173,724	40,219,424	6,902,070	52,230

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,921,986	6,008,602	913,384	—
BBB2 ~ CCC		9,773,163	4,598,273	3,826,826	1,348,064
Below CC		12,110	—	154	11,956

	~~W~~	16,707,259	10,606,875	4,740,364	1,360,020

	December 31, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	37,276,730	34,822,879	2,453,851	—
BBB2 ~ CCC		9,237,945	5,814,835	3,369,595	53,515
Below CC		—	—	—	—

	~~W~~	46,514,675	40,637,714	5,823,446	53,515

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,396,425	5,700,522	695,903	—
BBB2 ~ CCC		6,890,993	3,303,869	3,064,270	522,854
Below CC		665,845	—	—	665,845

	~~W~~	13,953,263	9,004,391	3,760,173	1,188,699

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

< Retail >

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	32,230	31,779	451	—
Grade 7~ Grade 8		20	—	20	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	32,250	31,779	471	—

	December 31, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	76,448	75,950	498	—
Grade 7~ Grade 8		9	—	9	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	76,457	75,950	507	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2022.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (SRO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Securities measured at FVOCI	~~W~~	72,739	71,668
Loans measured at amortized cost		3,345,216	3,849,967
Other assets		14,221	26,488

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	1,449,224	1,405,648	—	38,019	87,444	365,514	536,418	3,329,355	1,031,286	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		13,531,541	241,512	12,533	—	—	—	297,115	4,953,262	2,807,821	21,843,784
Loans		164,692,863	1,913,983	1,534,814	687,498	339,476	929,402	1,471,985	5,616,327	44,228,252	221,414,600
Derivative financial assets		108,797	3,572	—	—	—	—	8,681	18,656	45,771	185,477
Other assets		1,559,148	—	—	—	—	—	—	—	6,233,425	7,792,573

		181,341,573	3,564,715	1,547,347	725,517	426,920	1,294,916	2,314,199	13,917,600	54,346,555	259,479,342
Guarantees (including financial guarantees)		16,226,813	—	—	—	—	48,285	—	241,660	190,503	16,707,261
Commitments		42,293,299	166,993	110,971	—	126,730	20,268	416,056	2,281,667	1,789,989	47,205,973

		58,520,112	166,993	110,971	—	126,730	68,553	416,056	2,523,327	1,980,492	63,913,234

	~~W~~	239,861,685	3,731,708	1,658,318	725,517	553,650	1,363,469	2,730,255	16,440,927	56,327,047	323,392,576

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	749,525	1,402,014	—	—	59,275	353,577	82,528	2,898,169	640,657	6,185,745
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,109,726	302,189	21,711	—	—	—	266,248	3,862,898	2,297,025	14,859,797
Loans		135,447,184	1,301,443	941,965	536,160	312,567	433,149	999,688	2,322,372	28,337,321	170,631,849
Derivative financial assets		174,859	45,847	—	—	—	—	3,922	80,543	223,656	528,827
Other assets		5,803,336	—	—	—	—	—	—	—	121,422	5,924,758

		150,284,630	3,051,493	963,676	536,160	371,842	786,726	1,352,386	9,163,982	31,620,081	198,130,976
Guarantees (including financial guarantees)		13,270,467	—	—	—	—	45,169	—	347,919	289,708	13,953,263
Commitments		39,836,375	85,880	148,185	—	—	11,902	774,783	979,541	4,754,466	46,591,132

		53,106,842	85,880	148,185	—	—	57,071	774,783	1,327,460	5,044,174	60,544,395

	~~W~~	203,391,472	3,137,373	1,111,861	536,160	371,842	843,797	2,127,169	10,491,442	36,664,255	258,675,371

Industry information of credit exposure as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,636,352	606,556	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,642,461	14,432,050	3,769,273	21,843,784
Loans		84,698,134	117,538,177	19,178,289	221,414,600
Derivative financial assets		—	185,477	—	185,477
Other assets		244,043	468,531	7,079,999	7,792,573

		88,584,638	140,260,587	30,634,117	259,479,342
Guarantees (including financial guarantees)		14,244,265	2,070,682	392,314	16,707,261
Commitments		22,153,544	23,477,561	1,574,868	47,205,973

		36,397,809	25,548,243	1,967,182	63,913,234

	~~W~~	124,982,447	165,808,830	32,601,299	323,392,576

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,529,904	655,841	6,185,745
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,597,917	9,614,360	2,647,520	14,859,797
Loans		73,076,518	82,852,716	14,702,615	170,631,849
Derivative financial assets		—	528,827	—	528,827
Other assets		121,251	227,172	5,576,335	5,924,758

	75,795,686		98,752,979	23,582,311	198,130,976
Guarantees (including financial guarantees)		10,588,505	3,012,831	351,927	13,953,263
Commitments		21,238,777	22,162,715	3,189,640	46,591,132

	31,827,282		25,175,546	3,541,567	60,544,395

	~~W~~ 107,622,968		123,928,525	27,123,878	258,675,371

The detail of credit exposures by industry affected by the pandemic of COVID-19 as of December 31, 2022 and 2021 are as follows and the exposures by industries could be changed according to economic fluctuations.

	December 31, 2022
	Due from banks (excluding due from BOK)		Securities measured at FVOCI
			Bonds (excluding government bonds)	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	—	1,289,473	—	5,100	1,294,573	382	33,564	33,946	1,328,519
Semiconductor /Mobile phone		—	226,042	4,267,310	—	16,770	4,510,122	152,023	1,564,613	1,716,636	6,226,758
Automotive		—	325,472	12,191,177	—	29,695	12,546,344	580,123	1,716,017	2,296,140	14,842,484
Refinery/Chemical/Energy		—	1,077,431	18,430,754	—	60,552	19,568,737	201,296	6,409,868	6,611,164	26,179,901
Steel/Metal		—	182,739	10,022,074	—	22,002	10,226,815	650,497	2,873,421	3,523,918	13,750,733
Others		—	1,830,777	38,497,346	—	109,924	40,438,047	12,659,944	9,556,061	22,216,005	62,654,052

		—	3,642,461	84,698,134	—	244,043	88,584,638	14,244,265	22,153,544	36,397,809	124,982,447
Service:
Air transportation		—	5,624	3,085,579	—	13,785	3,104,988	221,159	3,000	224,159	3,329,147
Sea transportation		—	—	2,493,475	—	31,018	2,524,493	78,278	374,025	452,303	2,976,796
Other transportation		—	166,659	8,724,268	—	23,326	8,914,253	16,597	2,583,356	2,599,953	11,514,206
Leisure/Travel industry		—	—	12,277	—	59	12,336	—	1,700	1,700	14,036
Food/Accommodation		—	11,589	2,043,522	—	4,873	2,059,984	39,249	347,915	387,164	2,447,148
Automotive-related		—	—	563,657	—	1,672	565,329	7,127	112,440	119,567	684,896
Finance/Insurance and others		7,636,352	14,248,178	100,615,399	185,477	393,798	123,079,204	1,708,272	20,055,125	21,763,397	144,842,601

		7,636,352	14,432,050	117,538,177	185,477	468,531	140,260,587	2,070,682	23,477,561	25,548,243	165,808,830
Other:
Construction		—	285,970	4,067,049	—	8,889	4,361,908	348,557	1,561,312	1,909,869	6,271,777
Others		606,556	3,483,303	15,111,240	—	7,071,110	26,272,209	43,757	13,556	57,313	26,329,522

		606,556	3,769,273	19,178,289	—	7,079,999	30,634,117	392,314	1,574,868	1,967,182	32,601,299

	~~W~~	8,242,908	21,843,784	221,414,600	185,477	7,792,573	259,479,342	16,707,261	47,205,973	63,913,234	323,392,576

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Responding to the COVID-19 pandemic, the Bank recalculates the forward-looking information and recognises additional allowance for loan losses and provisions amounting to ~~W~~220,618 million for the year ended December 31, 2022.

	December 31, 2021
	Due from banks (excluding due from BOK)		Securities measured at FVOCI
			Bonds (excluding government bonds)	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	—	730,259	—	2,917	733,176	1,641	267,574	269,215	1,002,391
Semiconductor /Mobile phone		—	204,679	5,059,874	—	7,958	5,272,511	115,211	365,071	480,282	5,752,793
Automotive		—	231,343	10,721,833	—	15,286	10,968,462	435,597	1,685,997	2,121,594	13,090,056
Refinery/Chemical/Energy		—	620,186	13,875,360	—	27,904	14,523,450	150,371	5,520,913	5,671,284	20,194,734
Steel/Metal		—	146,239	9,985,811	—	13,814	10,145,864	617,066	2,343,478	2,960,544	13,106,408
Others		—	1,395,470	32,703,381	—	53,372	34,152,223	9,268,619	11,055,744	20,324,363	54,476,586

		—	2,597,917	73,076,518	—	121,251	75,795,686	10,588,505	21,238,777	31,827,282	107,622,968
Service:
Air transportation		—	5,844	3,200,683	—	9,284	3,215,811	291,880	21,000	312,880	3,528,691
Sea transportation		—	—	2,083,099	—	21,353	2,104,452	74,721	751,613	826,334	2,930,786
Other transportation		—	140,164	6,261,103	—	12,895	6,414,162	9,110	3,576,532	3,585,642	9,999,804
Leisure/Travel industry		—	—	59,072	—	66	59,138	—	1,700	1,700	60,838
Food/Accommodation		—	72,427	1,990,730	—	3,651	2,066,808	36,674	318,921	355,595	2,422,403
Automotive-related		—	—	513,522	—	876	514,398	12,322	84,891	97,213	611,611
Finance/Insurance and others		5,529,904	9,395,925	68,744,507	528,827	179,047	84,378,210	2,588,124	17,408,058	19,996,182	104,374,392

		5,529,904	9,614,360	82,852,716	528,827	227,172	98,752,979	3,012,831	22,162,715	25,175,546	123,928,525
Other:
Construction		—	236,235	2,640,398	—	3,628	2,880,261	195,956	1,640,764	1,836,720	4,716,981
Others		655,841	2,411,285	12,062,217	—	5,572,707	20,702,050	155,971	1,548,876	1,704,847	22,406,897

		655,841	2,647,520	14,702,615	—	5,576,335	23,582,311	351,927	3,189,640	3,541,567	27,123,878

	~~W~~	6,185,745	14,859,797	170,631,849	528,827	5,924,758	198,130,976	13,953,263	46,591,132	60,544,395	258,675,371

Responding to the COVID-19 pandemic, the Bank recalculates the forward-looking information and recognises additional allowance for loan losses and provisions amounting to ~~W~~924,176 million for the year ended December 31, 2021.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Credit exposures of debt securities by credit rating as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	27,133,598	26,789,221	344,377	—
BBB2 ~ CCC		37,359	14,927	22,432	—
Below CC		—	—	—	—

	~~W~~	27,170,957	26,804,148	366,809	—

	December 31, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	21,929,738	21,600,109	329,629	—
BBB2 ~ CCC		33,800	33,800	—	—
Below CC		—	—	—	—

	~~W~~	21,963,538	21,633,909	329,629	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2022 and 2021 are as follows:

BIS capital adequacy ratio

	December 31, 2022		December 31, 2021
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	35,125,348	41,131,484
Additional Tier 1 capital		—	—

		35,125,348	41,131,484
Tier 2 capital		3,197,936	3,454,548

	~~W~~	38,323,284	44,586,032

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	277,265,026	291,238,386
Market risk-weighted assets		1,329,603	1,692,127
Operational risk-weighted assets		7,458,674	6,750,345

	~~W~~	286,053,303	299,680,858

BIS capital adequacy ratio (A/B):		13.40%	14.88%
Tier 1 capital ratio:		12.28%	13.73%
Common Equity Tier 1 ratio		12.28%	13.73%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.12%	1.15%

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS

	December 31, 2022		December 31, 2021
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	23,151,559	21,886,559
Capital surplus, etc.		748,121	738,802
Retained earnings		7,355,027	14,226,652
Accumulated other comprehensive income		4,185,537	5,289,110
Common stock deductibles		(314,896)	(1,009,639)

		35,125,348	41,131,484
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		972,578	924,935
Qualified capital securities		2,244,000	2,312,000
Non-qualified capital securities		—	258,060
Additional stock deductibles		(18,642)	(40,447)

		3,197,936	3,454,548

Equity capital (A+B)	~~W~~	38,323,284	44,586,032

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of December 31, 2022 and 2021 are as follows:

	December 31, 2022		December 31, 2021
Interest rate risk	~~W~~	62,386	87,830
Equity risk		93	3
Foreign exchange (FX) risk		17,235	21,964
Option risk		11,249	20,262

Total	~~W~~	90,963	130,059

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Δ EVE	~~W~~1,484,769	792,049
Δ NII	389,249	135,018

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,980,664	7,358,901	24,870	52,023	14,083	108,265	11,538,806
Securities measured at FVTPL		11,206,799	691,367	—	2,218	—	51,522	11,951,906
Securities measured at FVOCI		28,590,211	8,016,390	25	376,526	—	701,767	37,684,919
Securities measured at amortized cost		6,355,884	—	—	—	—	—	6,355,884
Loans measured at FVTPL		541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		138,177,034	51,883,126	3,573,847	1,682,518	1,051,281	1,677,797	198,045,603
Derivative financial assets		6,804,262	2,674,562	64,348	22,321	175,820	53,142	9,794,455
Other financial assets		5,194,841	2,330,511	45,396	51,070	16,868	37,926	7,676,612

		200,851,506	72,954,857	3,708,486	2,186,676	1,258,052	2,630,419	283,589,996
Financial liabilities:
Financial liabilities measured at FVTPL		1,289,717	180,007	—	—	—	—	1,469,724
Deposits		55,270,353	12,572,982	34,059	448,083	78	1,101	68,326,656
Borrowings		4,609,133	18,257,698	62,662	1,101,058	—	1,398,693	25,429,244
Debentures		120,509,021	27,774,042	2,752,363	181,000	97,197	7,398,273	158,711,896
Derivative financial liabilities		7,858,410	3,056,382	114,369	8,662	218,257	60,922	11,317,002
Other financial liabilities		4,197,192	2,264,017	34,930	31,419	16,893	173,280	6,717,731

		193,733,826	64,105,128	2,998,383	1,770,222	332,425	9,032,269	271,972,253

Net financial position	~~W~~	7,117,680	8,849,729	710,103	416,454	925,627	(6,401,850)	11,617,743

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	6,046,893	5,652,467	30,847	52,579	17,370	175,611	11,975,767
Securities measured at FVTPL		9,030,109	693,919	—	1,101	—	93,682	9,818,811
Securities measured at FVOCI		30,609,818	6,639,366	25	311,838	—	314,089	37,875,136
Securities measured at amortized cost		2,968,877	—	—	—	—	—	2,968,877
Loans measured at FVTPL		644,412	—	—	—	—	—	644,412
Loans measured at amortized cost		123,311,272	40,714,606	3,103,077	1,457,553	789,280	1,387,606	170,763,394
Derivative financial assets		4,092,050	1,117,750	44,940	2,464	30,077	18,291	5,305,572
Other financial assets		3,589,931	1,880,512	290,095	25,864	8,011	41,635	5,836,048

		180,293,362	56,698,620	3,468,984	1,851,399	844,738	2,030,914	245,188,017
Financial liabilities:
Financial liabilities measured at FVTPL		1,811,241	255,903	—	—	—	—	2,067,144
Deposits		41,469,942	10,949,203	44,634	327,145	91	1,106	52,792,121
Borrowings		5,637,556	14,709,344	20,683	1,037,799	—	658,395	22,063,777
Debentures		109,615,309	26,463,222	1,704,147	259,501	791,815	6,531,336	145,365,330
Derivative financial liabilities		3,988,813	728,275	4,569	4,296	16,166	15,722	4,757,841
Other financial liabilities		4,458,827	2,214,186	13,293	18,398	1,119	111,807	6,817,630

		166,981,688	55,320,133	1,787,326	1,647,139	809,191	7,318,366	233,863,843

Net financial position	~~W~~	13,311,674	1,378,487	1,681,658	204,260	35,547	(5,287,452)	11,324,174

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of workflows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of December 31, 2021, the Bank has completed the transition and the application of the alternative benchmark rates and plans to complete the transition to the alternative benchmark rates before June 2023 for existing contracts contracted in USD with a contract maturity after June 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

The financial instruments that have yet to transition to alternative benchmark rates as of December 31, 2022 are as follows. The amounts of the non-derivative financial instruments are the carrying amounts and the amounts of the derivatives, the commitments and the guarantees are the nominal amounts.

	USD
Non-derivative financial assets:
Financial assets measured at FVOCI	~~W~~	6,342
Financial assets measured at amortized cost		10,932,787
Privately placed corporate bonds		19,010

		10,958,139
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		781,924
Derivative:
Trading purpose:
Interest rate		76,158,628
Currency		42,669,517

Hedging purpose:
Interest rate		16,209,017
Currency		5,025,604

		140,062,766
Commitments and guarantees	~~W~~	75,022

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity analysis of non-derivative financial instruments including interest payment as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,025,666	430,095	1,031,942	930,574	—	11,418,277
Securities measured at FVTPL		117,102	99,673	184,468	412,498	11,157,484	11,971,225
Securities measured at FVOCI		188,333	1,164,031	4,422,058	12,510,195	15,487,979	33,772,596
Securities measured at amortized cost		249,997	500,011	1,777,966	3,828,118	—	6,356,092
Loans		15,068,406	21,683,856	68,144,918	77,451,592	15,820,283	198,169,055
Other financial assets		6,344,790	—	—	—	1,447,354	7,792,144

	~~W~~	30,994,294	23,877,666	75,561,352	95,132,977	43,913,100	269,479,389

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	60,946	123,271	388,312	290,403	88,371	951,303
Deposits		30,564,386	12,664,843	20,632,157	4,364,976	126,939	68,353,301
Borrowings		3,632,166	5,829,318	11,367,549	3,528,097	967,068	25,324,198
Debentures		4,841,503	11,647,424	54,655,589	83,734,150	4,151,709	159,030,375
Other financial liabilities		3,837,948	2,057,141	—	—	946,270	6,841,359

	~~W~~	42,936,949	32,321,997	87,043,607	91,917,626	6,280,357	260,500,536

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,612,371	515,608	550,680	1,029,287	—	11,707,946
Securities measured at FVTPL		46,621	25,023	1,050,540	1,149,972	7,506,684	9,778,840
Securities measured at FVOCI		361,611	1,207,439	4,133,965	10,816,960	15,093,228	31,613,203
Securities measured at amortized cost		10,000	340,486	1,113,529	1,505,020	—	2,969,035
Loans		10,042,137	14,241,774	61,880,066	67,500,212	15,813,164	169,477,353
Other financial assets		5,097,270	—	—	—	803,773	5,901,043

	~~W~~	25,170,010	16,330,330	68,728,780	82,001,451	39,216,849	231,447,420

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	8,854	125,618	682,882	348,104	214,802	1,380,260
Deposits		25,608,016	8,124,580	16,519,769	2,418,409	118,943	52,789,717
Borrowings		3,140,265	4,398,427	10,504,484	2,932,717	1,025,321	22,001,214
Debentures		4,648,419	11,697,892	47,013,584	76,093,647	6,148,738	145,602,280
Other financial liabilities		5,008,883	1,572,656	—	—	359,118	6,940,657

	~~W~~	38,414,437	25,919,173	74,720,719	81,792,877	7,866,922	228,714,128

Remaining contractual maturity analysis of derivative financial instruments as of December 31, 2022 and 2021 are as follows:

Net settlement of derivative financial instruments

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	14,310	56,466	123,397	(231,289)	329,021	291,905
Interest rate		1	—	—	—	—	1
Hedging purpose derivatives:
Interest rate		(43,682)	(20,611)	265,185	907,552	912,990	2,021,434

	~~W~~	(29,371)	35,855	388,582	676,263	1,242,011	2,313,340

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	201	—	—	—	—	201
Interest rate		(11,805)	(23,802)	8,326	(158,553)	535,474	349,640
Hedging purpose derivatives:
Interest rate		33,896	115,454	180,557	631,338	687,222	1,648,467

	~~W~~	22,292	91,652	188,883	472,785	1,222,696	1,998,308

Gross settlement of derivative financial instruments

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	52,226,487	31,340,410	63,562,432	77,160,037	7,031,148	231,320,514
Outflow		52,120,608	31,419,674	63,702,102	76,526,053	6,968,341	230,736,778

Hedging purpose derivatives:
Currency
Inflow		382,466	331,653	8,692,048	15,738,325	3,653,029	28,797,521
Outflow		727,331	518,563	8,825,328	16,632,521	3,577,128	30,280,871

Total inflow	~~W~~	52,608,953	31,672,063	72,254,480	92,898,362	10,684,177	260,118,035

Total outflow	~~W~~	52,847,939	31,938,237	72,527,430	93,158,574	10,545,469	261,017,649

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	56,066,208	34,469,849	99,529,773	89,932,702	8,452,901	288,451,433
Outflow		56,009,986	34,338,644	99,195,857	90,326,262	8,476,594	288,347,343

Hedging purpose derivatives:
Currency
Inflow		16,920	76,028	4,791,344	14,245,183	4,727,452	23,856,927
Outflow		16,786	79,183	6,083,666	14,902,210	4,624,965	25,706,810

Total inflow	~~W~~	56,083,128	34,545,877	104,321,117	104,177,885	13,180,353	312,308,360

Total outflow	~~W~~	56,026,772	34,417,827	105,279,523	105,228,472	13,101,559	314,054,153

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2022 and 2021

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity analysis of guarantees and commitments as of December 31, 2022 and 2021 are as follows:

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,004,990	1,588,345	3,883,351	9,810,539	420,035	16,707,260
Commitments		100,641	51,336	761,191	1,500,964	46,812,437	49,226,569

	~~W~~	1,105,631	1,639,681	4,644,542	11,311,503	47,232,472	65,933,829

	December 31, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,431,023	1,358,214	3,660,638	6,720,569	782,819	13,953,263
Commitments		227,768	21,982	715,958	2,765,040	44,880,979	48,611,727

	~~W~~	1,658,791	1,380,196	4,376,596	9,485,609	45,663,798	62,564,990

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. In April 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities. In October 2018, a Seoul district court sentenced him to 15 years of prison term, which decision he subsequently appealed. In October 2020, the Supreme Court ruled against such appeal and sentenced him to 17 years of prison term. Subsequently, he was granted a special pardon by President Yoon, the current president of the Republic, and was released from prison in December 2022.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. In March 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. After a series of trials, former President Park was sentenced to a combined 22 years of prison term and a fine of ~~W~~21.5 billion. In light of her deteriorating health, however, former President Park was granted a special pardon by President Moon, her successor, and was released from prison on December 31, 2021.

A special election to elect a successor to former President Park was held on May 9, 2017 and the country elected Moon Jae-in as President. His term, which commenced on May 10, 2017, ended on May 9, 2022.

In March 2022, the country elected Yoon Suk-yeol as President. His term commenced on May 10, 2022. The Yoon administration’s key policy objectives include, among others, the following:

•	mitigating the adverse effects of the COVID-19 pandemic on the Korean economy, including through the provision of relief packages in support of small businesses and the self-employed;

•	stabilizing the housing market by increasing the supply of new homes and reforming property-related tax regulations;

•	pursuing economic prosperity by promoting private sector growth and supporting the semiconductor, artificial intelligence, battery and other strategic industries;

•	pursuing the denuclearization of the Korean Peninsula, enhancing Korea’s core military capabilities and improving foreign relations and national security;

•

pursuing enhanced environmental, social and corporate governance management, including through efforts to achieve carbon neutrality by reversing the previous administration’s nuclear-phase out policy and combining renewable energy with nuclear power generation; and

•	pursuing efficient management of the government through various measures, including the establishment of a digital platform and the relocation of presidential offices.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Public Official Election Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, two special autonomous provinces (Jeju and Gangwon), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 21st legislative general election was held on April 15, 2020 and the term of the National Assembly members elected in the 21st legislative general election commenced on May 30, 2020. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP, and the Justice Party, or the JP.

As of May 31, 2023, the parties control the following number of seats in the National Assembly:

	DPK	PPP	JP	Others	Total
Number of seats	167	113	6	13	299

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 555,000 regular troops and 3.1 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 25,300 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States reached an agreement to enter into a new six-year SMA, under which the Republic would increase its share of the cost of the American military presence in the Republic, which became effective in September 2021 upon ratification by the National Assembly.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-un, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea. Despite such actions, North Korea increased the frequency of its missile tests in 2022, firing over 60 ballistic missiles, including multiple intercontinental ballistic missiles.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the International Bank for Reconstruction and Development;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency, or the IAEA;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2018		2019		2020		2021			2022
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.1%		1.3%		0.7%		7.2	%(7)		3.8	%(7)
GDP Growth (at chained 2015 year prices)		2.7%		2.3%		(0.7)%		4.3	%(7)		2.6	%(7)
Inflation(1)		1.5%		0.4%		0.5%		2.5%			5.1	%(7)
Unemployment(2)		3.8%		3.8%		4.0%		3.7%			2.9	%(7)
Trade Surplus (Deficit)(3)		$69.7		$38.9		$44.9		$29.4			$(47.8	)(7)
Foreign Currency Reserves		$403.7		$408.8		$443.1		$463.1			$423.2
External Liabilities(4)		$441.2		$470.7		$550.6		$632.4			$664.5	(7)
Fiscal Balance	~~W~~	31.2	~~W~~	(12.0)	~~W~~	(71.2)	~~W~~	(30.5)		~~W~~	(64.6	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		35.6%		37.4%		44.2%		49.2%			N/A	(8)
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.5%		0.6%			N/A	(8)

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.
(8)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the COVID-19 pandemic, as further described below;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	interest rate fluctuations as well as perceived or actual changes in policy rates by, or other monetary and fiscal policies set forth by, the U.S. Federal Reserve and other central banks;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including as a result of the COVID-19 pandemic, government policies and labor shortages;

•	adverse developments in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•	a deterioration in economic and trade relations between the United States and its major trading partners, including China;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•	escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East;

•	the slowdown of economic growth in China and other major emerging market economies;

•	political and social instability in various countries in the Middle East, including Iran, Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

COVID-19, an infectious disease caused by severe acute respiratory syndrome coronavirus 2, has spread globally and was declared a “pandemic” by the WHO in March 2020. The COVID-19 pandemic has led to significant global economic and financial disruptions, including an adverse impact on international trade and business activities. Although there have been signs of recovery in the global economy resulting from the availability of COVID-19 vaccinations and gradual normalization of business activities, the extent to which the COVID-19 pandemic may continue to impact the global economy will depend on future developments, including the scope and duration of the COVID-19 pandemic as well as the timeliness and effectiveness of actions taken by governmental authorities, central banks, healthcare providers and other third parties around the world in order to contain and mitigate the effects of COVID-19. The possibility of a global recession in major markets due to the impact of COVID-19, including discrepancies in vaccine rollout rates, continued decline in consumer confidence and weakened demand for face-to-face services, could cause significant volatility in the global economic and financial systems.

There has been significant volatility in global financial markets resulting from, among others, the COVID-19 pandemic, Russia’s invasion of Ukraine and ensuing sanctions against Russia, and more recently, difficulties faced by several banks in the United States and Europe, which has also led to significant volatility in the Korea Composite Stock Price Index in recent years. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the COVID-19 pandemic discussed above;

•

increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, the impact of the COVID-19 pandemic and the rise in interest rates;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,867.0 trillion as of December 31, 2022 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy;

•

a substantial increase in the Government’s expenditures for (i) fiscal stimulus measures to provide emergency relief payments to households and emergency loans to corporations in need of funding due to the COVID-19 pandemic and (ii) pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounted for approximately 17.5% of the Republic’s total population as of December 31, 2022, an increase from 7.2% as of December 31, 2000, and is expected to surpass 20.6% in 2025;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

The first confirmed case of COVID-19 in Korea was announced in January 2020 and the subsequent spread of the virus has since resulted in more than 31 million confirmed cases and more than 34,000 fatalities related to COVID-19 reported in Korea as of May 31, 2023. During the course of the pandemic, the Government implemented a number of measures in order to contain the spread of the COVID-19 disease, including, among others, a nationwide order for social distancing and a mask mandate, implementation of strict self-isolation and quarantine measures for the infected, and the closure of public facilities. In addition, the Government implemented the following measures, among others, in order to alleviate the adverse impact of the COVID-19 pandemic on the Korean economy and stabilize the financial markets: (i) lowering of The Bank of Korea’s policy rate from 1.25% to 0.75% in March 2020 and subsequently to 0.5% in May 2020, before gradually raising the policy rate back to pre-pandemic levels starting in August 2021 (see “—Monetary Policy—Interest Rates”), (ii) execution of a bilateral currency swap agreement with the U.S. Federal Reserve for the provision of US$60 billion in exchange for the Republic’s Won-denominated treasury bonds in March 2020, which agreement expired in December 2021 after three renewals throughout 2020 and 2021, and (iii) execution of a number of supplementary budgets for spending on various measures to mitigate the adverse effects of the COVID-19 pandemic on the Korean economy, including in the form of loans, guarantees and maturity extensions for various entities facing liquidity crises, as well as emergency relief payments and expansion of social security contribution reliefs for those most impacted by the COVID-19 pandemic (see “—Government Finance”).

In February 2021, the Government began its COVID-19 vaccination campaign, and as of May 31, 2023, more than 86% of the Korean population was fully vaccinated. With the gradual decline in the number of confirmed cases and the reduced severity of symptoms related to COVID-19, the Government began to lift most of its pandemic-related restrictions, including limits on private gatherings and restaurant hours. Most recently, as a major step toward the return to pre-pandemic normalcy, the Government removed the mask mandate for most indoor spaces as well as public transportation from January to March 2023, although the mask mandate currently still remains in place for certain places designated as high-risk. Given the intermittent resurgence in the number of confirmed cases, the Government currently plans to continue to carefully monitor the situation before reinstating any pandemic-related restrictions again, if at all.

Despite signs of recovery from the COVID-19 pandemic generally, the outlook for the Republic’s economy and its financial services sector in 2023 and for the foreseeable future remains uncertain due to the impact of the COVID-19 pandemic on the Korean and global economies and financial markets, as well as factors such as fluctuations in oil and commodity prices, interest rates and exchange rates, rising inflationary pressures, higher unemployment, lower consumer confidence, stock market volatility, changes in fiscal and monetary policies, the ongoing military conflict involving Russia and Ukraine, difficulties faced by several banks in the United States and Europe, and continued tensions with North Korea.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic has updated the reference year from 2010 to 2015 in July 2019 to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008 and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	908,273.7	931,669.5	897,449.2	955,779.6	1,040,363.7	48.4
Government	305,513.0	329,295.5	349,122.5	376,218.8	402,837.3	18.7
Gross Capital Formation	592,858.4	601,581.4	615,921.9	664,794.7	713,024.3	33.2
Exports of Goods and Services	788,279.0	766,602.0	704,554.0	870,831.7	1,037,793.1	48.3
Less Imports of Goods and Services	(701,150.7)	(710,990.2)	(633,487.5)	(796,694.3)	(1,043,600.0)	(48.5)
Statistical Discrepancy	(276.4)	881.5	(407.7)	727.5	157.3	0.0
Expenditures on Gross Domestic Product	1,893,497.0	1,919,039.9	1,933,152.4	2,071,658.0	2,150,575.8	100.0
Net Factor Income from the Rest of the World	4,955.7	16,675.3	14,868.3	23,063.3	28,299.9	1.3
Gross National Income(2)	1,898,452.7	1,935,715.2	1,948,020.7	2,094,721.3	2,178,875.7	101.3
Gross Domestic Product at Chained 2015 Year Prices:
Private	872,304.4	890,167.7	849,072.1	882,459.9	920,719.5	46.9
Government	286,644.8	304,760.3	319,321.3	337,684.6	351,624.6	17.9
Gross Capital Formation	566,376.1	555,494.6	561,440.4	576,617.3	574,457.6	29.2
Exports of Goods and Services	773,752.6	790,874.0	765,015.6	849,146.7	876,338.7	44.6
Less Imports of Goods and Services	(691,374.1)	(693,412.8)	(661,725.2)	(729,824.9)	(756,773.8)	(38.5)
Statistical Discrepancy	(2,511.7)	(1,429.8)	199.6	(993.1)	(945.0)	0.0
Expenditures on Gross Domestic Product(3)	1,807,735.9	1,848,958.5	1,836,881.1	1,915,777.5	1,964,831.7	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	4,519.5	15,335.4	13,772.4	20,784.9	24,023.4	1.2
Trading Gains and Losses from Changes in the Terms of Trade	3,272.8	(40,224.9)	(26,407.1)	(44,730.4)	(115,648.1)	(5.9)
Gross National Income(4)	1,815,558.4	1,824,136.5	1,824,242.5	1,891,893.2	1,873,275.2	95.3
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	3.1	1.3	0.7	7.2	3.8
At Chained 2015 Year Prices	2.7	2.3	(0.7)	4.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	680,553.1	661,196.9	665,292.9	709,244.0	717,086.0	33.3
Agriculture, Forestry and Fishing	34,528.9	31,134.9	35,421.0	37,075.4	34,116.5	1.6
Manufacturing, Mining and Quarrying	506,854.7	487,889.2	481,573.6	529,346.9	553,026.6	25.7
Mining and Quarrying	2,247.7	1,943.6	1,945.1	1,862.8	1,872.8	0.1
Manufacturing	504,607.0	485,945.6	479,628.5	527,484.1	551,153.8	25.6
Electricity, Gas and Water Supply	36,813.2	36,580.7	43,118.7	36,090.3	18,781.2	0.9
Construction	102,356.3	105,592.1	105,179.6	106,731.4	111,161.7	5.2
Services:	1,049,864.7	1,095,424.2	1,104,240.8	1,180,337.3	1,252,558.6	58.2
Wholesale and Retail Trade, Accommodation and Food Services	180,661.0	180,358.0	172,245.3	180,652.2	194,505.1	9.0
Transportation and Storage	57,088.1	59,949.6	56,077.8	66,481.7	75,432.1	3.5
Finance and Insurance	104,336.2	104,718.6	110,441.3	124,125.5	135,635.0	6.3
Real Estate	135,890.3	142,735.8	145,464.2	147,903.4	146,437.2	6.8
Information and Communication	79,242.9	82,602.9	87,500.1	97,570.2	100,466.8	4.7
Business Activities	161,832.1	175,225.1	179,476.6	191,980.6	204,665.5	9.5
Public Administration, Defense and Social Security	115,086.1	122,162.4	128,647.1	135,111.1	142,999.3	6.6
Education	90,933.2	93,717.9	92,681.0	97,719.1	101,548.4	4.7
Human Health and Social Work	80,937.0	88,588.1	93,245.6	98,091.9	104,090.2	4.8
Cultural and Other Services	43,857.8	45,365.8	38,461.8	40,701.6	46,779.0	2.2
Taxes Less Subsidies on Products	163,079.3	162,418.6	163,618.9	182,076.8	180,931.1	8.4
Gross Domestic Product at Current Market Prices	1,893,497.0	1,919,039.9	1,933,152.4	2,071,658.0	2,150,575.8	100.0
Net Factor Income from the Rest of the World	4,955.7	16,675.3	14,868.3	23,063.3	28,299.9	1.3
Gross National Income at Current Market Price	1,898,452.7	1,935,715.1	1,948,020.7	2,094,721.3	2,178,875.7	101.3

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)
GDP per capita (thousands of Won)	36,782	37,218	37,334	40,036	41,655
GDP per capita (U.S. dollar)	33,429	31,929	31,637	34,984	32,237
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)
GNI per capita (thousands of Won)	36,930	37,539	37,621	40,482	42,203
GNI per capita (U.S. dollar)	33,564	32,204	31,881	35,373	32,661
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	654,072.8	658,741.5	653,510.5	686,043.1	693,728.9	35.3
Agriculture, Forestry and Fishing	32,540.4	32,859.2	32,054.3	32,634.3	32,222.4	1.6
Manufacturing, Mining and Quarrying	485,854.0	491,476.4	486,556.9	518,896.7	525,857.6	26.8
Mining and Quarrying	2,030.9	1,863.6	1,908.1	1,871.9	1,771.3	0.1
Manufacturing	483,823.1	489,612.8	484,648.8	517,024.8	524,086.3	26.7
Electricity, Gas and Water Supply	45,116.2	44,921.8	46,810.9	48,610.4	49,529.6	2.5
Construction	90,562.2	89,484.1	88,088.4	85,901.7	86,119.3	4.4
Services:	1,003,834.7	1,039,879.8	1,033,780.7	1,075,172.3	1,119,900.7	57.0
Wholesale and Retail Trade, Accommodation and Food Services	171,599.5	174,419.9	168,483.3	174,342.0	186,202.1	9.5
Transportation and Storage	61,888.5	62,746.9	53,954.4	55,309.9	60,388.1	3.1
Finance and Insurance	98,999.7	103,386.2	111,653.9	119,643.6	122,560.5	6.2
Real Estate	132,057.6	136,593.8	137,650.2	139,493.7	139,489.8	7.1
Information and Communication	78,941.7	82,473.3	85,520.8	91,317.4	95,332.2	4.9
Business Activities	150,522.3	157,790.8	156,898.3	162,133.3	166,150.2	8.5
Public Administration, Defense and Social Security	104,100.3	108,219.5	112,395.7	115,622.7	119,270.8	6.1
Education	86,440.9	87,493.6	85,465.3	89,488.1	92,660.1	4.7
Human Health and Social Work	78,160.0	85,046.7	87,053.5	91,405.7	97,117.1	4.9
Cultural and Other Services	41,218.1	41,709.1	34,705.3	36,415.9	40,729.8	2.1
Taxes Less Subsidies on Products	149,966.5	150,812.7	150,084.3	156,836.6	153,667.3	7.8
Gross Domestic Product(2)	1,807,735.9	1,848,958.5	1,836,881.1	1,915,777.5	1,964,831.7	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2018 was 2.7% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 3.5%, which more than offset a decrease in gross domestic fixed capital formation by 2.4% and an increase in imports of goods and services by 0.8%, each compared with 2017.

GDP growth in 2019 was 2.3% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, exports of goods and services increased by 2.2% and imports of goods and services decreased by 0.3%, which more than offset a decrease in gross domestic fixed capital formation by 2.9%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2015 year prices, primarily due to a 4.6% decrease in private consumption expenditures and a 3.3% decrease in exports of goods and services, which were offset in part by a 4.8% increase in general government consumption expenditures, a 2.6% increase in gross domestic fixed capital formation and a 3.3% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

Based on preliminary data, GDP growth in 2021 was 4.3% at chained 2015 year prices, as exports of goods and services increased by 11.0%, aggregate private and general government consumption expenditures increased by 4.4% and gross domestic fixed capital formation increased by 3.7%, which more than offset an increase in imports of goods and services by 10.3%, each compared with 2020.

Based on preliminary data, GDP growth in 2022 was 2.6% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 4.3% and exports of goods and services increased by 3.2%, which more than offset an increase in imports of goods and services by 3.7% and a decrease in gross fixed capital formation by 0.8%, each compared with 2021.

Based on preliminary data, GDP growth in the first quarter of 2023 was 0.8% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 4.4% and an increase in gross fixed capital formation by 3.2%, the effects of which were offset in large part by an increase in imports of goods and services by 4.4% and a decrease in exports of goods and services by 3.0%, each compared with the corresponding period of 2022.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2020 = 100)

	Index Weight(1)	2018	2019	2020	2021	2022(2)
Industries	10,000.0	99.4	100.3	100.0	107.7	108.2
Mining and Manufacturing	9,593.5	99.4	100.3	100.0	107.7	108.2
Mining	24.0	69.8	70.2	100.0	93.6	96.2
Manufacturing	9,569.5	99.4	100.4	100.0	107.7	108.2
Food Products	451.8	90.9	96.3	100.0	111.0	110.2
Beverage Products	88.5	110.5	112.5	100.0	93.0	91.4
Tobacco Products	42.4	86.4	92.9	100.0	88.4	93.2
Textiles	113.4	133.3	121.2	100.0	104.2	100.4
Wearing Apparel, Clothing Accessories and Fur Articles	69.8	243.1	158.9	100.0	133.3	109.1
Tanning and Dressing of Leather, Luggage and Footwear	16.4	184.8	180.7	100.0	92.0	78.7
Wood and Products of Wood and Cork (Except Furniture)	32.5	145.1	94.0	100.0	80.8	87.2
Pulp, Paper and Paper Products	135.0	109.4	106.4	100.0	97.6	95.6
Printing and Reproduction of Recorded Media	41.8	110.9	119.4	100.0	109.4	129.0
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	192.4	110.4	107.0	100.0	98.3	101.9
Chemicals and Chemical Products	854.2	97.7	100.8	100.0	105.9	93.5
Pharmaceuticals, Medicinal Chemicals and Botanical Products	295.8	87.9	77.6	100.0	96.5	113.4
Rubber and Plastic Products	411.4	107.0	111.3	100.0	104.9	111.5
Non-metallic Minerals	214.5	107.4	110.9	100.0	119.7	102.0
Basic Metals	662.2	108.0	106.1	100.0	100.9	95.6
Fabricated Metal Products	459.3	108.4	114.3	100.0	82.0	80.1
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,657.7	334.7	303.0	100.0	340.8	313.6
Medical, Precision and Optical Instruments, Watches and Clocks	408.1	376.1	336.9	100.0	298.0	362.8
Electrical Equipment	445.8	96.6	105.4	100.0	111.8	138.2
Other Machinery and Equipment	737.3	109.6	104.0	100.0	116.6	113.9
Motor Vehicles, Trailers and Semitrailers	987.5	125.7	122.8	100.0	109.6	121.2
Other Transport Equipment	127.3	83.8	98.4	100.0	93.6	108.4
Furniture	51.6	107.9	90.2	100.0	72.4	62.9
Other Products	39.1	107.7	107.0	100.0	233.5	330.3
Electricity, Gas	406.5	105.8	103.0	100.0	104.9	107.5
Total Index	10,000.0	99.4	100.3	100.0	107.7	108.2

(1)

Index weights were established on the basis of an industrial census in 2020 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production increased by 1.2% in 2018, primarily due to increased domestic consumption and exports. Industrial production increased by 0.9% in 2019, primarily due to increased domestic consumption.

Industrial production decreased by 0.3% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic. Industrial production increased by 7.7% in 2021, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production increased by 0.5% in 2022, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 1.2% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector increased production by 0.9% in 2019, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector decreased production by 0.4% in 2020, primarily due to decreased demand for automobiles. The manufacturing sector increased production by 7.7% in 2021, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors) and machinery. Based on preliminary data, the manufacturing sector increased production by 0.5% in 2022, primarily due to increased demand for electronic components (including semiconductors) and automobiles.

Automobiles. In 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and the Middle East. In 2019, automobile production decreased by 1.9%, domestic sales volume recorded a decrease of 1.8% and export sales volume recorded a decrease of 2.0%, compared with 2018, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production, decreased domestic demand for automobiles and decreased demand for automobiles in China. In 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles. In 2021, automobile production decreased by 1.3% and domestic sales volume recorded a decrease of 8.5%, compared with 2020, primarily due to the global shortage of semiconductors amid the COVID-19 pandemic, but exports sales volume recorded an increase of 8.6% compared with 2020, primarily due to an increase in the market share of domestic automobile manufacturers in the global automotive market. Based on preliminary data, in 2022, automobile production increased by 8.5% and exports sales volume recorded an increase of 12.7%, compared with 2021, primarily due to an increase in demand for Korean automobiles in the global automotive market as well as the gradual easing of the global shortage of automotive semiconductors in the second half of 2022, but domestic sales volume recorded a decrease of 3.2% compared with 2021, primarily due to the global shortage of automotive semiconductors during the first half of 2022.

Electronics. In 2018, electronics production amounted to ~~W~~365,548 billion, an increase of 6.6% from the previous year, and exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports. In 2019, electronics production amounted to ~~W~~322,729 billion, a decrease of 11.7% from the previous year, and exports amounted to US$176.9 billion, a decrease of 19.7% from the previous year, primarily due to a significant decrease in semiconductor prices. In 2019, export sales of semiconductor memory chips constituted approximately 17.6% of the Republic’s total exports. In 2020, electronics production amounted to ~~W~~332,084 billion, an increase of 2.9% from the previous year, and exports of electronics amounted to US$183.5 billion, an increase of 3.7% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the Republic’s total exports. In 2021, electronics production amounted to ~~W~~368,407 billion, an increase of 10.9% from the previous year, and exports amounted to US$227.6 billion, an increase of 24.0% from the previous year, primarily due to an increase in demand for semiconductors, display panels, mobile devices, solid state drives and secondary cell batteries. In 2021, export sales of semiconductor memory chips constituted approximately 20.0% of the Republic’s total exports. Based on preliminary data, in 2022, electronics production amounted to ~~W~~369,552 billion, an increase of 0.3% from the previous year, and exports amounted to US$233.3 billion, an increase of 2.5% from the previous year, primarily due to an increase in demand for semiconductors, display panels and secondary cell batteries. In 2022, export sales of semiconductor memory chips constituted approximately 19.1% of the Republic’s total exports.

Iron and Steel. In 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry, but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2019, crude steel production totaled 71.4 million tons, a decrease of 1.5% from 2018, primarily due to adverse conditions in the construction and shipbuilding industries, and export sales volume of iron and steel products decreased by 0.2%, primarily due to continued restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 4.9%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2021, crude steel production totaled 70.4 million tons, an increase of 4.9% from 2020, primarily due to an increase in domestic demand for crude steel products following a gradual economic recovery from the COVID-19 pandemic, but export sales volume of iron and steel products decreased by 6.1%, primarily due to an increase in the price of steel products coupled with a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. Based on preliminary data, in 2022, crude steel production totaled 65.9 million tons, a decrease of 6.4% from 2021, primarily due to disruptions in supply chain resulting from the invasion of Ukraine by Russia and the temporary closure of steel production plants in Korea due to typhoons during the course of 2022, and export sales volume of iron and steel products decreased by 5.3%, primarily due to a decrease in global demand for crude steel products resulting from the lingering effects of the COVID-19 pandemic and a general slowdown of the global economy.

Shipbuilding. In 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers. In 2019, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 23.1% compared to 2018, primarily due to decreased demand for container carriers and bulk carriers, which more than offset increased demand for LNG carriers. In 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 20.0% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic. In 2021, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 112.5% compared to 2020, primarily due to increased demand for container carriers and LNG carriers. Based on preliminary data, in 2022, the Republic’s shipbuilding orders amounted to approximately 16 million compensated gross tons, a decrease of 5.9% compared to 2021, primarily due to a decrease in demand for oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2018, rice production decreased 2.5% from 2017 to 3.9 million tons. In 2019, rice production decreased 5.1% from 2018 to 3.7 million tons. In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. In 2021, rice production increased 11.4% from 2020 to 3.9 million tons. In 2022, rice production decreased 2.6% from 2021 to 3.8 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2018, the agriculture, forestry and fisheries industry increased by 0.2% compared to 2017, primarily due to an increase in livestock production. In 2019, the agriculture, forestry and fisheries industry increased by 3.9% compared to 2018, primarily due to an increase in farming and livestock production. In 2020, the agriculture, forestry and fisheries industry decreased by 5.8% compared to 2019, primarily due to a decrease in farming and livestock production. In 2021, the agriculture, forestry and fisheries industry increased by 3.8% compared to 2020, primarily due to an increase in farming and fisheries production. Based on preliminary data, in 2022, the agriculture, forestry and fisheries industry decreased by 1.3% compared to 2021, primarily due to a decrease in farming and fisheries production.

Construction

In 2018, the construction industry decreased by 2.8% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings. In 2019, the construction industry decreased by 2.6% compared to 2018, primarily due to a continued decrease in the construction of residential buildings. In 2020, the construction industry decreased by 1.4% compared to 2019, primarily due to a decrease in the construction of residential buildings. In 2021, the construction industry decreased by 2.1% compared to 2020, primarily due to a decrease in the construction of residential buildings. Based on preliminary data, in 2022, the construction industry increased by 2.7% compared to 2021, primarily due to an increase in the construction of commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2018	300.7	288.1	95.8
2019	297.6	284.8	95.7
2020	285.5	271.2	95.0
2021	300.4	284.8	94.8
2022(2)	300.2	284.6	94.8

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Gas		Oil		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2018	90,965	30.2	55,090	18.3	114,450	38.1	28,437	9.5	11,796	3.9	300,738	100.0
2019	85,048	28.6	53,875	18.1	115,408	38.8	31,079	10.4	12,201	4.1	297,612	100.0
2020	75,983	26.6	53,947	18.9	107,970	37.8	34,119	11.9	13,524	4.7	285,543	100.0
2021	76,968	25.6	59,622	19.8	115,107	38.3	33,657	11.2	15,091	5.0	300,447	100.0
2022(3)	76,010	25.3	59,165	19.7	112,222	37.4	37,500	12.5	15,290	5.1	300,186	100.0

(1)	Includes hydro-electric power, biofuels and waste-based energy, geothermal and solar power and heat.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2022, the Republic had 25 nuclear plants with a total estimated nuclear power installed generating capacity of 24,650 megawatts and four nuclear plants under construction.

In January 2023, the Government announced the Tenth Basic Plan of Long-Term Electricity Supply and Demand for the period from 2022 to 2036, which focuses on, among other things, (i) establishing a stable and safe source of energy supply for the long term, (ii) setting attainable goals for energy transition through a balanced mix of nuclear power and renewable energy, (iii) reducing greenhouse gas by cutting back on coal-fired generation, and (iv) diversifying the electricity market system and promoting fair competition in the renewable energy market. Furthermore, the Tenth Basic Plan includes the following implementation measures: (i) the previously suspended construction of two nuclear power units will be resumed, (ii) existing nuclear power plants will continue their operation, (iii) 28 coal-fired generation plants will be retired and converted to LNG fuel use by 2036, (iv) ammonia-coal and hydrogen-LNG co-firing will be introduced to reduce greenhouse gas, and (v) domestic renewable energy generation capacity will be expanded to 108.3 gigawatts by 2036.

Services Sector

In 2018, the service industry increased by 3.8% compared to 2017 as the health and social work sector increased by 8.2%, the finance and insurance sector increased by 5.6% and the public administration and defense sector increased by 3.4%, each compared with 2017. In 2019, the service industry increased by 3.4% compared to 2018 as the health and social work sector increased by 8.7%, the public administration and defense sector increased by 4.0% and the finance and insurance sector increased by 4.4%, each compared with 2018. In 2020, the service industry decreased by 1.0% compared to 2019 as the wholesale and retail trade, accommodation and food services sector decreased by 5.7%, the transportation and storage sector decreased by 15.1% and the cultural and other services sector decreased by 18.7%, each compared with 2019. In 2021, the service industry increased by 3.7% compared to 2020 as the finance and insurance sector increased by 6.1%, the wholesale and retail trade, accommodation and food services sector increased by 3.3% and the information and communication sector increased by 6.0%, each compared with 2020. Based on preliminary data, in 2022, the service industry increased by 11.5% compared to 2021 as the arts, sports and recreation-related services sector increased by 49.5%, the transportation and storage sector increased by 29.7% and the accommodation and food services sector increased by 25.7%, each compared with 2021.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)	Increase (Decrease) Over Previous Year	Unemployment Rate(1)(3)
	(2015=100)	(%)	(2020=100)	(%)	(2015=100)	(%)	(%)
2018	103.5	1.9	99.1	1.5	113.6	6.8	3.8
2019	103.5	0.0	99.5	0.4	116.2	2.3	3.8
2020	103.0	(0.5)	100.0	0.5	115.5	(0.6)	4.0
2021	109.6	6.4	102.5	2.5	123.5	6.9	3.7
2022	118.7	8.3	107.7	5.1	130.7	5.8	2.9

(1)	Average for year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.

Source: The Bank of Korea; Korea National Statistical Office

In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In 2019, the inflation rate decreased to 0.4%, primarily due to decreases in the prices of agricultural and livestock products and oil. In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. In 2021, the inflation rate increased to 2.5%, primarily due to increases in agricultural and livestock product prices and oil prices. Based on preliminary data, in 2022, the inflation rate increased to 5.1%, primarily due to increases in agricultural and livestock product prices and oil prices. Based on preliminary data, the inflation rate was 4.7% in the first quarter of 2023.

In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In 2019, the unemployment rate remained constant at 3.8%. In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. In 2021, the unemployment rate decreased to 3.7%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. Based on preliminary data, in 2022, the unemployment rate decreased to 2.9%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. Based on preliminary data, the unemployment rate was 3.2% in the first quarter of 2023.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2022, the economically active population of the Republic was 28.9 million and the number of employees was 28.1 million.

The following table shows selected employment information by industry and by gender:

	2018	2019	2020	2021	2022
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,822	27,123	26,904	27,273	28,089
Employment by Industry:
Agriculture, Forestry and Fishing	5.0	5.1	5.4	5.3	5.4
Mining and Manufacturing	16.9	16.4	16.3	16.1	16.1
S.O.C & Services	78.1	78.5	78.3	78.6	78.5
Electricity, Transport, Communication and Finance	11.8	11.7	11.8	12.3	12.4
Business, Private & Public Service and Other Services	36.5	37.4	38.0	38.6	39.0
Construction	7.6	7.4	7.5	7.7	7.6
Wholesale & Retail Trade, Hotels and Restaurants	22.2	22.0	21.0	20.0	19.6

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.3	57.0	57.2	57.0	56.7
Female	42.7	43.0	42.8	43.0	43.3

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees have been reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and has been further extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occurs from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

•	In May 2019, unionized bus drivers launched a nationwide strike seeking higher wages and increased manpower in time for the 52-hour work week that was implemented in July 2019.

•	In September 2019, unionized workers at GM Korea went on full strike, the first in more than 20 years, demanding higher wages and protesting against GM Korea’s restructuring plans.

•	In October and November 2019, several thousand members of the National Railroad Workers’ Union went on full strike demanding a normalization of wages and requesting the hiring of additional personnel.

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

•

In November and December 2021, unionized workers at Hankook Tire & Technology, one of Korea’s largest tire makers, went on a full strike demanding higher wages and performance-based incentive payments.

•

In 2021, unionized workers at CJ Logistics, one of Korea’s largest freight transportation companies, went on a series of partial strikes and demonstrations, demanding higher wages commensurate with increases in parcel delivery fees.

•

In June and November 2022, unionized truck drivers across various industries went on nationwide strikes demanding that a minimum pay system based on freight rates be made permanent and expanded in scope.

•	In 2022, subcontracted workers of Daewoo Shipping and Marine Engineering went on a full strike demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2022, the Justice Party held six seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Trading Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are classified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2022, there were six nationwide banks, six regional banks, three internet-only banks and 35 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~170 billion in 2018, ~~W~~555 billion in 2019, ~~W~~2,103 billion in 2020, ~~W~~1,121 billion in 2021 and ~~W~~1,265 billion in 2022. Taking into account these capital contributions, its total paid-in capital was ~~W~~23,152 billion as of December 31, 2022.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~56 billion in 2019, ~~W~~578 billion in 2020, ~~W~~299 billion in 2021 and ~~W~~25 billion in 2022. Taking into account these capital contributions, its total paid-in capital was ~~W~~12,773 billion as of December 31, 2022.

•

Industrial Bank of Korea: the Government directly owned 59.5% of its total shares (including common and preferred shares) as of December 31, 2022. The Government had owned all of the issued share capital of Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2019, Industrial Bank of Korea issued an aggregate of 17,178,164 new common shares to the Government for a total of ~~W~~225 billion in cash. In 2020, Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of ~~W~~1,266 billion in cash. In November 2020, Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. In May 2021, Industrial Bank of Korea issued and sold 5,636,227 new ordinary shares to the Government for an aggregate consideration of ~~W~~49 billion in cash. Taking into account such transactions, its total paid-in capital was ~~W~~4,211 billion as of December 31, 2022.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2018	1,872.6	18.2	1.0
December 31, 2019	1,980.6	15.3	0.8
December 31, 2020	2,171.7	13.9	0.6
December 31, 2021	2,371.9	11.8	0.5
December 31, 2022(2)	2,532.4	10.1	0.4

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2018, these banks posted an aggregate net profit of ~~W~~15.6 trillion, compared to an aggregate net profit of ~~W~~11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income. In 2019, these banks posted an aggregate net profit of ~~W~~13.9 trillion, compared to an aggregate net profit of ~~W~~15.6 trillion in 2018, primarily due to losses on investments in subsidiaries and associates in 2019 compared to gains on investments in subsidiaries and associates in 2018, which more than offset decreased loan loss provisions. In 2020, these banks posted an aggregate net profit of ~~W~~12.1 trillion, compared to an aggregate net profit of ~~W~~13.9 trillion in 2019, primarily due to increased loan loss provisions. In 2021, these banks posted an aggregate net profit of ~~W~~16.9 trillion, compared to an aggregate net profit of ~~W~~12.1 trillion in 2020, primarily due to the significant amount of gains recognized by The Korea Development Bank in connection with the exercise of its right to convert its convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021, and to a lesser extent, increased net interest income and decreased loan loss provisions. Based on preliminary data, in 2022, these banks posted an aggregate net profit of ~~W~~18.5 trillion, compared to an aggregate net profit of ~~W~~16.9 trillion in 2021, primarily due to increased net interest income reflecting the rise in interest rates during 2022.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2022, 79 mutual savings banks, 23 life insurance institutions, which include joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Trading Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 28, 2018	2,041.0
January 31, 2019	2,204.9
February 28, 2019	2,195.4
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7
June 28, 2019	2,130.6
July 31, 2019	2,024.6
August 30, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0
February 28, 2020	1,987.0
March 31, 2020	1,754.6
April 29, 2020	1,947.6
May 29, 2020	2,029.6
June 30, 2020	2,108.3
July 31, 2020	2,249.4
August 31, 2020	2,326.2
September 29, 2020	2,327.9
October 30, 2020	2,267.2
November 30, 2020	2,591.3
December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7
July 30, 2021	3,202.3
August 31, 2021	3,199.3
September 30, 2021	3,068.8
October 29, 2021	2,970.7
November 30, 2021	2,839.0
December 30, 2021	2,977.7
January 28, 2022	2,663.3
February 28, 2022	2,699.2
March 31, 2022	2,757.7
April 29, 2022	2,695.1
May 31, 2022	2,685.9
June 30, 2022	2,332.6
July 29, 2022	2,451.5
August 31, 2022	2,472.1
September 30, 2022	2,155.5
October 31, 2022	2,293.6
November 30, 2022	2,472.5
December 29, 2022	2,236.4
January 31, 2023	2,425.1
February 28, 2023	2,412.9
March 31, 2023	2,476.9
April 28, 2023	2,501.5
May 31, 2023	2,577.1

Over the years, liquidity and credit concerns and volatility in the global financial markets have led to fluctuations in the stock prices of Korean companies. In recent years, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad. The index was 2,564.2 on June 28, 2023.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy. The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the COVID-19 pandemic. However, as the economy began to show signs of recovery from the COVID-19 pandemic starting from the second half of 2021, The Bank of Korea raised its policy rate from 0.50% to 0.75% on August 26, 2021, 1.00% on November 25, 2021, 1.25% on January 14, 2022, 1.50% on April 14, 2022, 1.75% on May 26, 2022, 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023 in response to rising levels of household debt and inflationary pressures.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2018	2019	2020	2021	2022
	(billions of Won)
Money Supply (M1)(1)	865,851.8	952,922.8	1,197,828.9	1,372,336.6	1,236,983.3
Quasi-money(2)	1,834,510.6	1,960,686.8	2,002,006.8	2,241,351.0	2,521,252.2
Money Supply (M2)(3)	2,700,362.4	2,913,609.6	3,199,835.7	3,613,687.6	3,758,235.5
Percentage Increase Over Previous Year	6.7%	7.9%	9.8%	12.9%	4.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in December 2014, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a currency forward, currency option, foreign exchange swap or currency swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a currency forward, currency option, foreign exchange swap or currency swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0
June 28, 2019	1,156.8
July 31, 2019	1,182.0
August 30, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3

Won/U.S. Dollar Exchange Rate
December 31, 2019	1,157.8
January 31, 2020	1,183.5
February 28, 2020	1,215.9
March 31, 2020	1,222.6
April 29, 2020	1,225.2
May 29, 2020	1,239.4
June 30, 2020	1,200.7
July 31, 2020	1,191.4
August 31, 2020	1,185.1
September 29, 2020	1,173.5
October 30, 2020	1,133.4
November 30, 2020	1,104.4
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5
April 30, 2021	1,119.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0
July 30, 2021	1,147.4
August 31, 2021	1,164.4
September 30, 2021	1,184.9
October 29, 2021	1,171.7
November 30, 2021	1,193.4
December 31, 2021	1,185.5
January 28, 2022	1,202.4
February 28, 2022	1,202.7
March 31, 2022	1,210.8
April 29, 2022	1,269.4
May 31, 2022	1,245.8
June 30, 2022	1,299.4
July 29, 2022	1,304.0
August 31, 2022	1,347.5
September 30, 2022	1,434.8
October 31, 2022	1,419.3
November 30, 2022	1,331.5
December 30, 2022	1,267.3
January 31, 2023	1,228.7
February 28, 2023	1,317.4
March 31, 2023	1,303.8
April 28, 2023	1,339.9
May 31, 2023	1,322.2

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In 2021, 2022 and in recent months, the value of the Won relative to the U.S. dollar fluctuated significantly, due primarily to the impact of the COVID-19 pandemic, the invasion of

Ukraine by Russia and the ensuing sanctions against Russia and, more recently, the widening difference in policy rates between the United States and the Republic, among others. The market average exchange rate was Won 1,308.3 to US$1.00 on June 28, 2023.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2018	2019	2020	2021	2022(4)
	(millions of dollars)
Current Account	77,466.5	59,676.1	75,902.2	85,228.2	29,830.9
Goods	110,086.8	79,812.1	80,604.8	75,730.9	15,060.9
Exports(2)	626,266.5	556,667.9	517,909.3	649,475.2	690,461.8
Imports(2)	516,179.7	476,855.8	437,304.5	573,744.3	675,400.9
Services	(29,369.4)	(26,845.3)	(14,670.1)	(5,286.7)	(5,547.5)
Income	4,901.9	12,856.0	13,486.9	19,444.9	22,884.2
Current Transfers	(8,152.8)	(6,146.7)	(3,519.4)	(4,660.9)	(2,566.7)
Capital and Financial Account	76,790.1	58,857.6	80,996.4	78,335.3	38,834.7
Capital Account	316.7	(169.3)	(386.3)	(155.3)	1.3
Financial Account(3)	76,473.4	59,026.9	81,382.7	78,490.6	38,833.4
Net Errors and Omissions	(1,309.8)	(479.9)	5,866.8	(6,582.3)	9,001.2

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

The current account surplus in 2021 increased to US$85.2 billion from the current account surplus of US$75.9 billion in 2020, primarily due to a decrease in deficit from the services account and an increase in surplus from the income account, the effect of which was offset in part by a decrease in surplus from the goods account. Based on preliminary data, the current account surplus in 2022 decreased to US$29.8 billion from the current account surplus of US$85.2 billion in 2021, primarily due to a decrease in surplus from the goods account, the effect of which was offset in part by an increase in surplus from the income account and a decrease in deficit from the current transfers account. Based on preliminary data, the Republic recorded a current account deficit of US$4.5 billion in the first quarter of 2023, which represented a change from the current account surplus of US$14.9 billion in the corresponding period of 2022, primarily due to a change from a surplus to a deficit from the goods account, as well as an increase in deficit from the services account, the effects of which were offset in part by an increase in surplus from the income account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2018	2019	2020	2021	2022(2)
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	20.0	15.9	14.5	18.1	22.3
Merger & Acquisition	6.9	7.4	6.2	11.4	8.1

Total	26.9	23.3	20.7	29.5	30.5

Actual Investment	17.3	13.4	11.4	18.6	18.0

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2021, the contracted and reported amount of foreign direct investment in the Republic increased to US$29.5 billion from US$20.7 billion in 2020, primarily due to an increase in foreign investment in the services sector to US$23.6 billion in 2021 from US$14.4 billion in 2020.

Based on preliminary data, in 2022, the contracted and reported amount of foreign direct investment in the Republic increased to US$30.5 billion from US$29.5 billion in 2021, primarily due to an increase in foreign investment in the manufacturing sector to US$12.5 billion in 2022 from US$5.0 billion in 2021.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2018	2019	2020	2021	2022
	(billions of dollars)
North America
U.S.A.	5.9	6.8	5.3	5.3	8.7
Others	1.9	1.7	3.5	1.6	5.8

	7.8	8.6	8.8	6.9	14.5
Asia
Japan	1.3	1.4	0.8	1.2	1.5
Hong Kong	1.5	1.9	1.1	0.6	0.4
Singapore	1.5	1.3	2.3	4.2	3.2
China	2.7	1.0	2.0	1.9	1.5
Others	2.4	1.0	0.4	1.2	0.5

	9.4	6.6	6.6	9.1	7.1
Europe
Netherlands	1.4	1.7	0.6	1.0	4.9
England	1.2	2.1	0.7	0.8	0.6
Germany	0.5	0.4	0.5	2.8	0.5
France	0.7	0.1	0.2	0.2	0.2
Others	5.2	3.1	2.8	8.0	1.9

	9.0	7.4	4.8	12.8	8.1
Other regions and countries	0.6	0.7	0.5	0.7	0.8

Total	26.9	23.3	20.7	29.5	30.5

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2018	604.9	35.2%	535.2	31.1%	69.7	113.0
2019	542.2	33.0%	503.3	30.7%	38.9	107.7
2020	512.5	31.3%	467.6	28.5%	44.9	109.6
2021	644.4	35.8%	615.1	34.2%	29.3	104.8
2022(3)	683.6	41.1%	731.4	43.9%	(47.8)	93.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(2)	As % of 2022 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	7.9	1.3	8.2	1.5	8.6	1.7	9.8	1.5	10.4	1.5
Raw Materials and Fuels	55.1	9.1	48.8	9.0	32.1	6.3	51.4	8.0	75.2	11.0
Petroleum & Derivatives	47.0	7.8	41.3	7.6	24.7	4.8	38.8	6.0	63.4	9.3
Others	8.1	1.3	7.5	1.4	7.4	1.4	12.6	2.0	11.8	1.7
Light Industrial Products	35.8	5.9	34.2	6.3	32.4	6.3	35.3	5.5	35.2	5.1
Heavy & Chemical Industrial Products	506.1	83.7	451.0	83.2	439.3	85.7	547.9	85.0	563.0	82.4
Electronic & Electronic Products	214.8	35.5	171.4	31.6	178.5	34.8	221.8	34.4	224.3	32.8
Chemicals & Chemical Products	74.0	12.2	67.4	12.4	66.6	13.0	91.9	14.3	98.0	14.3
Metal Goods	48.1	8.0	44.1	8.1	39.6	7.7	52.6	8.2	55.3	8.1
Machinery & Precision Equipment	69.4	11.5	67.6	12.5	63.4	12.4	70.9	11.0	70.9	10.4
Transport Equipment	87.4	14.4	87.7	16.2	77.6	15.1	94.2	14.6	98.5	14.4
Passenger Cars	38.2	6.3	40.5	7.5	35.6	6.9	44.3	6.9	51.7	7.6
Ship & Boat	20.7	3.4	19.5	3.6	19.2	3.7	22.4	3.5	17.6	2.6
Others	28.4	4.7	27.7	5.1	22.8	4.4	27.5	4.3	29.2	4.3
Others	12.5	2.1	12.7	2.3	13.6	2.7	16.6	2.6	16.0	2.3

Total	604.9	100.0	542.2	100.0	512.5	100.0	644.4	100.0	683.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(2)	As % of 2022 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	279.0	52.1	254.0	50.5	206.3	44.1	302.6	49.2	393.6	53.8
Crude Petroleum	80.4	15.0	70.3	14.0	44.5	9.5	67.0	10.9	105.8	14.5
Mineral	22.0	4.1	21.7	4.3	21.4	4.6	33.3	5.4	31.3	4.3
Chemicals	50.0	9.3	47.0	9.3	46.4	9.9	60.4	9.8	70.2	9.6
Iron & Steel Products	19.7	3.7	19.8	3.9	15.2	3.3	22.2	3.6	22.7	3.1
Non-ferrous Metal	12.8	2.4	12.0	2.4	11.7	2.5	18.4	3.0	19.5	2.7
Others	94.1	17.6	83.2	16.5	67.1	14.3	101.3	16.5	144.1	19.7
Capital Goods	174.6	32.6	164.9	32.8	177.1	37.9	212.8	34.6	228.9	31.3
Machinery & Precision Equipment	60.5	11.3	50.7	10.1	57.9	12.4	70.0	11.4	68.7	9.4
Electric & Electronic Machines	100.4	18.8	100.4	20.0	105.1	22.5	127.6	20.7	144.7	19.8
Transport Equipment	11.5	2.1	11.6	2.3	11.9	2.5	13.0	2.1	13.2	1.8
Others	2.2	0.4	2.1	0.4	2.3	0.5	2.2	0.4	2.3	0.3
Consumer Goods	81.6	15.2	84.5	16.8	84.2	18.0	99.6	16.2	108.7	14.9
Cereals	6.8	1.3	6.9	1.4	7.1	1.5	8.9	1.4	11.3	1.5
Goods for Direct Consumption	22.3	4.2	22.2	4.4	22.3	4.8	25.7	4.2	29.0	4.0
Consumer Durable Goods	32.2	6.0	34.5	6.9	34.9	7.5	42.2	6.9	42.8	5.9
Consumer Nondurable Goods	20.3	3.8	20.9	4.2	20.0	4.3	22.8	3.7	25.6	3.5

Total	535.2	100.0	503.3	100.0	467.6	100.0	615.1	100.0	731.4	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2018, the Republic recorded a trade surplus of US$69.7 billion. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2019, the Republic recorded a trade surplus of US$38.9 billion. Exports decreased by 10.4% to US$542.2 billion in 2019 from US$604.9 billion in 2018, primarily due to a significant decrease in semiconductor prices. Imports decreased by 6.0% to US$503.3 billion in 2019 from US$535.2 billion in 2018, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2020, the Republic recorded a trade surplus of US$44.9 billion. Exports decreased by 5.5% to US$512.5 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the COVID-19 pandemic.

In 2021, the Republic recorded a trade surplus of US$29.3 billion. Exports increased by 25.7% to US$644.4 billion in 2021 from US$512.5 billion in 2020, primarily due to a recovery of the global economy from the COVID-19 pandemic. Imports increased by 31.5% to US$615.1 billion in 2021 from US$467.6 billion in 2020, primarily due to an increase in domestic consumption as well as an increase in oil prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, in 2022, the Republic recorded a trade deficit of US$47.8 billion. Exports increased by 6.1% to US$683.6 billion in 2022 from US$644.4 billion in 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 18.9% to US$731.4 billion in 2022 from US$615.1 billion in 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade deficit of US$22.6 billion in the first quarter of 2023. Exports decreased by 12.6% to US$151.5 billion in the first quarter of 2023 from US$173.4 billion in the corresponding period of 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 2.2% to US$174.0 billion in the first quarter of 2023 from US$177.9 billion in the corresponding period of 2022, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(1)	As % of 2022 Total(1)
	(millions of dollars, except percentages)
China	162,125.1	26.8	136,202.5	25.1	132,565.4	25.9	162,913.0	25.3	155,789.4	22.8
United States	72,719.9	12.0	73,343.9	13.5	74,115.8	14.5	95,902.0	14.9	109,765.7	16.1
Japan	30,528.6	5.0	28,420.2	5.2	25,097.7	4.9	30,061.8	4.7	30,606.3	4.5
Hong Kong	45,996.4	7.6	31,912.9	5.9	30,653.8	6.0	37,467.1	5.8	27,651.2	4.0
Singapore	11,782.2	1.9	12,768.0	2.4	9,828.4	1.9	14,148.5	2.2	20,205.4	3.0
Vietnam	48,622.1	8.0	48,177.7	8.9	48,510.6	9.5	56,728.5	8.8	60,972.0	8.9
Taiwan	20,783.5	3.4	15,666.3	2.9	16,465.4	3.2	24,285.3	3.8	26,198.2	3.8
India	15,606.2	2.6	15,096.3	2.8	11,937.3	2.3	15,603.3	2.4	18,870.1	2.8
Indonesia	8,833.2	1.5	7,650.1	1.4	6,312.9	1.2	8,550.3	1.3	10,215.9	1.5
Mexico	11,458.2	1.9	10,927.0	2.0	8,241.0	1.6	11,290.2	1.8	12,654.2	1.9
Australia	9,610.4	1.6	7,890.6	1.5	6,188.5	1.2	9,750.5	1.5	18,753.0	2.7
Germany	9,372.7	1.5	8,685.7	1.6	9,576.1	1.9	11,109.9	1.7	10,067.7	1.5
Others(2)	157,421.2	26.0	145,491.4	26.8	133,005.1	26.0	166,590.0	25.9	181,835.7	26.6

Total	604,859.7	100.0	542,232.6	100.0	512,498.0	100.0	644,400.4	100.0	683,584.8	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(1)	As % of 2022 Total(1)
	(millions of dollars, except percentages)
China	106,488.6	19.9	107,228.7	21.3	108,884.6	23.3	138,628.1	22.5	154,576.3	21.1
Japan	54,603.7	10.2	47,580.9	9.5	46,023.0	9.8	54,642.2	8.9	54,711.8	7.5
United States	58,868.3	11.0	61,878.6	12.3	57,492.2	12.3	73,213.4	11.9	81,784.7	11.2
Saudi Arabia	26,335.8	4.9	21,840.6	4.3	15,979.6	3.4	24,271.3	3.9	41,640.3	5.7
Qatar	16,293.6	3.0	13,036.6	2.6	7,562.1	1.6	11,611.1	1.9	16,567.2	2.3
Australia	20,718.6	3.9	20,608.2	4.1	18,707.1	4.0	32,918.0	5.4	44,929.4	6.1
Germany	20,854.0	3.9	19,936.9	4.0	20,680.9	4.4	21,996.3	3.6	23,614.9	3.2
Kuwait	12,794.3	2.4	10,771.1	2.1	5,827.9	1.2	8,253.9	1.3	12,401.9	1.7
Taiwan	16,738.4	3.1	15,717.7	3.1	17,837.0	3.8	23,485.8	3.8	28,274.6	3.9
United Arab Emirates	9,287.4	1.7	8,991.1	1.8	5,692.7	1.2	7,318.7	1.2	15,492.8	2.1
Indonesia	11,161.2	2.1	8,819.8	1.8	7,594.7	1.6	10,725.1	1.7	15,734.9	2.2
Malaysia	10,205.7	1.9	9,279.9	1.8	8,892.6	1.9	10,456.2	1.7	15,249.1	2.1
Others(2)	170,852.9	31.9	157,652.8	31.3	146,458.4	31.3	197,573.3	32.1	226,391.8	31.0

Total	535,202.4	100.0	503,342.9	100.0	467,632.8	100.0	615,093.4	100.0	731,369.7	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The outbreak of severe health epidemics in Korea and various parts of the world, including the COVID-19 pandemic, raises significant uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. Although the domestic and global economy has recovered generally from the COVID-19 pandemic in recent months, global economic uncertainties in relation to COVID-19, in particular the extent to which the COVID-19 pandemic affects international trade, are expected to continue in 2023. In order to contain further spread of such epidemics and to prevent the outbreak of similar epidemics in the future, the Government continues to cooperate actively with regional and international efforts to develop and implement various measures to combat such outbreaks. See “—The Economy—Worldwide Economic and Financial Difficulties”.

In 2020, 2021, 2022 and in recent months, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, in particular due to the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia and the ensuing sanctions against Russia and, more recently, the widening difference in policy rates between the United States and the Republic, among others. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015, Colombia since July 2016, the United Kingdom since January 2021, Israel and Cambodia since December 2022 and Indonesia since January 2023. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011, with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021 and with the Regional Comprehensive Economic Partnership since 2022, and is currently negotiating additional regional FTAs. The Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$32.6 billion in 2018, US$20.1 billion in 2019, US$4.7 billion in 2020 and US$12.1 billion in 2021. Based on preliminary data, the Republic had a non-commodities trade surplus of US$9.5 billion in 2022.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2018	2019	2020	2021	2022
	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	393,332.5	397,876.1	430,117.2	438,319.2	399,043.1

Total Gold and Foreign Exchange	398,127.2	402,670.9	434,912.0	443,114.0	403,837.9

Reserve Position at IMF	2,140.4	2,792.9	4,815.3	4,634.9	4,489.5
Special Drawing Rights	3,426.6	3,352.4	3,370.8	15,369.5	14,836.3

Total Official Reserves	$403,694.3	$408,816.1	$443,098.1	$463,118.4	$423,163.7

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$403.7 billion as of December 31, 2018, US$408.8 billion as of December 31, 2019, US$443.1 billion as of December 31, 2020 and US$463.1 billion as of December 31, 2021, primarily due to continued trade surpluses and capital inflows. The Government’s foreign currency reserves decreased to US$423.2 billion as of December 31, 2022, however, primarily in relation to the depreciation of the Won against the U.S. dollar. The amount of the Government’s foreign currency reserve was US$421.0 billion as of May 31, 2023.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2021 budgeted revenues remained relatively stable at ~~W~~450.9 trillion from 2020. 2021 budgeted expenditures and net lending increased by 9.3% to ~~W~~526.3 trillion from ~~W~~481.4 trillion in 2020, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for individuals and businesses adversely impacted by the COVID-19 pandemic, procurement of COVID-19 vaccines and enhancement of medical facilities and other infrastructure, among others) and revitalization of the economy (public housing, job creation, research and development, social security and welfare services, among others). The 2021 budget anticipated a ~~W~~75.4 trillion budget deficit.

2022 budgeted revenues increased by 14.8% to ~~W~~517.7 trillion from ~~W~~450.9 trillion in 2021, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains as well as taxes on goods and services). 2022 budgeted expenditures and net lending increased by 8.6% to ~~W~~571.8 trillion from ~~W~~526.3 trillion in 2021, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for small businesses) and revitalization of the economy. The 2022 budget anticipated a ~~W~~54.1 trillion budget deficit.

2023 budgeted revenues increased by 13.7% to ~~W~~588.6 trillion from ~~W~~517.7 trillion in 2022, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2023 budgeted expenditures and net lending increased by 5.2% to ~~W~~601.6 trillion from ~~W~~571.8 trillion in 2022, led by increases in budgeted expenditures on revitalization of the economy. The 2023 budget anticipated a ~~W~~13.1 trillion budget deficit.

Beginning in March 2020, the National Assembly approved a series of supplementary budgets as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. These supplementary budgets, which amounted to ~~W~~66.8 trillion in 2020, ~~W~~49.8 trillion in 2021 and ~~W~~78.9 trillion in 2022, have been some of the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea, and have been used for the following purposes: (i) provision of loans and guarantees for small businesses, (ii) relief packages and household support, including daycare vouchers and emergency livelihood support, (iii) disease prevention (including purchases and administration of vaccines), testing and treatment, (iv) various forms of financial support for local communities most affected by the COVID-19 pandemic and (v) measures to revitalize the economy from the impact of the COVID-19 pandemic. The supplementary budgets have been funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Any significant increase in additional spending measures as stipulated by the supplementary budgets (including relief packages) may lead to a budget deficit for 2023, which could result in a deterioration in the Government’s fiscal position and an increase in borrowings.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2018	2019	2020	2021	2022(1)	2021	2022	2023(1)
	(billions of Won)
Total Revenues	438,262	443,853	446,628	537,619	588,332	450,905	517,701	588,577
Current Revenues	435,558	441,148	443,694	534,999	585,325	447,865	514,696	584,672
Total Tax Revenues	358,424	363,005	360,129	422,182	479,384	359,775	424,050	486,573
Taxes on income, profits and capital gains	155,399	155,736	148,622	184,509	232,319	143,121	180,740	236,860
Social security contributions	64,854	69,550	74,583	78,104	83,444	77,032	80,666	86,116
Tax on property	15,473	15,474	22,735	31,392	27,696	19,300	28,047	27,815
Taxes on goods and services	99,056	98,614	91,047	99,840	105,828	95,658	106,738	107,760
Taxes on international trade and transaction	8,815	7,882	7,059	8,227	10,324	8,347	8,735	10,724
Other tax	14,828	15,748	16,084	20,110	19,773	16,316	19,124	17,299
Non-Tax Revenues	77,134	78,143	83,565	112,818	105,941	88,091	90,646	98,099
Operating surpluses of departmental enterprise sales and property income	28,616	29,345	33,571	56,664	47,459	32,791	34,628	36,492
Administration fees & charges and non-industrial sales	9,004	10,181	9,929	10,865	11,434	10,724	11,402	12,470
Fines and forfeits	24,455	22,554	23,583	26,993	28,276	26,950	25,501	27,816
Contributions to government employee pension fund	13,206	13,523	13,876	14,918	16,348	15,385	16,633	18,480
Current revenue of non-financial public enterprises	1,853	2,540	2,606	3,378	2,425	2,241	2,483	2,842
Capital Revenues	2,703	2,705	2,934	2,620	3,007	3,040	3,006	3,905
Total Expenditures and Net Lending	407,099	455,850	517,781	568,113	652,902	526,292	571,814	601,629
Total Expenditures	389,610	436,698	489,966	538,034	622,997	496,661	546,446	584,587
Current Expenditures	360,176	387,100	455,098	502,191	585,593	459,333	506,262	545,493
Expenditure on goods and service	71,459	60,196	79,460	88,144	89,759	94,636	94,814	94,966
Interest payment	14,287	13,837	14,452	15,431	18,481	17,254	17,928	21,726
Subsidies and other current transfers	272,080	309,575	357,295	395,826	473,661	343,636	389,599	424,353
Current expenditure of non-financial public enterprises	2,350	3,492	3,891	2,790	3,692	3,807	3,922	4,449
Capital Expenditures	29,434	49,598	34,868	35,842	37,404	37,328	40,184	39,094
Net Lending	17,489	19,152	27,815	30,079	29,905	29,631	25,369	17,042

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2018, the Republic recorded total revenues of ~~W~~438.3 trillion and total expenditures and net lending of ~~W~~407.1 trillion. The Republic had a fiscal surplus of ~~W~~31.2 trillion in 2018.

For 2019, the Republic recorded total revenues of ~~W~~443.9 trillion and total expenditures and net lending of ~~W~~455.9 trillion. The Republic had a fiscal deficit of ~~W~~12.0 trillion in 2019.

For 2020, the Republic recorded total revenues of ~~W~~446.6 trillion and total expenditures and net lending of ~~W~~517.8 trillion. The Republic had a fiscal deficit of ~~W~~71.2 trillion in 2020.

For 2021, the Republic recorded total revenues of ~~W~~537.6 trillion and total expenditures and net lending of ~~W~~568.1 trillion. The Republic had a fiscal deficit of ~~W~~30.5 trillion in 2021.

Based on preliminary data, the Republic recorded total revenues of ~~W~~588.3 trillion and total expenditures and net lending of ~~W~~652.9 trillion in 2022. The Republic had a fiscal deficit of ~~W~~64.6 trillion in 2022.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2021 amounted to approximately ~~W~~950.0 trillion, an increase of 14.2% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2022 amounted to approximately ~~W~~1,044.0 trillion, an increase of 9.9% over the previous year.

The Government expects that the amount of the Government’s debt will further increase in 2023 as it continues to support the Republic’s economic recovery and prepare for the transition to a post-pandemic economy. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2022:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$7,025.0	US$	7,025.0
Euro (EUR)	EUR2,150.0		2,290.0

Total		US$	9,315.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 30, 2022.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2018	643,550.9
2019	690,524.1
2020	808,941.0
2021	927,865.2
2022	1,021,574.4

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2018	2019	2020	2021	2022
	(billions of Won)
Domestic	17,016.3	14,760.0	12,490.0	10,930.0	10,620.0
External(1)	—	—	—	—	—

Total	17,016.3	14,760.0	12,490.0	10,930.0	10,620.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary

Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2018	2019	2020	2021	2022(1)
	(billions of dollars)
Long-term Liabilities	315.6	335.3	390.6	467.7	497.8
General Government	83.5	91.2	119.4	142.8	153.1
Monetary Authorities	15.2	14.4	15.0	35.9	25.1
Banks	100.1	104.4	112.2	128.1	146.8
Other Sectors	116.8	125.2	144.0	160.9	172.8
Short-term Liabilities	125.6	135.5	160.1	164.7	166.7
General Government	1.0	1.6	2.1	1.6	1.2
Monetary Authorities	12.8	10.9	10.8	9.6	4.8
Banks	90.3	102.0	122.0	123.6	128.7
Other Sectors	21.5	21.0	25.2	29.9	32.0

Total External Liabilities	441.2	470.7	550.6	632.4	664.5

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of January 4, 2023, such commitments assumed by the Government amounted to ~~W~~0.1 trillion.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2022
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2019-002	June 19, 2019	June 19, 2024	2.000	USD	500,000,000		500,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000

Total External Bonds in Original Currencies						USD	7,025,000,000
						EUR	2,150,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	11,807,862,500,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,267.3, the market average exchange rate in effect on December 30, 2022, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,351.2, the market average exchange rate in effect on December 30, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2022	2023-2072	937,507.4
Interest-Bearing Treasury Bond for National Housing I	1.00-2.00	2014-2022	2019-2027	82,150.1
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1997-2017	2017-2027	2.5
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				1,019,669.4

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	1.325-3.585	2021-2022	2023-2024	880.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	—	—	—	0
Borrowings from Korea Technology Finance Corporation	3.135-3.585	2022	2024	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	0.81	2020	2023	250.0
Borrowings from the Housing Finance Credit Guarantee Fund	0.815-1.285	2020	2023	530.0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	0.81	2020	2023	50.0

Total Borrowings				1,905.0

Total Internal Funded Debt				1,021,574.4

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	0.00-5.48	2011-2022	2023-2042	9,920.0
Key Industry Stabilization Fund	0.94-2.19	2020-2022	2023-2025	700.0

Total Internal Guaranteed Debt				10,620.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of January 4, 2023, such commitments assumed by the Government amounted to ~~W~~0.1 trillion.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto, or FATCA. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.

Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a

U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Tae Jeong Yun, and the Deputy General Manager of our New York Branch, Mr. Ki Cheon Chang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

If the tax exemption under Korean tax law referred to above were to cease to be in effect, the payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities will be taxable at Korean withholding tax rates of 15.4% (including local income tax) unless a reduced rate is available under an applicable income tax treaty. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% (including local income tax) of net gain or 11% (including local income tax) of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities except for a nominal amount of stamp duty on certain documents executed in Korea which will be paid by us.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, with regard to payment of any interest on the debt securities under the guarantee herein, the Korean tax authority issued a ruling in April 2019 to the effect that the interest on the foreign currency denominated bonds paid by the guarantor on behalf of the issuer due to the insolvency of the issuer is exempt from income tax and corporation tax provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law. In this regard, even though it is not clear under Korean tax laws, regulations or decisions, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5% (including local income tax), and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with the documents proving the beneficial owner of such Korean source income, including a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. Starting from January 1, 2022, an OIV is deemed to be a beneficial owner of the Korean source income if (i) under the applicable tax treaty, the OIV bears tax liabilities in the country in which it is established or the OIV is deemed to be the beneficial owner of the Korean source income, and (ii) the Korean source income is eligible for the treaty benefits under the tax treaty. The benefits under a tax treaty between Korea and the country of such OIV’s residence will apply with respect to the relevant income paid to such OIV, subject to certain application requirements as prescribed by Korean tax law. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are a beneficial owner of the debt securities and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	U.S. expatriates;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or non-U.S. tax laws, any alternative minimum tax, or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security, but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. However, any such foreign currency gain or loss (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Under new foreign tax credit requirements recently adopted by the IRS, any Korean tax imposed on the sale or other disposition of the debt security generally will not be treated as a creditable tax for U.S. foreign tax credit purposes. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt security even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt security and any Korean tax imposed on such sale or disposition.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original

Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and are not a bank, securities dealer, regulated investment company or common trust fund and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and common trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Securities and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on IRS Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a United States or non-United States person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a United States person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Tae Jeong Yun, General Manager of our New York Branch, or Mr. Ki Cheon Chang, Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Munkyu Park, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2022 and 2021 have been included in this prospectus in reliance upon the report of Nexia Samduk, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations, or Cautionary Statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	the occurrence of severe health epidemics in Korea or other parts of the world, including the COVID-19 pandemic, swine or avian flu, Ebola or Middle East respiratory syndrome;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries have taken or may take in the future) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of the COVID-19 pandemic, deteriorating economic and trade relations between the United States and China and increased uncertainties in the global financial markets and industry;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including semiconductors, as a result of the COVID-19 pandemic, the invasion of Ukraine by Russia and ensuing sanctions against Russia, government policies and labor shortages, among others;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve, Korea and other central banks;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	adverse developments in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese yuan and the depreciation of the Won against such currencies), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, in particular in light of the Government’s ongoing efforts to provide emergency relief payments relating to COVID-19 to households and corporations in need of funding, which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	declines in consumer confidence and a slowdown in consumer spending in the Korean or global economy, in particular due to the COVID-19 pandemic;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	substantial changes in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	investigations of large Korean business groups and their senior management for possible misconduct;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil-producing countries in the Middle East (including a potential escalation of hostilities between the United States and Iran) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Our Internet address is https://www.kdb.co.kr.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	834,300
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	2,584,300

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-10.

(5)	The Exhibits as listed on pages II-4 to II-5.

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank (No. 33-38873).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank (No. 33-44818).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank (No. 33-156305).

B-3	-	Form of Amendment No. 1 to Fiscal Agency Agreement, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Korea Development Bank (No. 333-111608).

C-1	-	Form of Warrant Agreement, including form of Warrants.*

C-2	-	Form of Guarantee Agreement, including form of Guarantees, incorporated herein by reference to Exhibit C-2 to the Registration Statement of The Korea Development Bank (No. 333-97299).

C-3	-	Form of Solicitation Indemnification Agreement, incorporated herein by reference to Exhibit C-3 to the Registration Statement of The Korea Development Bank (No. 333-97299).

D-1	-	Consent of the Chief Executive Officer & Chairman of The Korea Development Bank (included on page II-6).

D-2	-	Power of Attorney of the Chief Executive Officer & Chairman of The Korea Development Bank.**

E-1	-	Consent of the Minister of Economy and Finance of The Republic of Korea (included on Page II-7).

E-2	-	Power of Attorney of the Minister of Economy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Korea Development Bank (No. 333-156305).

F	-	Consent of Nexia Samduk.

G-1	-	Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Development Bank Act, incorporated herein by reference to Exhibit H to the Registration Statement of The Korea Development Bank (No. 333-246071).

I	-	The Enforcement Decree of The Korea Development Bank Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Korea Development Bank (No. 333-246071).

J	-	The Articles of Incorporation of The Korea Development Bank, incorporated herein by reference to Exhibit J to the Registration Statement of The Korea Development Bank (No. 333-246071).

K-1	-	Form of Prospectus Supplement relating to The Korea Development Bank’s Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”), incorporated herein by reference to Exhibit K-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

K-2	-	Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank’s Series C Notes, incorporated herein by reference to Exhibit K-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

L	-	Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer or sale from time to time of the Series C Notes, incorporated herein by reference to Exhibit L to the Registration Statement of The Korea Development Bank (No. 333-6866).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19th Floor, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants).**

M-2	-	Opinion (including consent) of Shin & Kim LLC, D-Tower (D2), 17 Jongno 3-gil, Jongno-gu, Seoul, Korea, Korean counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.**

N-1	-	Form of the Series C Note that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

N-2	-	Form of the Series C Note that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

O	-	Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Korea Development Bank (No. 333-6866).

*	May be filed by amendment.

SIGNATURE OF THE KOREA DEVELOPMENT BANK

Pursuant to the requirements of the Securities Act of 1933, as amended, The Korea Development Bank has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 29th day of June, 2023.

THE KOREA DEVELOPMENT BANK

By:	SEOGHOON KANG*†
Chief Executive Officer & Chairman

†By:	/s/ SANG HOON WON
Sang Hoon Won
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 29th day of June, 2023.

THE REPUBLIC OF KOREA

By:	KYUNG-HO CHOO*†
Minister of Economy and Finance

†By:	/s/ MUNKYU PARK
Munkyu Park
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 29th day of June, 2023.

†By:	/s/ TAE JEONG YUN
Tae Jeong Yun

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 29th day of June, 2023.

†By:	/s/ KI CHEON CHANG
Ki Cheon Chang

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 29th day of June, 2023.

†By:	/s/ MUNKYU PARK
Munkyu Park

Financial Attaché
Korean Consulate General in New York